UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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T-Mobile US, Inc.

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T Mobile

Notice of 2021 Annual Meeting of Stockholders & Proxy Statement

Dear Stockholders,

We look forward to our 2021 annual meeting, and are of course mindful that our world has endured a pandemic, an economic crisis, and significant social and political unrest since we last met. We reflect with sorrow on the losses caused by the COVID-19 pandemic, and we recognize the social inequities it has brought to bear. These unprecedented challenges have truly reinforced T-Mobile’s mission – to be the best in the world at connecting customers to their world – and we humbly accept this opportunity to be a catalyst for good.

I also write to you further along in our journey as an integrated, combined company. The completion of the Sprint combination in April 2020 has already resulted in a truly supercharged Un-carrier, positioning us to deliver unparalleled network reliability, value and innovation. We integrated two iconic brands and exceeded expectations on delivering synergies, and our full-year financial performance proved that putting customers first is good for business, again translating customer growth into robust financial performance.

This journey has just begun, and we are well positioned to continue our momentum. As a pure play wireless company, we are setting our sights higher and taking on new growth ambitions by building the world’s best 5G network, expanding our addressable markets, and further unlocking our merger synergies. We are leading these initiatives with purpose, energized by the opportunities in front of us to create meaningful stockholder value while simultaneously unlocking the true potential of our network for our customers and our communities.

In 2021 and beyond, all of us at T-Mobile, from the frontline to the back office will continue to pursue our vision to be number one in customer choice and number one in customers’ hearts, with a diversity of experiences and perspectives. It is this passion for our customers and our inclusive culture that will continue to lay the groundwork for leadership in our industry.

We remain steadfast in displaying our Un-carrier spirit, and we are energized by the possibilities that lie ahead. Our team has rallied together around a love for our customers – something that will always set T-Mobile apart. We thank you for your continued support of T-Mobile, and we invite you to continue this journey with us.

Sincerely,

Mike Sievert

President and Chief Executive Officer

April 21, 2021

Notice of Annual Meeting of Stockholders

DATE: June 3, 2021	TIME: 8:00 a.m. PDT	LOCATION: Online only at www.virtualshareholder meeting.com/TMUS2021

AGENDA:

◾	Elect 13 director nominees named in the Proxy Statement to the Company’s Board of Directors;

◾	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

◾	Consider any other business that is properly brought before the Annual Meeting or any continuation, adjournment or postponement of the Annual Meeting.

Record Date: You can vote your shares if you were a stockholder of record at the close of business on April 7, 2021.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to virtually attend the Annual Meeting, please vote as soon as possible by internet, by telephone or by signing and returning your proxy card if you received a paper copy of the proxy card by mail.

Due to the potential travel, community gathering and other impacts of coronavirus disease 2019 (COVID-19), the Annual Meeting will again be held solely by means of remote communication, in a virtual only format. You will not be able to attend the Annual Meeting in person. You can virtually attend the Annual Meeting at the meeting time by visiting www.virtualshareholdermeeting.com/TMUS2021 and entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 8:00 a.m. PDT. Online check-in will begin at 7:45 a.m. PDT, and you should allow ample time for the online check-in procedures.

By hosting the Annual Meeting online, the Company is able to ensure the health and safety of its directors, officers, employees and stockholders. This approach also aligns with the Company’s broader sustainability goals. Attendance at the virtual Annual Meeting will provide you with the same rights to participate as you would have at an in-person meeting. Once admitted to the Annual Meeting, you may submit questions, vote or view our list of stockholders by following the instructions that will be available on the meeting website.

By Order of the Board of Directors, Timotheus Höttges Chairman of the Board of Directors April 21, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2021

The Proxy Statement and Annual Report to Stockholders are available at

https://t-mobile.com/Proxy2021 and https://www.proxyvote.com.

Proxy Statement Summary	1

Corporate Governance at T-Mobile	4

Environmental, Social and Governance	5

About the Board of Directors	10

Annual Board and Committee Evaluations	12

How to Communicate with our Board	12

Board Committees and Related Matters	13

Risk Oversight	17

Director Compensation	19

Director Nomination, Selection and Qualifications	20

Proposal 1 - Election of Directors	23

Executive Officers	31

Proposal 2 - Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2021	33

Pre-Approval Process	33

Fees Paid to PricewaterhouseCoopers LLP	33

Audit Committee Report	34

Executive Compensation	35

Compensation Discussion and Analysis	35

Compensation Committee Report	48

Executive Compensation Tables	49

Equity Compensation Plan Information	63

Security Ownership of Principal Stockholders and Management	66

Transactions with Related Persons and Approval	68

Related Person Transactions	68

Related Person Transaction Policy	68

Transactions with Deutsche Telekom and SoftBank	68

Questions and Answers About the Annual Meeting and Voting	80

Other Information and Business	83

Appendix A—Reconciliation of Non-GAAP Financial Measures	A-1

THIS SUMMARY HIGHLIGHTS INFORMATION YOU WILL FIND IN THIS PROXY STATEMENT. AS IT IS ONLY A SUMMARY, PLEASE REVIEW THE COMPLETE PROXY STATEMENT BEFORE YOU VOTE.

Annual Meeting Information
	DATE AND TIME: June 3, 2021 at 8:00 a.m. PDT	LOCATION: Online only at www.virtualshareholder meeting.com/TMUS2021	RECORD DATE: April 7, 2021	PROXY MAIL DATE: On or about April 21, 2021

How to Vote	BY INTERNET: Visit the website listed on your proxy card	BY PHONE: Call the telephone number on your proxy card	BY MAIL: Sign, date and return your proxy card in the enclosed envelope	AT THE ANNUAL MEETING: Vote electronically at the virtual Annual Meeting

Voting:	Each share of common stock is entitled to one vote for each director nominee and one vote for the other proposal to be voted on.

Admission:	You can virtually attend the Annual Meeting at the meeting time by visiting www.virtualshareholdermeeting.com/TMUS2021 and entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 8:00 a.m. PDT. Online check-in will begin at 7:45 a.m. PDT, and you should allow ample time for the online check-in procedures.

Annual Meeting Agenda and Vote Recommendations:

Matter		Board Vote Recommendation	Page Reference (for more details)

Proposal 1	Election of Directors	FOR	23

Proposal 2	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2021	FOR	33

In this Proxy Statement, “we,” “our,” “us,” “T-Mobile” and the “Company” refer to T-Mobile US, Inc. as a standalone company prior to April 1, 2020, the date we completed the Sprint Combination (as defined below), and after April 1, 2020, refer to the combined company as a result of the Sprint Combination. “Annual Meeting” refers to the 2021 Annual Meeting of Stockholders. We first made this Proxy Statement and form of proxy card available to stockholders on or about April 21, 2021.

⬛ PROXY STATEMENT 2021	1

Proxy Statement Summary

Good Corporate Governance Practices

Governance is real at T-Mobile. In connection with the business combination with MetroPCS Communications, Inc. completed in 2013 (the “Metro Combination”), T-Mobile became a publicly traded company with a significant stockholder, Deutsche Telekom AG (“Deutsche Telekom”). On April 1, 2020, we completed the merger with Sprint Corporation (“Sprint”) in an all-stock transaction (the “Sprint Combination”). Immediately after the Sprint Combination, we had two significant stockholders, Deutsche Telekom and SoftBank Group Corp. (“SoftBank”). Following the Sprint Combination, SoftBank sold 198,314,426 shares of T-Mobile’s common stock through synthetic secondary transactions effected through T-Mobile (the “SoftBank Monetization”). As a result of the SoftBank Monetization, as of March 31, 2021, Deutsche Telekom and SoftBank held, directly or indirectly, approximately 43.2% and 8.5%, respectively, of our outstanding common stock, with the remaining approximately 48.3% of our outstanding common stock held by other stockholders. In connection with the Sprint Combination, on April 1, 2020, Deutsche Telekom and SoftBank entered into a Proxy, Lock-up and ROFR Agreement (the “SoftBank Proxy Agreement”), and in connection with the SoftBank Monetization, on June 22, 2020, Deutsche Telekom, Marcelo Claure and Claure Mobile LLC (“Claure Mobile”), a Delaware limited liability company wholly owned by Mr. Claure, entered into a Proxy, Lock-up and ROFR Agreement (the “Claure Proxy Agreement” and together with the SoftBank Proxy Agreement, the “Proxy Agreements”). As a result of the Proxy Agreements, as of March 31, 2021, Deutsche Telekom has voting control over approximately 52.1% of the outstanding T-Mobile common stock, including approximately 0.4% of the outstanding T-Mobile common stock held by Claure Mobile.

Deutsche Telekom has the right to designate 10 of our directors. As a result, we have stockholder representation on our Board. The Nominating and Corporate Governance Committee has the right to designate three of our directors, all of whom are independent based on the applicable NASDAQ and SEC rules. Directors approach each Board decision with a mindset that is intellectually independent from management. In addition, our Board has structured our corporate governance program to promote the long-term interest of stockholders, strengthen the Board’s and management’s accountability and help build public trust in the Company.

Unclassified Board and Annual Election of Directors

Annual Board and Committee Self-Evaluations

13 Director Nominees

No Poison Pill

Separation of Chairman and Chief Executive Officer Roles

Stockholder Right to Call Special Meeting and Act by Written Consent

Lead Independent Director

Anti-Hedging, Anti-Short Sale and Anti-Pledging Policies

Independent Chairs of the Audit, Compensation and Nominating and Corporate Governance Committees

Executive Compensation Driven by Pay for Performance

Regular Executive Sessions of Independent Directors

Stock Ownership Guidelines for Executive Officers and Directors

Comprehensive Risk Oversight by the Board and its Committees

Clawback Policy to Recapture Incentive Payments

T-MOBILE CAPS THE BEST YEAR EVER IN 2020, MEETING OR EXCEEDING GUIDANCE AS IT LEVERAGES A SYNERGY-BACKED MODEL TO SIMULTANEOUSLY DELIVER CUSTOMER GROWTH AND PROFITABILITY

On April 1, 2020, we closed the Sprint Combination, which enhanced our spectrum portfolio, increased our customer base, altered our product mix and created opportunities for synergies in our operations. We added 5.5 million postpaid net customers in 2020, the best in the industry and the most in Company history. The total customer count increased to a record-high of 102.1 million.

While completing the Sprint Combination and integrating the companies, we continued to successfully translate customer growth into strong financial results.

2	PROXY STATEMENT 2021 ⬛

Proxy Statement Summary

We ended 2020 with total revenues of $68.4 billion, total service revenues of $50.4 billion, net income of $3.1 billion, and Adjusted EBITDA of $24.6 billion. We delivered $1.3 billion of synergies from the Sprint Combination in full-year 2020.

With the first and largest nationwide 5G network, at the end of 2020, our Extended Range 5G covered 280 million people across 1.6 million square miles and our Ultra Capacity 5G covered 106 million people.

Our stock price increased by 58.4% from April 1, 2020 (the closing date of the Sprint Combination) to December 31, 2020 and 72.0% in 2020.

Adjusted EBITDA is a non-GAAP financial measure. This non-GAAP financial measure should be considered in addition to, but not as a substitute for, the information provided in accordance with U.S. generally accepted accounting principles (“GAAP”). A reconciliation to the most directly comparable GAAP financial measure is provided in Appendix A to this Proxy Statement.

Executive Compensation Highlights – Paying for Performance

Our executive compensation program is aligned with our business strategy and is designed to attract and retain top talent, reward short-term and long-term business results and exceptional individual performance, and, most importantly, maximize stockholder value.

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

WHAT WE DO

Emphasis on pay for performance

Independent compensation consultant

Executive and director stock ownership guidelines

Clawback policy to recapture incentive payments

Use of multiple performance measures and caps on potential incentive payments

Substantial majority of target total compensation is variable

Use of executive compensation statements (“tally sheets”)

Annual risk assessment of compensation programs

WHAT WE DON’T DO

No short-selling, hedging or pledging of the Company’s securities

No excise tax gross-ups

No guaranteed bonuses

No plans that encourage excessive risk taking

No single-trigger payments or vesting of equity awards upon a change in control

No significant perquisites

⬛ PROXY STATEMENT 2021	3

T-Mobile Is Committed to Good Corporate Governance

Our corporate governance practices and policies promote the long-term interests of our stockholders, strengthen the accountability of our Board and management and help build public trust.

Our Board has established a boardroom dynamic that encourages meaningful and robust discussions based on each director’s unique and diverse background, resulting in informed decision-making that seeks to maximize stockholder value and promotes stockholder interests. Directors exercise thorough oversight of decisions regarding the Company’s strategy and outlook. The Board regularly reviews developments in corporate governance and updates its practices and governance materials as it deems necessary and appropriate.

Key Governance Materials

Certificate of Incorporation
Bylaws
Corporate Governance Guidelines
Director Selection Guidelines
Stockholders’ Agreement
Charter for Each Board Committee
Code of Business Conduct
Code of Ethics for Senior Financial Officers
Speak Up Policy (f.k.a. Whistleblower Protection Policy)
Supplier Code of Conduct

These documents are available under the “Governance” section of our website at http://investor.t-mobile.com or are included in our filings with the Securities and Exchange Commission (“SEC”). In addition, our key Privacy Notices are available on our website at https://www.t-mobile.com/privacy-center.

4	PROXY STATEMENT 2021 ⬛

Corporate Governance at T-Mobile

Environmental, Social and Governance

T-Mobile is committed to leading responsibly. Our merger with Sprint has only deepened this resolve, recognizing that our role as a major employer, provider of essential services to our customers, and driver of commerce in our communities provides us with an enormous opportunity to be a catalyst for change on a larger scale. We believe we have a responsibility to invest in a more sustainable and inclusive future for everyone and to do the right thing for our people, our society and for the environment.

This last year we doubled down on efforts to invest in our people as we navigated the COVID-19 pandemic (the “Pandemic”) and brought together two amazing cultures to create an even stronger Team Magenta. Critical to our success has been our unwavering commitment to health and safety as well as diversity, equity and inclusion.

We have also focused on leveraging our strengths to help our communities by enhancing our efforts to bridge the digital divide and improve access to wireless connectivity for all regardless of location or income. We are not just responding to current events, we are doing the work to promote the long-term advancement of digital equity and inclusion across the country.

In addition to investing in our people and communities, we have remained steadfast in our commitment to reducing our contribution to climate change and improving the environmental sustainability of our operations.

Underpinning each of our actions is our ongoing commitment to upholding responsible governance practices that ensure accountability, risk oversight and effective leadership at every level of the Company.

⬛	OUR COVID-19 RESPONSE	⬛

The Pandemic touched everyone in 2020, the effects of which are still being felt. T-Mobile has taken a variety of steps to help mitigate the impact of the Pandemic on our customers and to help protect the health and well-being of our workforce and communities.

To Support Our Employees

Prior to the Sprint Combination, approximately 80% of T-Mobile and 70% of Sprint company-owned store locations and many third-party retailer locations that sold T-Mobile, Metro by T-Mobile and Sprint brands were temporarily closed. In compliance with various state regulations, we have since reopened substantially all of these stores. We supplemented pay for certain of our retail employees and commissions for third-party dealers and provided access to incremental paid time off for employees experiencing symptoms, taking care of children who were home due to school closures or caring for individuals impacted by the Pandemic.

We implemented remote working arrangements for non-retail employees where possible, which included transitioning a significant portion of our internal and global care employees to a work-from-home environment. We continue to encourage healthy practices and have increased cleaning and sanitation in each of our facilities and stores.

To Keep Our Customers Connected

We committed to the FCC’s Keep Americans Connected pledge in March 2020, and at the FCC’s request, we later extended our commitment to June 30, 2020. During this period, we refrained from terminating service to any residential or small business customers if they were unable to pay their bills due to disruptions caused by the Pandemic, and we waived any late fees that any residential or small business customers incurred because of their economic circumstances related to the Pandemic. We also partnered with multiple spectrum holders and the FCC to successfully deploy additional 600 MHz spectrum through June 30, 2020 – effectively doubling total 600 MHz LTE capacity across the nation – to help ensure customers stay connected. After June 30, 2020, we continued to work with our customers to help them maintain their service and become current on their accounts while avoiding financial hardship.

We implemented additional measures throughout 2020 to help T-Mobile customers, including our Metro by T-Mobile and Lifeline customers, remain connected. In November 2020, we became the first wireless provider to activate the nationwide 988-emergency lifeline for our customers, providing immediate access to lifesaving mental health services.

⬛ PROXY STATEMENT 2021	5

Corporate Governance at T-Mobile

Despite the difficult retail environment in 2020, T-Mobile delivered for our customers. We leveraged digital options such as virtual retail plus mobile and curbside fulfillment to create a safe and convenient environment for customers to drop in, chat with a Mobile Expert, make upgrades, and get the latest deals. We continue to monitor the Pandemic and its impacts, keeping in mind the critical role we play in connecting customers to their world throughout this extraordinary time.

⬛	INVESTING IN OUR PEOPLE	⬛

Diversity, Equity and Inclusion

We are a company of approximately 75,000 diverse and amazing employees, and it’s this diversity that fuels the Un-carrier spirit. Our ability to continue to deliver growth and profitability would be impossible without our employees, and the challenges of 2020 brought to the forefront just how valuable our team is. We are a stronger company and can better serve our customers when we bring together the unique talents, backgrounds and perspectives of every person on our team.

People of Color	People of Color Who are Managers	People of Color Who are Executives	Women	Women Who are Managers	Women Who are Executives

*	Data shown above is as of June 2020.

But we are not standing still. We recognize that diversity, equity and inclusion (DE&I) will touch every aspect of T-Mobile’s future as a bigger and better company, and it will take bold action from all of us to get there. We are on a mission to embed DE&I across everything we do. We refer to this mission as our Equity in Action Plan, and it includes our investment in our people, the products and services we offer, and how we serve our communities. This strong commitment to DE&I plays an integral role in our culture, which includes a $25 million investment in our community over the next five years.

We continue to complete initiatives in support of this Equity in Action Plan and in other spaces where we see opportunities to make a positive impact. We are focused on creating career pathways for those who serve our country, with a mission to hire 10,000 veterans and military spouses by 2023. In February 2021, we committed to donate $1 million to the Thurgood Marshall College Fund, fostering a partnership to launch the Magenta Scholars Program that provides scholarships for students at historically black colleges and universities.

We encourage every employee to be part of this effort and to be exactly who or what they want to be. We create a sense of belonging through our six Employee Resource Groups (with four sub-affinity groups) and more than 50 DE&I chapters across the United States and Puerto Rico.

NEARLY 40% EMPLOYEE INVOLVEMENT

Women and Allies Network	Accessibility Community at T-Mobile	Veterans and Allies Network
17,876	11,418	12,263

members	members	members

Multicultural Alliance	Multigenerational Network	PRIDE
19,582	13,491	13,586

members	members	members

We strive to create an environment where every employee feels valued for who they are and equipped to offer the best care for our customers. In 2020, T-Mobile was recognized with 44 national, regional and local awards and recognitions that named us a great place to work, including Fortune’s 100 Best Companies to Work For in each of the past four years.

6	PROXY STATEMENT 2021 ⬛

Corporate Governance at T-Mobile

Human Capital Management

The wireless industry is constantly changing, and we have a responsibility to recognize how that affects our employees and their success at T-Mobile. We believe in providing opportunities for all employees to improve their skills and advance their careers, and we do so in a variety of ways, including:

◾	Thousands of professional development resources to make every day a day of learning

◾	DE&I learning that is rooted in our value of One Team, Together, through development opportunities

◾

Learning resources that help employees live T-Mobile’s values and support our customers and fellow employees, including Professional Standards Training, Stay Healthy Together, and T-Mobile Values and leadership behaviors

◾	Job search and interview tips to help employees grow their careers at T-Mobile

◾	Enterprise mentoring where we facilitate one-on-one mentoring relationships to provide a way to get career advice and expand networks

◾	A customer care organization that uses over 96 types of programs to train over 42,000 front line representatives and leaders

◾	Training for employees with disabilities pursuant to U.S. Department of Labor standards

◾	An integration hub to bring all T-Mobile employees onto a common set of tools and resources after the Sprint Combination

◾	Resources to support teams, employees and their families during the Pandemic

⬛	INVESTING IN SOCIETY	⬛

We are committed to using our transformational network and our scale to be a catalytic force for good in our communities.

T-MOBILE CONNECT A groundbreaking prepaid service offering that will deliver a new competitive $15 per month prepaid option to everyone.	PROJECT 10MILLION A $10.7 billion service commitment to eradicate the “homework gap” by offering free service, hotspots, and devices to 10 million households around the U.S. over five years.	CONNECTING HEROES 10-year commitment to provide free 5G service—unlimited talk, text, and smartphone data—to public and non-profit state and local first- responder agencies.

In September 2020, T-Mobile launched Project 10Million, our commitment to eradicate the schoolwork gap. Project 10Million represents a $10.7 billion, five-year commitment aimed at delivering internet connectivity to millions of underserved student households at no cost to them. Partnering with school districts across the country, the program offers free wireless hotspots, free high-speed data and access to laptops and tablets, at-cost. In recognition of the unique challenges that schools face due to the Pandemic, we are also offering school districts low-cost options for increased and unlimited monthly data plans to provide free connectivity to their students.

⬛ PROXY STATEMENT 2021	7

Corporate Governance at T-Mobile

Beyond the classroom, we are working to make connectivity affordable by providing lower-cost wireless services through T-Mobile Connect. We remain focused on bringing 5G to rural America to end the digital divide, and customers in these geographies are benefitting from having access to faster speeds for both mobile and home broadband. Connecting Heroes is T-Mobile’s 10-year commitment to provide free smartphone service and 5G access to state and local nonprofit first-responder agencies across the nation — an effort to help America’s frontline heroes at the most critical times.

2020

48,000+	11,000+	$4M+	$16M+

Employee Volunteer Hours	Nonprofits Supported	Donated by Employees	Donated by T-Mobile and the T-Mobile Foundation

We know our employees are at the heart of the good we do. They serve as champions for their local communities, and we are empowering each of them to support the causes they care about most. We are proud to match our employees’ donation dollars and volunteer hours, up to $2,000 per employee per year. Through our matching program and employee grant programs, our employees and the T-Mobile Foundation donated more than $9 million to communities in 2020. The Foundation issued an additional $1.3 million in grants in 2020 to support multiple organizations, with the majority focused on underserved youth. T-Mobile also gave more than $9 million to multiple non-profit organizations in 2020, including over $4 million to Pandemic-focused relief efforts.

One of our most important responsibilities is to connect customers to their world, especially in times of crisis. We donated over $1.3 million in 2020 in calls, texts, and equipment to keep customers connected during times of crisis, including throughout the Pandemic.

We stand ready to support communities with network response teams, telecommunications infrastructure and employee volunteers to lend a hand and ensure network reliability. For business and government customers, T-Mobile’s Persistent Communications solution combines Wi-Fi calling with the ability to access satellite services for back-haul connectivity. This allows first responders and incident commanders to stay connected using their everyday Wi-Fi-enabled phones, even when commercial wireless networks are out of service.

⬛	OUR SHARED WORLD	⬛

T-Mobile is taking action to create a more sustainable future for all. Responsibly managing our energy use allows us to make a difference in our environment and within our industry, and we are making the most of this opportunity in a variety of ways, including our commitment to renewable energy. We received an ‘A’ grade on CDP’s 2020 Climate Change list for our leadership in environmental ambition, action and transparency.

Climate Action

Every company faces climate change risk, and T-Mobile remains committed to addressing these risks. We were the first in the U.S. wireless industry to set science-based targets (SBTs) that address Scope 1, 2 and 3 emissions, ensuring the goals we set will drive meaningful, impactful results as we mitigate the risks of climate change.

Setting SBTs also future proofs our goals as we continue to grow as a company. We have already reduced scope 1 and 2 emissions by more than 477,000 metric tons in 2021, representing a 19% decrease compared to 2020 even as our Company grew in a lot of ways – from our revenue to our customer base, and the amount of data our customers use. T-Mobile has also achieved a 14.5% reduction compared to 2020 in our scope 3 emissions per customer. We also continue to emphasize recycling and compost initiatives across our facilities, resulting in the avoidance of 40,000 metric tons of CO2 emissions in 2020.

8	PROXY STATEMENT 2021 ⬛

Corporate Governance at T-Mobile

Renewable Energy

We believe the future is renewable. That’s why T-Mobile is a member of RE100 – a collaborative, global initiative uniting influential businesses committed to 100% renewable energy. We remain the first and only U.S. wireless carrier to commit to using 100% renewable energy. Our merger with Sprint caused us to nearly double our carbon footprint. Staying true to our original pledge, we are on track to supply 100% of our electrical energy usage across our business and network with renewable energy by the end of 2021.

We are achieving this goal by funding renewable energy projects and purchasing renewable energy to account for every unit of electricity the Company consumes. In 2020, we increased our procurement of renewable energy by 44%. We have signed a total of nine wind or solar agreements to date, each spanning a commitment from 12 to 20 years.

As we continue to expand our network footprint and improve performance, we also continue to implement energy efficient initiatives across our operations.

◾	Deploying more energy efficient technologies that reduce the demands of heating and cooling our cellular equipment

◾	Using energy-wise features such as LED lighting, upgrading heating and cooling equipment to reduce energy consumption and participating in green power initiatives across our operations

Recycling

T-Mobile handles a range of smartphones, accessories and batteries, and we provide a solution to recycle each of these the right way. We also require suppliers and partners that repair and recycle these devices to be certified to the industry leading R2 standard, which provides a common set of processes, safety measures and documentation requirements. Our cell phone recycling and reuse program helped nearly seven million T-Mobile phones be reused or resold in 2020 alone.

⬛	DATA PRIVACY AND CYBERSECURITY	⬛

T-Mobile is committed to maintaining the trust of our customers, employees, partners, and the public by respecting the personal information entrusted to us and handling it responsibly. Our Information Security and Privacy Council oversees T-Mobile’s privacy and security programs, and our Enterprise Risk and Compliance Committee is responsible for T-Mobile’s risk management and compliance activities. Our Board of Directors maintains oversight in each of these areas via periodic updates to our Nominating and Corporate Governance Committee and the Board. Our Audit Committee also receives updates as appropriate.

We are committed to responsible data use, including as defined by the CTIA Consumer Code of Conduct and the Digital Advertising Alliance’s Self-Regulatory Principles for Online Behavioral Advertising. We use a variety of administrative, technical and physical security measures to protect our customers’ personal data while it is under our control. We maintain security incident response plans to investigate and remediate incidents involving unauthorized access to personal data, and we are constantly evolving our safeguards to respond to new risks.

We equip our employees with the knowledge necessary to carry out proper privacy and security practices. Every T-Mobile employee and key contractor receives privacy training. This basic training is supplemented by our Security and Privacy Ambassador Network comprised of a team of privacy experts embedded throughout the Company and managed by T-Mobile’s Privacy Team. The Privacy Center on the T-Mobile website provides employees and consumers the tools to access T-Mobile’s Privacy Policies, understand how T-Mobile uses personal data, and navigate the choices we offer for control of data use and sharing.

⬛ PROXY STATEMENT 2021	9

Corporate Governance at T-Mobile

About the Board of Directors

GOVERNANCE FRAMEWORK AND CODE OF BUSINESS CONDUCT

Our Board has adopted Corporate Governance Guidelines that, together with our certificate of incorporation, our bylaws and the Second Amended and Restated Stockholders’ Agreement we entered into with Deutsche Telekom and SoftBank on June 22, 2020 (the “Stockholders’ Agreement”), provide a framework for the effective governance of the Company.

The Board also adopted our Code of Business Conduct, which establishes the standards of ethical conduct applicable to our directors, officers and employees. In addition, we have a Code of Ethics for Senior Financial Officers. In the event of a waiver by the Board of any Code of Business Conduct or Code of Ethics for Senior Financial Officers provisions applicable to directors or executive officers, we will promptly disclose the Board’s actions on our website.

OUR BOARD AND DIRECTOR INDEPENDENCE

Our Board consists of 13 directors, one of whom is currently employed by the Company. We are required to have a “National Security Director” pursuant to our national security commitments entered into in connection with the Sprint Combination. Mr. Kappes served in such capacity until his resignation from the Board on April 6, 2021. Pursuant to our certificate of incorporation and the Stockholders’ Agreement, Deutsche Telekom has certain rights to designate director nominees and to have such designees serve on the committees of the Board. See “Transactions with Related Persons and Approval—Transactions with Deutsche Telekom and SoftBank—Stockholders’ Agreement” for more information.

WE ARE A CONTROLLED COMPANY WITH CERTAIN EXEMPTIONS

Since Deutsche Telekom and SoftBank hold approximately 43.2% and 8.5%, respectively, of our outstanding shares of common stock as of March 31, 2021, and pursuant to the Proxy Agreements, Deutsche Telekom has voting control, as of March 31, 2021, over approximately 52.1% of the outstanding shares of our common stock (including approximately 0.4% of the outstanding shares of common stock held by Claure Mobile), we are deemed a “controlled company” under the NASDAQ Stock Market LLC (“NASDAQ”) rules. These rules exempt “controlled companies,” like us, from certain corporate governance requirements, including: (i) that a majority of our Board be independent, (ii) that our Nominating and Corporate Governance Committee be composed entirely of independent directors, and (iii) that our Compensation Committee be composed entirely of independent directors. In addition, we rely on the exemption for controlled companies from NASDAQ rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act that relate to compensation committee consultants.

DIRECTOR INDEPENDENCE

On an annual basis, our Board evaluates the independence of each director, including nominees for election to the Board, in accordance with NASDAQ rules and our Corporate Governance Guidelines. For certain types of relationships, NASDAQ rules require us to consider a director’s relationship with the Company, and also with any parent or subsidiary in a consolidated group with the Company, which includes Deutsche Telekom and its affiliates. Each of the following directors or director nominees is an “independent director” under NASDAQ rules and our Corporate Governance Guidelines:

⬛ Srikant M. Datar* ⬛ Lawrence H. Guffey** ⬛ Bavan M. Holloway	⬛ Teresa A. Taylor* ⬛ Kelvin R. Westbrook*

*	The Board has determined that each member of the Audit Committee meets the heightened independence criteria applicable to audit committee members under NASDAQ and SEC rules.
**	Mr. Guffey is not nominated for re-election at the Annual Meeting.

BOARD LEADERSHIP

OUR CHAIRMAN AND OUR CHIEF EXECUTIVE OFFICER ROLES ARE SEPARATED

We believe that separating the roles of Chief Executive Officer and Chairman of the Board is appropriate for the Company and in the best interests of the Company and its stockholders at this time. Timotheus Höttges, Deutsche Telekom’s Chief Executive Officer, is the Chairman of the Board. Key responsibilities of our Chairman include:

◾	Managing the overall Board function

◾	Chairing all regular sessions of the Board

◾	Establishing the agenda for each Board meeting in consultation with the lead independent director, our Chief Executive Officer and other senior management, as appropriate

◾	Assisting in establishing, coordinating and reviewing the criteria and methods for evaluating, at least annually, the effectiveness of the Board and its committees

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The separation of the offices allows Mr. Höttges to focus on management of Board matters and allows our Chief Executive Officer to focus on managing our business. Additionally, we believe the separation of the roles ensures the objectivity of the Board in its management oversight role, specifically with respect to reviewing and assessing our Chief Executive Officer’s performance. The Board believes that its role in risk oversight did not impact the leadership structure chosen by the Board.

WE HAVE A LEAD INDEPENDENT DIRECTOR

Our Board has also chosen to appoint a lead independent director. Teresa A. Taylor is our current lead independent director. Key responsibilities of our lead independent director include:

◾	Coordinating the activities of our independent directors

◾	Calling and presiding over the executive sessions of the independent directors

◾	Functioning as a liaison between the independent directors and the Chairman of the Board and/or the Chief Executive Officer

◾	Providing input on the flow of information to the Board, including the Board’s agenda and schedule

BOARD MEETINGS AND DIRECTOR ATTENDANCE

Our Board meets regularly throughout the year. Committees typically meet the day prior to the Board meeting, and, depending on the schedule of the Board meeting, the Audit Committee holds additional meetings in connection with quarterly earnings releases. Directors are expected to attend all meetings of the Board and each committee on which they serve, as well as the Annual Meeting of Stockholders. At each regularly scheduled Board meeting (or more frequently if necessary), time is set aside for executive sessions where outside (non-management) directors meet without management present. In addition, our Corporate Governance Guidelines require the independent directors to meet at least twice each year in executive session, with the lead independent director presiding at such executive session.

◾	Our Board met 12 times during 2020

◾	Each director attended at least 75% of the total number of meetings of the Board and Board committees on which he or she served

◾	All directors who then served on the Board, other than one, attended our 2020 Annual Meeting of Stockholders

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Annual Board and Committee Evaluations

The Nominating and Corporate Governance Committee oversees the annual Board and committee self-evaluation process. In 2020, the Committee engaged an outside consultant to coordinate and provide insight on the annual self-evaluation process.

THE BOARD IS COMMITTED TO A COMPREHENSIVE SELF-EVALUATION PROCESS TO REVIEW THE BOARD’S AND EACH COMMITTEE’S OVERALL EFFECTIVENESS.

BOARD EVALUATION PROCESS

STEP 1

BEGIN EVALUATION PROCESS

The Chair of the Nominating and Corporate Governance Committee initiates, with the assistance of the Corporate Secretary, the annual evaluation process by engaging an outside evaluation consultant.

STEP 2

EVALUATION

Working closely with management, the outside consultant distributes comprehensive questionnaires to each director soliciting feedback on the Board's and each relevant committee's effectiveness, covering topics such as:

- ✓ Strategic Oversight
- ✓ Scope & Content of Presentations
- ✓ Risk Management
- ✓ Succession Planning

STEP 3

ANALYSIS

The outside consultant reviews the responses and prepares an executive summary for the Board and each committee, which includes an overview of director responses and guidance on any material issues. The Chair of the Nominating and Corporate Governance Committee reviews the reports together with management and works directly with the consultant to evaluate the findings.

STEP 4

RESULTS AND FINDINGS

The Nominating and Corporate Governance chair, with assistance from the outside consultant, presents the results and findings to the Board. Each committee reviews the committee results and findings.

STEP 5

FOLLOW UP

Results requiring additional consideration are addressed at subsequent board and committee meetings and reported back to the Board, where appropriate.

How to Communicate With Our Board

You may contact the Chairman of the Board, the Board as a whole, the lead independent director, or any individual director as follows:

T-Mobile US, Inc. The Board of Directors c/o Corporate Secretary 12920 SE 38th Street Bellevue, Washington 98006	After receipt, communications will generally be forwarded to the Chairman of the Board, the whole Board, the lead independent director or specific directors as the Corporate Secretary deems appropriate based on the content of, and the matters raised in, the communications. Communications that are unrelated to the duties and responsibilities of the Board or are unduly hostile, threatening, potentially illegal or similarly unsuitable will not be forwarded. Responses to letters and any communications that are excluded are maintained by the Company and are available to any director upon request.

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Board Committees and Related Matters

Our Board has six standing committees: Audit, CEO Selection, Compensation, Executive, Nominating and Corporate Governance and Transaction. The CEO Selection and Transaction Committees were formed upon the Sprint Combination. The Board makes committee and committee chair assignments annually at its meeting immediately following the Annual Meeting of Stockholders, although further changes may be made from time to time as deemed appropriate by the Board.

Each committee has a Board-approved charter, which is reviewed annually by the respective committee. Recommended changes, if any, are submitted to the Board for approval. Each committee may retain and compensate consultants or other advisors as necessary for it to carry out its duties, without consulting with or obtaining the approval of the Board or the Company. A copy of the charter for each standing committee can be found on the Investor Relations section of our website at http://investor.t-mobile.com by selecting “Governance Documents” under the “Governance” tab.

Audit Committee

As more fully described in its charter, the primary responsibilities of the Audit Committee are to:

◾  Assist the Board in oversight of the integrity of the Company’s financial statements and the financial reporting process, disclosure controls and procedures and internal audit functions

◾  Directly appoint, compensate and retain our independent auditor, including the evaluation of the independent auditor’s qualifications, performance and independence

◾  Pre-approve the retention of the independent auditor for all audit and such non-audit services as the independent auditor is permitted to provide the Company and approve the fees for such services

◾  Discuss and oversee the Company’s financial risk assessment and risk management

◾  Develop and oversee compliance with the Code of Ethics for Senior Financial Officers

◾  Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters

◾  Review and approve all related person transactions pursuant to the Company’s Related Person Transaction Policy

Our Board has determined that each member of the Audit Committee meets all of the requirements for audit committee members under applicable NASDAQ rules, and each of Messrs. Datar and Westbrook is an “audit committee financial expert” as defined in applicable SEC rules.

Chair: Srikant M. Datar Additional Members Teresa A. Taylor Kelvin R. Westbrook Meetings Held in 2020: 13

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Chair: Kelvin R. Westbrook Additional Members Marcelo Claure Christian P. Illek Raphael Kübler Michael Wilkens Meetings Held in 2020: 7 Section 16 Subcommittee: Kelvin R. Westbrook Lawrence H. Guffey

Compensation Committee

As more fully described in its charter, the primary responsibilities of the Compensation Committee are to:

◾  Review and approve the Company’s overall executive compensation philosophy and its programs, policies and practices regarding the compensation of its executive officers at least annually

◾  Review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives and determine and approve the Chief Executive Officer’s compensation

◾  Review and approve annual and long-term compensation for and all compensation arrangements to be entered into with the Company’s executive officers

◾  Oversee the development of succession plans for the Chief Executive Officer and senior management

◾  Assist the Board in reviewing the results of any stockholder advisory votes, or respond to other stockholder communications that relate to executive officer compensation, and consider whether to make or recommend adjustments to the Company’s policies and practices as a result of such votes or communications

◾  Review a report from management regarding potential material risks, if any, created by the Company’s compensation policies and practices

◾  Review and make recommendations to the Board with respect to compensation for non- employee members of the Board

◾  Review and make recommendations to the Board with respect to all Company equity compensation plans and oversee the administration of such plans

◾  The Section 16 Subcommittee has the authority to approve all equity or equity-based awards granted to the Company’s officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that if the Section 16 Subcommittee does not consist of at least two directors, the full Board shall have such authority.

Compensation Committee

THE COMPENSATION COMMITTEE HAS ENGAGED AN INDEPENDENT COMPENSATION CONSULTANT

The Compensation Committee has retained Mercer (a wholly owned subsidiary of Marsh & McLennan Companies, Inc.), a well-recognized employee benefits and compensation consulting firm, as its independent compensation consultant. Mercer assists the Compensation Committee in its evaluation of the compensation and benefits provided to the Chief Executive Officer and the other executive officers. Mercer generally attends Compensation Committee meetings at which executive officer compensation is discussed and provides information, research and analysis pertaining to executive compensation as requested by the Compensation Committee. Mercer also updates the Compensation Committee on market trends. During 2020, the aggregate fees for such services were approximately $366,000. In addition, Mercer provided services to the Company for investment and benefits consulting and retirement plan consulting, which services were approved by the Compensation Committee without specific recommendation from management. The aggregate fees for such services were approximately $349,000.

∎  The Compensation Committee determined that Mercer is (and was, during 2020) independent and that its engagement does not (and did not, during 2020) present any conflicts of interest that would prevent Mercer from serving as an independent consultant to the Compensation Committee.

∎  Mercer also determined that it was independent from management and confirmed this in a written statement delivered to the Compensation Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2020, the following individuals served on the Compensation Committee for all or part of the year: Messrs. Claure, Ronald D. Fisher, Guffey, Illek, Kübler, Langheim, Westbrook and Wilkens. Mr. Fisher resigned from the Board as a director effective June 22, 2020. No member of the Compensation Committee who served during 2020 was an officer or employee of the Company or any of its subsidiaries during the year, was formerly a Company officer or had any relationship otherwise requiring disclosure as a compensation committee interlock.

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CEO Selection Committee

As more fully described in its charter, the primary responsibilities of the CEO Selection Committee are to:

◾  Select, appoint, hire, fire and recall from office the Chief Executive Officer of the Company

◾  Consult with SoftBank as required for certain decisions to fire and recall from office the Chief Executive Officer of the Company

    Chair: Timotheus Höttges

    Additional Members

    Marcelo Claure

    Christian P. Illek

    Thorsten Langheim

    Teresa A. Taylor

    Meetings Held in 2020: 0*

    *Per the CEO Selection Committee’s

    charter, the Committee meets as often

    as it determines necessary

Executive Committee

As more fully described in its charter, the primary responsibilities of the Executive Committee are to:

◾  Monitor the Company’s operating performance relative to its operating objectives, strategy, plans and actions

◾  Provide management with feedback regarding the Company’s operating objectives, strategy, plans, and actions, as well as the Company’s operating performance

◾  Consider strategic operating goals, opportunities and risks

◾  Recommend changes to the Company’s operating objectives, strategy, plans, and actions for consideration by the Board, as appropriate

    Chair: Timotheus Höttges

    Additional Members

    Marcelo Claure

    Lawrence H. Guffey

    Christian P. Illek

    Raphael Kübler

    Thorsten Langheim

    G. Michael Sievert

    Meetings Held in 2020: 0*

    *Per the Executive Committee’s charter,

    the Committee meets as often as it

    determines necessary

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Chair: Teresa A. Taylor Additional Member Dominique Leroy Meetings Held in 2020: 5

Nominating and Corporate Governance Committee

As more fully described in its charter, the primary responsibilities of the Nominating and Corporate Governance Committee are to:

◾  Subject to the terms of the Company’s certificate of incorporation and the Stockholders’ Agreement, review, approve and recommend for Board consideration director candidates based on the director selection guidelines then in effect, and advise the Board with regard to the nomination or appointment of such director candidates

◾  Periodically review and make recommendations to the Board regarding the appropriate size, role and function of the Board

◾  Develop and oversee a process for an annual evaluation of the Board and its committees

◾  Monitor the process for preparing agendas for, organizing and running Board meetings (including the occurrence of regular executive sessions) in coordination with the Chairman of the Board and Chief Executive Officer

◾  Recommend to the Board, as appropriate, the number, type, functions, and structure of committees of the Board, and the chairperson of each such committee

◾  Develop and oversee compliance with the Code of Business Conduct for all employees, officers and directors

◾  Discuss the Company’s risk assessment and risk management policies, as well as annually review the implementation and effectiveness of our compliance and ethics programs

◾  Periodically review the Company’s report on political and charitable contributions and other environmental, sustainability, and corporate social responsibility matters

◾  Periodically review the Company’s director orientation program and recommend changes, as appropriate

◾  Monitor, plan and support continuing education activities of the directors

◾  Develop, update as necessary and recommend to the Board corporate governance principles and policies

Chair: Thorsten Langheim

Additional Members

Lawrence H. Guffey

Christian P. Illek

Kelvin R. Westbrook

Meetings Held in 2020: 0*

*Per the Transaction Committee’s

charter, the Committee meets

as often as it determines

necessary

Transaction Committee

As more fully described in its charter, the primary responsibilities of the Transaction Committee are to:

◾  Evaluate with the Company’s management and provide recommendations to the Board with respect to proposed strategic transactions for the Company and its businesses, including, but not limited to, mergers, acquisitions, divestitures, joint ventures, and other similar transactions

◾  Monitor the progress of pending and potential strategic transactions involving the Company, its businesses and its competitors

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Risk Oversight

MANAGEMENT’S ROLE IN RISK OVERSIGHT

Management of the Company, including the Chief Executive Officer and other executive officers, is primarily responsible for managing the risks associated with the business, operations, and financial and disclosure controls. Management conducts a quarterly enterprise-wide risk assessment and considers financial, integration, strategic, IT, technology, operational, compliance, legal/regulatory, and reputational risks to the Company. In addition, management conducts an annual fraud risk assessment. The results of these assessments are considered in connection with the operational, financial, and business activities of the Company.

Management Has Established a Third-Party Risk Management Program

Management has established a centralized Third-Party Risk Management program to evaluate multiple aspects of risk related to doing business with third parties, including, but not limited to, cybersecurity, geopolitical, privacy, financial, anti-corruption, fourth-party risks and risks relating to foreign ownership and compliance with national security commitments.

Management Has Established an Enterprise Risk and Compliance Committee and an Information Security and Privacy Council

The Enterprise Risk and Compliance Committee oversees risk management and compliance activities as a means of bringing risk issues to the attention of senior management. Responsibilities for risk management and compliance are distributed throughout various functional areas of the business, and the Enterprise Risk and Compliance Committee regularly meets and reviews the Company’s activities in these areas.

The Information Security and Privacy Council oversees the strategic governance and prioritization of the Company’s information security and privacy initiatives.

THE BOARD’S ROLE IN RISK OVERSIGHT

Selective Delegation of Risk Oversight to Committees

While the full Board has overall responsibility for risk oversight, the Board has delegated risk oversight responsibility for certain risks to committees of the Board. On a regular basis, reports of all committee meetings are presented to the Board, and the Board periodically conducts deep dives on key enterprise risks.

Audit Committee

The Audit Committee has primary responsibility for overseeing the Company’s various risk assessment and risk management policies. The Audit Committee considers and discusses policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

To assist the Audit Committee with its risk assessment function, the Senior Vice President, Internal Audit & Risk Management, who serves as the Chief Audit Executive, has a direct communication channel to the Audit Committee for purposes of reporting or discussing concerns, and has regular meetings with the Audit Committee and/or its members. The Chief Audit Executive provides a quarterly enterprise-wide risk assessment (including risks relating to cybersecurity and privacy), annual fraud risk assessment, and SOX and Internal Audit reporting or assessments to the Audit Committee, and updates the Audit Committee on significant issues raised by the Enterprise Risk and Compliance Committee.

The Audit Committee reviews all enterprise risk assessments, provides feedback to executive management and shares the risk assessments with the Board. The Audit Committee also has other responsibilities with respect to the Company’s financial and accounting compliance and complaint procedures and internal audit and SOX Compliance program, as more fully set out in its charter. Additionally, the Chief Compliance Officer also has a direct communication channel to the Audit Committee for purposes of discussing or reporting financial misconduct matters with the Audit Committee and/or its members.

CEO Selection Committee

The CEO Selection Committee oversees risks related to the selection, appointment, hiring, firing and recall from office the Chief Executive Officer of the Company.

Compensation Committee

The Compensation Committee has certain responsibilities with respect to succession planning and the assessment of risk in connection with our compensation programs. The Compensation Committee periodically reviews with management an assessment of whether risks arising from the Company’s compensation policies and practices for all employees are reasonably likely to have a material adverse effect on the Company, as well as the means by which any potential risks may be mitigated, such as through governance and oversight policies. The Company designs the compensation programs to encourage appropriate risk-taking while

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Corporate Governance at T-Mobile

discouraging behavior that may result in unnecessary or excessive business risk. In this regard, the following elements have been incorporated in our compensation programs for executive officers:

◾	Use of multiple metrics in the annual incentive plan and use of two long-term incentive vehicles (time-based and performance-based incentive awards) for executive officers

◾	Annual incentive award payouts capped at 200% of target

◾	Performance-based long-term incentive awards capped at 200% of target

◾	Emphasis on long-term and performance-based compensation

◾	The Compensation Committee has discretion to reduce incentive awards, as appropriate

◾	Alignment of interests of our executive officers with the long-term interests of our stockholders through stock ownership guidelines that call for significant share ownership by our executive officers

◾	Formal clawback policy applicable to both cash and equity compensation

◾	Generally, long-term incentive awards vest ratably over three years or at the end of a three-year performance period

◾	No excessive perquisites for executive officers

∎  Based on an assessment conducted by management consultant Willis Towers Watson, which was presented to and discussed with the Compensation Committee, management concluded that our compensation policies and practices for all employees do not create risks that are reasonably likely to have a material adverse effect on the Company.

Executive Committee

The Executive Committee is available to review and provide guidance to senior management regarding the Company’s strategy, operating plans and operating performance. The Executive Committee also plays a role in helping the Board perform its risk oversight function by considering strategic operating goals, opportunities and risks.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee oversees Board process and corporate governance-related risks, management of compliance risks, and risks related to our diversity, corporate social responsibility and sustainability practices.

Our Chief Communications Officer provides periodic reports to the Nominating and Corporate Governance Committee on the Company’s charitable spending and related policies. Our General Counsel provides periodic reports to the Nominating and Corporate Governance Committee on the Company’s political spending and related policies. Our Chief Compliance Officer provides periodic reports to the Nominating and Corporate Governance Committee on the Company’s compliance and ethics program. The Chief Compliance Officer also has a direct communication channel to the Nominating and Corporate Governance Committee for purposes of reporting or discussing concerns relating to the Company’s compliance and ethics programs.

Transaction Committee

The Transaction Committee oversees risks related to strategic transactions involving the Company and its businesses.

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Director Compensation

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Our “non-employee directors”—directors who are not employees of the Company or officers or employees of Deutsche Telekom or SoftBank—are eligible to participate in the Company’s non-employee director compensation program, described below. The Compensation Committee periodically reviews the compensation of our non-employee directors. As part of the review, the Compensation Committee engages Mercer to assess our non-employee director compensation program in comparison to our peer group (see “Executive Compensation—Factors Considered in Determining Executive Compensation—Executive Compensation Peer Group” for more information on our peer group). Based on such assessment, the non-employee director compensation program is adjusted as appropriate to ensure alignment with market practices.

KEY FEATURES OF OUR NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

◾	A larger allocation of total director compensation to equity-based compensation rather than cash compensation

◾	All equity-based compensation is subject to a vesting period

◾	Stock ownership guidelines of five times the non-employee director’s annual cash retainer for Board services

Elements of Non-Employee Director Compensation	Amount ($)

Annual cash retainer	135,000

Additional annual cash retainer for:

Lead Independent Director	55,000

Audit Committee Chair	60,000

Compensation Committee Chair	25,000

Nominating and Corporate Governance Committee Chair	20,000

Additional Retainer for Audit Committee Members (including the Audit Committee Chair)	15,000

National Security Director	75,000

Annual award of Restricted Stock Units	240,000

Additional cash amounts for each Board and committee meeting:

Board	3,000

Committee	2,000

The annual award of time-based restricted stock units (“RSUs”) is made immediately after each Annual Meeting of Stockholders. The RSUs vest on the one-year anniversary of the grant date or, for directors not standing for re-election, on the date of the next Annual Meeting of Stockholders, subject to continued service as a non-employee director through the vesting date. In the event of a director’s termination of service prior to vesting, all RSUs are automatically forfeited. The RSUs immediately vest on the date of a change in control of the Company. Annual cash retainers and the annual RSU awards are prorated for any person who becomes a non-employee director and/or committee chair, or who otherwise becomes entitled to an additional annual cash retainer as described above, at any time of the year other than the date of the Company’s Annual Meeting of Stockholders. Non-employee directors also receive reimbursement of expenses incurred in connection with their Board service and are eligible to receive up to two handsets per year and up to 10 lines of U.S. service pursuant to the Board of Directors Phone Perquisite program.

OUR DIRECTORS ARE REQUIRED TO ACQUIRE AND MAINTAIN OWNERSHIP OF SHARES OF T-MOBILE

Under our stock ownership guidelines, each non-employee director is expected to acquire and maintain ownership of shares of common stock equal in value to five times his or her annual cash retainer for Board service measured as of September 30 of each year. Each non-employee director is expected to meet the ownership guidelines within the later of (a) five years from the date we adopted the policy and (b) the date on which he or she became a non-employee director, and is expected to retain at least 50% of the net shares of common stock acquired through equity awards until the ownership threshold is met.

∎ As of December 31, 2020, all then-serving non-employee directors were in compliance with our stock ownership guidelines.

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Corporate Governance at T-Mobile

2020 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

During fiscal year 2020, the Company’s non-employee directors received the following compensation for their services:

Name	Fees Earned or Paid in Cash[2] ($)		Stock Awards[4] ($)		All Other Compensation[6] ($)	Total ($)

Marcelo Claure	—		—		3,507	3,507

Srikant M. Datar	452,142		297,824		9,217	759,183

Lawrence H. Guffey	372,142		297,824		5,999	675,965

Stephen Kappes[1]	112,568	[3]	51,973	[5]	—	164,541

Teresa A. Taylor	468,084		297,824		1,667	767,575

Kelvin R. Westbrook	432,142		297,824		5,933	735,899

1

Mr. Kappes was appointed to the Board on April 1, 2020, the date of the closing of the Sprint Combination, and resigned from the Board on April 6, 2021. The amounts in this table reflect his partial year of service in 2020.

2	Includes meeting fees earned as an Independent Committee member.
3	Does not include any fees earned while serving as a non-employee director of Sprint prior to the closing of the Sprint Combination.
4

The value of stock awards is determined using the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation–Stock Compensation,” or ASC 718, excluding the effect of any estimated forfeitures. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the directors. See Note 11 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for a summary of the assumptions we apply in calculating these amounts. As of December 31, 2020, each director held 2,396 unvested time-based RSUs.

5	Does not include the value of Sprint stock awards vested prior to the closing of the Sprint Combination.
6	Includes (i) phone perquisites under the Board of Directors Phone Perquisite program and (ii) personal travel expenses in connection with a Board meeting.

Director Nomination, Selection and Qualifications

QUALIFICATIONS AND DIVERSITY

T-Mobile understands that diversity, inclusive of gender, race and experience, is a critical attribute of a well-functioning board of directors and a measure of sound corporate governance. T-Mobile follows its director selection guidelines as we strive to maintain a board comprised of individuals with a mix of expertise, experience, skills and backgrounds to reflect the diverse nature of the business environment in which we operate and the customers we serve. In connection with the Sprint Combination, we adopted an Equity in Action Plan to further advance diversity, equity and inclusion efforts across T-Mobile, including at the Board level.

Subject to Deutsche Telekom’s board designation rights, the Nominating and Corporate Governance Committee is responsible for identifying and evaluating director nominees and recommending to the Board a slate of nominees for election at each Annual Meeting of Stockholders.

The Nominating and Corporate Governance Committee considers, among others, the following factors:

◾   Professional experience, industry knowledge, skills and expertise

◾   Diversity in all forms, including gender, race, age, ethnic, geographic, cultural and professional backgrounds

◾   Leadership qualities, public company board and committee experience and non-business-related activities and experience

◾   High standard of personal and professional ethics, integrity and values

◾   Training, experience and ability at making and overseeing policy in business, government and/or education sectors

◾   Willingness and ability to:

◾   keep an open mind when considering matters affecting interests of the Company and its constituents

◾   devote the required time and effort to effectively fulfill the duties and responsibilities related to Board and committee membership

◾   serve on the Board for multiple terms, if nominated and elected, to enable development of a deeper understanding of the Company’s business affairs

◾   Willingness to refrain from engaging in activities or interests that may create a conflict of interest with a director’s responsibilities and duties to the Company and its constituents

◾   Willingness to act in the best interests of the Company and its constituents and to objectively assess Board, committee and management performances

Diversity is one of many factors under our director selection guidelines that the Nominating and Corporate Governance Committee considers when evaluating potential director candidates. Our director selection guidelines define diversity broadly to include not just

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factors such as gender and race, but also factors such as age, ethnic, geographic, cultural and professional diversity. Our director selection guidelines mandate that the skills and backgrounds collectively represented on the Board should reflect the diverse nature of the business environment in which the Company operates and the customers it serves. In addition, according to our director selection guidelines, the Nominating and Corporate Governance Committee will include, and will require any outside consultant that it engages to include, women and minority candidates in the pool from which the committee selects director candidates. Six of our current 13 director nominees are women or minorities, and all of our core Board committees were chaired by a woman or diverse director.

In connection with its general responsibility to monitor and advise the Board on the size, role, function and composition of the Board, the Nominating and Corporate Governance Committee will periodically consider whether the Board represents the overall mix of skills and characteristics described in the director selection guidelines, including diversity and the other factors described above. Subject to Deutsche Telekom’s board designation rights, the selection process for director candidates is intended to be flexible, and the Nominating and Corporate Governance Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances warrant a different approach.

The following table sets forth certain information about the current composition of our Board, as well as information about Bavan M. Holloway, our new nominee for election to the Board:

Director Nominee Name & Occupation	Age	Director Since	Independent	Gender	Ethnicity/Race	Designation

Marcelo Claure Chief Executive Officer, SoftBank International; Chief Operating Officer, SoftBank; Executive Chairman, WeWork	50	2020	No	M	Hispanic	Deutsche Telekom

Srikant M. Datar George F. Baker Professor of Administration; Dean of the Faculty, the Graduate School of Business Administration at Harvard University	67	2013	Yes	M	Asian	Nom & Gov

Lawrence H. Guffey* Managing Partner, Twin Point Capital	53	2013	Yes	M	White	Deutsche Telekom

Timotheus Höttges (C) Chief Executive Officer, Deutsche Telekom	58	2013	No	M	White	Deutsche Telekom

Bavan M. Holloway Former Vice President, Corporate Audit for The Boeing Company	56	Nominee	Yes	F	African American	Deutsche Telekom

Christian P. Illek Chief Finance Officer, Deutsche Telekom	56	2018	No	M	White	Deutsche Telekom

Raphael Kübler Senior Vice President, the Corporate Operating Office of Deutsche Telekom	58	2013	No	M	**	Deutsche Telekom

Thorsten Langheim Member, Deutsche Telekom AG Board of Management, USA and Group Development	55	2013	No	M	White	Deutsche Telekom

Dominique Leroy Member, Deutsche Telekom AG Board of Management, Europe	56	2020	No	F	White	Deutsche Telekom

G. Michael Sievert President and Chief Executive Officer, T-Mobile US, Inc.	51	2018	No	M	White	N/A

Teresa A. Taylor (L) Chief Executive Officer, Blue Valley Advisors, LLC	57	2013	Yes	F	White	Nom & Gov

Omar Tazi Senior Vice President of Group Innovation, Products, Design & Customer Experience, and Global Partnerships and Devices, Deutsche Telekom	46	2020	No	M	White	Deutsche Telekom

Kelvin Westbrook President and Chief Executive Officer, KRW Advisors, LLC	65	2013	Yes	M	African American	Deutsche Telekom

Michael Wilkens Senior Vice President Group Controlling (FP&A), Deutsche Telekom	55	2020	No	M	White	Deutsche Telekom

Legend: C = Chair; L = Lead Independent Director

*	Mr. Guffey is not nominated for re-election at the Annual Meeting.
**	Did not disclose.

⬛ PROXY STATEMENT 2021	21

Corporate Governance at T-Mobile

NOMINATION PROCESS

In addition to candidates designated by Deutsche Telekom, the Nominating and Corporate Governance Committee may consider possible director candidates from a number of sources, including those recommended by stockholders, directors, or officers. In addition, the Nominating and Corporate Governance Committee may engage the services of outside consultants and search firms to identify potential director candidates.

A stockholder who wishes to suggest a director candidate for consideration by the Nominating and Corporate Governance Committee should submit the suggestion to the Chair of the Nominating and Corporate Governance Committee, care of our Corporate Secretary, at 12920 SE 38th Street, Bellevue, Washington 98006, and include the candidate’s name, biographical data, relationship to the stockholder and other relevant information. The Nominating and Corporate Governance Committee may request additional information about the suggested candidate and the proposing stockholder. Subject to Deutsche Telekom’s board designation rights, the full Board of Directors will approve all final nominations after considering the recommendations of the Nominating and Corporate Governance Committee.

22	PROXY STATEMENT 2021 ⬛

2021 Director Nominees

The Board has nominated 13 nominees for election at the Annual Meeting to serve as directors for terms that would end at the 2022 Annual Meeting of Stockholders. Lawrence H. Guffey has not been nominated for re-election, and his Board service will end at the conclusion of the Annual Meeting. The Board would like to recognize Mr. Guffey for his service and his immense contributions as a member of the Board over the last eight years. The Board has nominated Bavan M. Holloway as a new nominee for election to the Board. If elected, Ms. Holloway’s term will begin at the conclusion of the Annual Meeting. Other than Messrs. Tazi and Wilkens and Mses. Holloway and Leroy, all nominees were elected at the 2020 Annual Meeting of Stockholders. Committee memberships will be determined following the conclusion of the Annual Meeting.

Each nominee was nominated by the Board on the recommendation of the Nominating and Corporate Governance Committee. The Board has found each nominee to be qualified based on his or her qualifications, experience, attributes, skills and whether he or she meets the applicable independence standards. Each of the nominees has consented to stand for election and we do not anticipate any candidate will be unavailable to serve. In the event that any of the nominees should be unavailable for election as a result of an unexpected occurrence, shares may be voted for the election of such substitute nominee as the Board may nominate. In the alternative, if a vacancy remains, the Board may fill such vacancy at a later date or reduce the size of the Board, subject to certain requirements in our certificate of incorporation. The Board knows of no reason why any of the nominees would be unavailable or unable to serve.

Messrs. Höttges, Claure, Illek, Kübler, Langheim, Tazi, Westbrook, Wilkens and Mses. Holloway and Leroy were designated for nomination by Deutsche Telekom pursuant to its rights under our certificate of incorporation and the Stockholders’ Agreement. Mr. Datar and Ms. Taylor were designated for nomination by the Nominating and Corporate Governance Committee.

REQUIRED VOTE

Under our bylaws, directors are elected by a plurality of the votes cast by stockholders entitled to vote on the election of directors at the Annual Meeting. Shares represented by executed proxies received by the Company will be voted, unless otherwise marked withheld, “FOR” the election of each of the nominees.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES LISTED BELOW

⬛ PROXY STATEMENT 2021	23

Proposal 1 – Election of Directors

Director Since: 2020 Age: 50 Other Public Company Boards: ◾ SoftBank (2017 to November 2020) ◾ Sprint (2014 to April 2020) Board Committees: ◾ CEO Selection ◾ Compensation ◾ Executive

Marcelo Claure

CHIEF EXECUTIVE OFFICER OF SOFTBANK INTERNATIONAL;

CHIEF OPERATING OFFICER OF SOFTBANK;

EXECUTIVE CHAIRMAN OF WEWORK

Biography:

Mr. Claure currently serves as Chief Executive Officer of SoftBank International, Chief Operating Officer of SoftBank and Executive Chairman of WeWork. Mr. Claure was Executive Chairman of Sprint prior to the Sprint Combination and had served on the Sprint board of directors since January 2014. Previously, Mr. Claure served as Sprint’s President and Chief Executive Officer, serving as President from August 2014 until January 2018 and as Chief Executive Officer from August 2014 until May 2018. In addition, Mr. Claure served as a director of SoftBank from 2017 to 2020 and he currently serves as a director of Arm Limited and as Chairman of Brightstar, each a subsidiary of SoftBank. Prior to joining Sprint, he was Chief Executive Officer of Brightstar Corp., a company he founded in 1997 and grew from a small Miami-based distributor of mobile device accessories into a global business with more than $10 billion in gross revenue for the year ended 2013.

Mr. Claure holds a Bachelor’s degree in Economics and Finance and an honorary Doctorate degree in Commercial Science from Bentley University in Massachusetts.

Qualifications and Skills Supporting Election to the Board:

◾ Former CEO and Executive Chairman of Sprint

◾ Expertise in telecommunications and technology industries

◾ Global communications and investment experience

Director Since: 2013 Age: 67 Other Public Company Boards: ◾ Novartis AG (2003 to March 2021) ◾ ICF International Inc. ◾ Stryker Corporation Board Committees: ◾ Audit (Chair)

Srikant M. Datar

GEORGE F. BAKER PROFESSOR OF ADMINISTRATION;

DEAN OF THE FACULTY OF THE GRADUATE SCHOOL OF BUSINESS ADMINISTRATION AT HARVARD UNIVERSITY

Biography:

Mr. Datar is the George F. Baker Professor of Administration and Dean of the Faculty of the Graduate School of Business Administration at Harvard University. Mr. Datar is a Chartered Accountant and planner in industry, and has been a professor of accounting and business administration at Harvard since July 1996; he previously served as a professor at Stanford University and Carnegie Mellon University. Mr. Datar received gold medals upon his graduation from the Indian Institute of Management, Ahmedabad, and the Institute of Cost and Works Accountants of India.

Mr. Datar holds a Master’s degree in Statistics and Economics and a Ph.D. in Business from Stanford University.

Qualifications and Skills Supporting Election to the Board:

◾ Expertise in finance, accounting, governance and risk management

◾ Public company director and committee experience

◾ Academic and commercial perspective on complex issues

24	PROXY STATEMENT 2021 ⬛

Proposal 1 – Election of Directors

Bavan M. Holloway

FORMER VICE PRESIDENT,

CORPORATE AUDIT FOR THE BOEING COMPANY

Biography:

Ms. Holloway served as the Vice President, Corporate Audit for The Boeing Company from 2010 until her retirement in April 2020, where she was responsible for all corporate audit activities, including the review of internal control systems and overall process assessments ensuring effectiveness. Prior to that, she served in a variety of senior finance roles after joining Boeing in 2002, including Director of Finance, 777 Program; Director of Finance and Chief Financial Officer, Material Management; Director, Financial Planning and Analysis; and Assistant Corporate Controller and Chief Accountant. Prior to joining Boeing, Ms. Holloway was a partner at KPMG, LLP from 1998 to 2002 and held other roles at KPMG before becoming partner, primarily serving investment services, broker dealer and financial clients. Ms. Holloway is a certified public accountant.

Ms. Holloway holds a Bachelor’s degree in Business Administration from the University of Tulsa and a Master’s degree in Financial Markets and Trading from the Illinois Institute of Technology.

Qualifications and Skills Supporting Election to the Board:

◾ Expertise in finance and accounting

◾  Finance and audit experience in complex and highly regulated global business environments, including service as chief audit executive and chief accountant

Director Nominee Age: 56 Other Public Company Boards: ◾ TPI Composites, Inc.

Timotheus Höttges

CHIEF EXECUTIVE OFFICER OF DEUTSCHE TELEKOM

Biography:

Since January 2014, Mr. Höttges has served as Chief Executive Officer of Deutsche Telekom, our significant stockholder and a leading integrated telecommunications company. From March 2009 to December 2013, he served as Deutsche Telekom’s Chief Financial Officer and a member of the Board of Management. From December 2006 to March 2009, he was a member of the Board of Management responsible for the T-Home Unit (fixed network and broadband business, as well as integrated sales and service in Germany). From January 2003 to December 2006, Mr. Höttges headed European operations as a member of the Board of Management of T-Mobile International.

Mr. Höttges studied Business Administration at the University of Cologne.

Qualifications and Skills Supporting Election to the Board:

◾ Chief executive officer of major global communications company

◾ Core finance, business and leadership skills

Director Since: 2013 Age: 58 Other Public Company Boards: ◾ Henkel AG & Co. KGaA ◾ BT Group plc (2016 to May 2020) ◾ Daimler AG Board Committees: ◾ CEO Selection (Chair) ◾ Executive (Chair)

⬛ PROXY STATEMENT 2021	25

Proposal 1 – Election of Directors

Director Since: 2018 Age: 56 Board Committees: ◾ CEO Selection ◾ Compensation ◾ Executive ◾ Transaction

Christian P. Illek

CHIEF FINANCE OFFICER OF DEUTSCHE TELEKOM

Biography:

Dr. Illek has served as the Chief Finance Officer of Deutsche Telekom, our significant stockholder and a leading integrated telecommunications company, since January 2019. Since April 2015, he has served as Chief Human Resources Officer and Member of Management Board of Deutsche Telekom. Dr. Illek has also served as Chairman of the Supervisory Board for T-Systems International GmbH since November 2016 (a subsidiary of Deutsche Telekom). Prior to that, Dr. Illek was Chairman of the Management Board at Microsoft Germany from September 2012 to March 2015. From April 2010 to September 2012, he was Director of Marketing at Telekom Deutschland GmbH. In this position, he was responsible for all marketing activities for both consumers and business customers in Germany. He was also in charge of the Wholesale Center and the Value-Added Services Center, as well as international product development for Deutsche Telekom’s fixed-network, IPTV, a convergent and business customer portfolio. Before joining Deutsche Telekom, Dr. Illek held various managerial positions at Bain & Company and at Dell, in both Germany and in Switzerland.

Dr. Christian P. Illek studied chemistry and business administration in Düsseldorf and Munich, beginning his career at the University of Munich in 1989.

Qualifications and Skills Supporting Election to the Board:

◾ Expertise in global telecommunications industry

◾  Expertise in human resources, business and finance

Director Since: 2013 Age: 58 Other Public Company Boards: ◾ Ströer SE & Co. KGaA ◾ Hellenic Telecommunications Organization (OTE) (2013 to 2018) Board Committees: ◾ Compensation ◾ Executive

Raphael Kübler

SENIOR VICE PRESIDENT OF THE CORPORATE OPERATING OFFICE OF DEUTSCHE TELEKOM

Biography:

In January 2014, Mr. Kübler assumed the position of Senior Vice President of the Corporate Operating Office of Deutsche Telekom, our significant stockholder and a leading integrated telecommunications company, and he reports directly to the Chief Executive Officer of Deutsche Telekom. From July 2009 to December 2013, Mr. Kübler served as Senior Vice President Group Controlling at Deutsche Telekom. In this position, he was responsible for the financial planning, analysis and steering of the overall Deutsche Telekom Group as well as the financial management of central headquarters and shared services. From November 2003 to June 2009, Mr. Kübler served as Chief Financial Officer of T-Mobile Deutschland GmbH, the mobile operations of Deutsche Telekom in Germany now known as Telekom Deutschland GmbH (a wholly owned subsidiary of Deutsche Telekom).

Mr. Kübler studied Business Administration at H.E.C. in Paris and the Universities of Bonn and Cologne. He holds a doctoral degree from the University of Cologne.

Qualifications and Skills Supporting Election to the Board:

◾ Expertise in global telecommunications industry

◾ Core business, management and leadership skills

◾ Complex financial management experience

26	PROXY STATEMENT 2021 ⬛

Proposal 1 – Election of Directors

Thorsten Langheim

MEMBER OF THE DEUTSCHE TELEKOM AG BOARD OF MANAGEMENT, USA AND GROUP DEVELOPMENT

Biography:

Thorsten Langheim joined the Board of Management of Deutsche Telekom, our significant stockholder and a leading integrated telecommunications company, on January 1, 2019, where he is responsible for the “USA and Group Development” Board department, overseeing Deutsche Telekom’s U.S. business as well as corporate development, portfolio strategy and group M&A activities. This includes overseeing Deutsche Telekom’s 12% stake in BT Group as well as the management of Deutsche Telekom’s subsidiaries T-Mobile Netherlands and Deutsche Funkturm. In addition, Mr. Langheim also serves as the Chairman and Co-founder of Deutsche Telekom Capital Partners, where he is responsible for the venture capital and private equity activities of Deutsche Telekom.

Prior to that, from 2009 to December 2018, he first served as Senior Vice President of Corporate Development and then as Executive Vice President Group Development at Deutsche Telekom. Prior to his roles at Deutsche Telekom, Mr. Langheim was Managing Director at the Private Equity Group of The Blackstone Group, an asset management and financial services company, from May 2004 to June 2009, primarily focusing on private equity investments in Germany. Before that, Mr. Langheim was Investment Banker and Vice President European M&A at J.P. Morgan in London and Assistant Director at WestLB in Düsseldorf between 1995 and 2004.

Mr. Langheim is a member of the Supervisory Board of Deutsche Sporthilfe as well as Chairman of T-Mobile Netherlands and Deutsche Funkturm.

Mr. Langheim holds a Master of Science degree in International Securities, Investment and Banking from the ISMA Centre for Education and Research at the University of Reading (United Kingdom) and a bachelor’s degree (Hons) in European Finance and Accounting from the University of Bremen (Germany) and Leeds Business School (United Kingdom).

Qualifications and Skills Supporting Election to the Board:

◾ Expertise in global telecommunications industry

◾ Experience overseeing telecommunications and technology investments

◾ Corporate strategy and M&A experience

Director Since: 2013 Age: 55 Board Committees: ◾ CEO Selection ◾ Executive ◾ Transaction (Chair)

⬛ PROXY STATEMENT 2021	27

Proposal 1 – Election of Directors

Director Since: 2020

Age: 56

Board Committees:

◾ Nominating and Corporate

Governance

Other Public

Company Boards:

◾ Koninklijke Ahold Delhaize

N.V., commonly known as

Royal Ahold Delhaize

◾ Compagnie de  Saint-Gobain     S.A.

◾ Lotus Bakeries (2009 to 2018)

◾ Proximus (2014 to 2019)

Dominique Leroy

MEMBER OF THE DEUTSCHE TELEKOM AG BOARD OF MANAGEMENT, EUROPE

Biography:

Dominique Leroy has served as a member of the Board of Management of Deutsche Telekom since November 2020. Prior to that, from November 2019 to November 2020, she served as an independent advisor at Bain & Company. In 2011 she joined Proximus (formerly Belgacom) where she quickly became Head of the Consumer Market and held the position of CEO from January 2014 to September 2019. As the CEO of Proximus, she managed to turn around the company with a continuous growth phase and a strong customer experience focus. Ms. Leroy started her career at Unilever where her last position was Managing Director for Belgium and Luxembourg.

Ms. Leroy currently serves as a director at Royal Ahold Delhaize and Compagnie de Saint Gobain. She has also been a Board Member at Lotus Bakeries, Proximus, and BICS. Ms. Leroy holds a Master’s degree in Industrial Engineering and Management from the Solvay Business School in Brussels.

Qualifications and Skills Supporting Election to the Board:

◾ Over 30 years of experience in consumer goods and telecommunication sector

◾ More than 10 years of Board experience

Director Since: 2018 Age: 51 Other Public Company Boards: ◾ Shaw Communications Board Committees: ◾ Executive

G. Michael (Mike) Sievert

PRESIDENT AND CHIEF EXECUTIVE OFFICER OF T-MOBILE US, INC.

Biography:

Mr. Sievert serves as our President and Chief Executive Officer. Mr. Sievert served as our Chief Operating Officer from February 2015 to June 2018 and our President and Chief Operating Officer from June 2018 to April 1, 2020. From April 2013 to February 2015, he served as our Executive Vice President and Chief Marketing Officer, and from November 2012 to April 2013, Mr. Sievert was Executive Vice President and Chief Marketing Officer of T-Mobile USA.

Prior to joining T-Mobile USA, Mr. Sievert was an entrepreneur and investor involved with several Seattle-area start-up companies. From April 2009 to June 2011, he was Chief Commercial Officer at Clearwire Corporation, a broadband communications provider, responsible for all customer-facing operations. From February 2008 to January 2009, Mr. Sievert was co-founder and Chief Executive Officer of Switchbox Labs, Inc., a consumer technologies developer, leading up to its sale to Lenovo. He also served from January 2005 to February 2008 as Corporate Vice President of the worldwide Windows group at Microsoft Corporation, responsible for global product management and P&L performance for that unit. Prior to Microsoft, he served as Executive Vice President and Chief Marketing Officer at AT&T Wireless for three years. He also served as Chief Sales and Marketing Officer at E*TRADE Financial and began his career with management positions at Procter & Gamble and IBM. He has served on the boards of Rogers Wireless Communications in Canada, Switch & Data Corporation, and a number of technology start-ups.

Mr. Sievert holds a Bachelor’s degree in Economics from the Wharton School at the University of Pennsylvania.

Qualifications and Skills Supporting Election to the Board:

◾ President and Chief Executive Officer of T-Mobile

◾ Expertise in telecommunications and technology industries

28	PROXY STATEMENT 2021 ⬛

Proposal 1 – Election of Directors

Teresa A. Taylor

CHIEF EXECUTIVE OFFICER OF BLUE VALLEY ADVISORS, LLC

Biography:

Since April 2011, Ms. Taylor has served as Chief Executive Officer of Blue Valley Advisors, LLC, an advisory firm. Ms. Taylor served as Chief Operating Officer of Qwest Communications, Inc., a telecommunications carrier, from August 2009 to April 2011. She served as Qwest’s Executive Vice President, Business Markets Group, from January 2008 to April 2009 and served as its Executive Vice President and Chief Administrative Officer from December 2005 to January 2008. Ms. Taylor served in various positions with Qwest and the former US West beginning in 1987. During her 24-year tenure with Qwest and US West, she held various leadership positions and was responsible for strategic planning and execution, sales, marketing, product, network, information technology, human resources and corporate communications.

Ms. Taylor holds a Bachelor of Science degree from the University of Wisconsin-LaCrosse.

Qualifications and Skills Supporting Election to the Board:

◾ Expertise in technology, media and telecommunications industries

◾  Expertise in strategic planning and execution, technology development, human resources, labor relations and corporate communications

◾ Public company director and committee experience

Director Since: 2013

Age: 57

Lead Independent Director

Other Public

Company Boards:

◾ Black Hills Corporation

◾ First Interstate BancSystem, Inc.
(2012 to February 2020)

Board Committees:

◾ Audit

◾ CEO Selection

◾ Nominating and Corporate
Governance (Chair)

Omar Tazi

SENIOR VICE PRESIDENT OF GROUP INNOVATION, PRODUCTS, DESIGN & CUSTOMER EXPERIENCE, AND GLOBAL PARTNERSHIPS AND DEVICES, DEUTSCHE TELEKOM

Biography:

Mr. Tazi is currently Senior Vice President at Deutsche Telekom in charge of Group Innovation, Products, Design & Customer Experience, as well as Global Partnerships and Devices. Prior to joining Deutsche Telekom in January 2018, he founded several fintech, e-commerce, and big data ventures focusing on Middle East and Africa markets. Previously, from February 2010 to January 2014, Mr. Tazi was with Orange Maroc as Executive Vice President in charge of various areas, including consumer marketing, information systems and customer experience. Prior to that, he was Oracle’s chief evangelist where he was in charge of building and scaling developer communities and promoting Oracle platforms globally. Before that, he also served as CEO of Orbeon, Inc., a Silicon Valley-based company specializing in middleware for form-based applications.

Mr. Tazi has also held several other senior management positions in Silicon Valley including at Symantec and WebGain (later acquired by Oracle). He has held several research and teaching positions at the Swiss Federal Institute of Technology (ETH - EPFL), in the fields of in the fields of Artificial Intelligence (AI) and Computer Science.

Mr. Tazi is a Stanford Graduate School of Business alumnus and holds a Master of Science degree in Computer Science & Electrical Engineering from Polytech Montpellier.

Qualifications and Skills Supporting Election to the Board:

◾ Expertise in technology, media and telecommunications industries

◾  Expertise in strategic planning and execution, technology development, and global operations

Director Since: 2020 Age: 46

⬛ PROXY STATEMENT 2021	29

Proposal 1 – Election of Directors

Director Since: 2013

Age: 65

Other Public

Company Boards:

◾ Archer Daniels Midland

Company

◾ Camden Property Trust

◾ The Mosaic Company

◾ Stifel Financial Corp.

(2007 to 2018)

Board Committees:

◾ Compensation (Chair)

◾ Audit

◾ Transaction

Kelvin R. Westbrook

PRESIDENT AND CHIEF EXECUTIVE OFFICER OF KRW ADVISORS, LLC

Biography:

Mr. Westbrook is President and Chief Executive Officer of KRW Advisors, LLC, a consulting and advisory firm, a position he has held since October 2007. Mr. Westbrook also served as Chairman and Chief Strategic Officer of Millennium Digital Media Systems, L.L.C. (“MDM”), a broadband services company that later changed its name to Broadstripe LLC, from September 2006 until October 2007. Mr. Westbrook was also President and Chief Executive Officer of MDM from May 1997 until October 2006. Broadstripe LLC (formerly MDM) and certain of its affiliates filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 2009, approximately 15 months after Mr. Westbrook resigned.

Mr. Westbrook holds an undergraduate degree in Business Administration from the University of Washington and a Juris Doctor degree from Harvard Law School.

Qualifications and Skills Supporting Election to the Board:

◾ Expertise in the telecommunications industry

◾ Core legal, media, marketing and risk analysis skills

◾ Public company director and committee experience

Director Since: 2020 Age: 55 Other Public Company Boards: ◾ Hellenic Telecommunications Organization (OTE) Board Committees: ◾ Compensation

Michael Wilkens

SENIOR VICE PRESIDENT GROUP CONTROLLING (FP&A) OF DEUTSCHE TELEKOM

Biography:

Mr. Wilkens has served as Senior Vice President Group Controlling (FP&A) of Deutsche Telekom since October 2013. He joined Deutsche Telekom in 2001 and has since held various senior management positions in finance, as well as in international sales and marketing, working in Germany, Austria, the UK and Poland. Mr. Wilkens is a member of the board of directors of the French/German Joint Venture BUYIN and rolling chairman of its finance committee, as well as member of the board of directors of Hellenic Telecommunications Organization (OTE) and a member of the board of directors of T-Mobile Netherlands B.V. Additionally, he is a member of the advisory boards of T-Mobile Netherlands and Deutsche Telekom’s Tower-Co business. Prior to his career at Deutsche Telekom, he held senior positions in finance at E-Plus Mobilfunk GmbH and Debitel AG in Germany.

Mr. Wilkens holds a Bachelor of Arts (with honors) in Finance and Accounting from Hochschule Bremen and Leeds Metropolitan University.

Qualifications and Skills Supporting Election to the Board:

◾ Expertise in technology, media and telecommunications industries

◾ Expertise in finance and international sales and marketing

30	PROXY STATEMENT 2021 ⬛

The following sets forth information regarding the executive officers of the Company. Biographical information pertaining to Mr. Sievert, who is both an executive officer and a director of the Company, can be found in the Section titled “Proposal 1—Election of Directors.”

Name	Age	Position

G. Michael Sievert	51	President and Chief Executive Officer

Peter Osvaldik	43	Executive Vice President and Chief Financial Officer

Peter A. Ewens	58	Executive Vice President, Corporate Strategy and Development

Deeanne King	54	Executive Vice President and Chief Human Resource Officer

David A. Miller	60	Executive Vice President, General Counsel and Secretary

Neville R. Ray	58	President, Technology

Matthew A. Staneff	43	Executive Vice President and Chief Marketing Officer

PETER OSVALDIK

Mr. Osvaldik serves as our Executive Vice President and Chief Financial Officer, a position he has held since July 2020, and is responsible for leading the financial functions of the Company. From June 2016 to June 2020, he served as our Chief Accounting Officer and Senior Vice President of Finance. From January 2016 to June 2016, Mr. Osvaldik served as our Vice President, External Reporting & Technical Accounting. Prior to joining T-Mobile, from May 2014 to December 2015, he served as Chief Accounting Officer at Outerwall Inc. (formerly Coinstar, Inc.), a provider of automated retail solutions, including movie and video game rental kiosks as well as coin cashing machines. From November 2010 to May 2014, he served in various capacities at Outerwall Inc. including as Corporate Controller and as Controller, Coinstar LOB. Prior to that, Mr. Osvaldik was a Senior Manager at PricewaterhouseCoopers LLP, a national public accounting firm. Mr. Osvaldik received Bachelor’s degrees in Accounting and Biochemistry from Western Washington University.

PETER A. EWENS

Mr. Ewens serves as our Executive Vice President, Corporate Strategy and Development. He leads the Company’s corporate strategy, business development and M&A activities, which include spectrum strategy and acquisitions and co-brand partnerships. Mr. Ewens has also served as Executive Vice President and Chief Strategy Officer of T-Mobile USA since July 2010. From April 2008 until July 2010, Mr. Ewens was Senior Vice President, Corporate Strategy at T-Mobile USA. Before joining T-Mobile USA, Mr. Ewens was Vice President of OEM Business at Sun Microsystems, a computer software and information technology services company, from June 2006 to March 2008. Before that, Mr. Ewens was a partner at McKinsey & Company, a global management consulting firm. Mr. Ewens holds a Master of Science in Management from the Sloan School at Massachusetts Institute of Technology, and Master’s and Bachelor’s degrees in Electrical Engineering from the University of Toronto.

DEEANNE KING

Ms. King serves as our Executive Vice President and Chief Human Resources Officer. Ms. King is responsible for leading the human resources function that supports our employees across the country. Over the past 30+ years, Ms. King has held a wide variety of executive positions across nearly all functions at Sprint including most recently the role of Chief Human Resources Officer and Chief Diversity Officer. Ms. King held that position from August 2018 to April 2020, encompassing leadership of all human resources operations and diversity and inclusion programs. From August 2017 to August 2018, she served as Senior Vice President, Omni-Channel Operations, Customer Experience and Fraud Operations. Prior to that in October 2014 through August 2017 she served as Vice President, Omni-Channel Operations and Customer Experience. Ms. King received a Bachelor of Business Administration in Computer Information Systems degree from Baylor University in 1989 as well as completed the Strategic Business Leadership Series program from Georgetown University in 2007 and the Executive Leadership Program in 2012 from Duke University.

⬛ PROXY STATEMENT 2021	31

Executive Officers

DAVID A. MILLER

Mr. Miller serves as our Executive Vice President, General Counsel and Secretary. Mr. Miller oversees all legal affairs and government affairs functions of the Company. Mr. Miller has also served as T-Mobile USA’s Chief Legal Officer, Executive Vice President, General Counsel and Secretary. Mr. Miller was appointed Senior Vice President and General Counsel of T-Mobile USA in April 2002 and Executive Vice President in January 2011. Previously, Mr. Miller served as Director of Legal Affairs for Western Wireless (a predecessor to T-Mobile USA) from March 1995 to May 1999, and he became Vice President of Legal Affairs of VoiceStream in May 1999 following its spin-off from Western Wireless. VoiceStream was acquired by Deutsche Telekom in May 2001, when it became T-Mobile USA. Prior to joining Western Wireless, Mr. Miller was an attorney with the law firm of Lane Powell and began his law career as an attorney with the firm McCutchen, Doyle, Brown and Enersen. Mr. Miller serves on the board of directors of the Competitive Carriers Association and is a member of its Executive Committee. Mr. Miller holds a Bachelor’s degree in Economics from the University of Washington and a Juris Doctor from Harvard Law School.

NEVILLE R. RAY

Mr. Ray serves as our President, Technology. Mr. Ray joined T-Mobile USA (then VoiceStream) in April 2000 and from December 2010 to November 2019, served as its Chief Technology Officer, responsible for the national management and development of the T-Mobile USA wireless network and the Company’s information technology services and operations. Prior to joining T-Mobile USA, Mr. Ray served as Network Vice President for Pacific Bell Mobile Services. He currently serves on the board of directors of Next Generation Mobile Networks Alliance, a mobile telecommunications association of mobile operators, vendors, manufacturers and research institutes, and on the board of governors of 5G Americas, a mobile telecommunications association of mobile operators, vendors, and manufacturers. Both associations have a focus on the advancement and development of 5G technologies and services. He has previously served as a member of the National Telecommunications and Information Administration’s Commerce Spectrum Management Advisory Committee and the Federal Communications Commission’s Communications Security, Reliability and Interoperability Council. Mr. Ray is an honors graduate of City University of London and a member of the Institution of Electrical and Electronic Engineers and the Institution of Civil Engineers.

MATTHEW A. STANEFF

Mr. Staneff serves as our Executive Vice President and Chief Marketing Officer, responsible for everything from brand strategy and insights to digital experiences and marketing, to media, commercial, sponsorships, events, offers, promotions and customer acquisition and management. Mr. Staneff joined T-Mobile in November 2002. Prior to his role as Chief Marketing Officer, Mr. Staneff held several leadership positions at T-Mobile, including EVP Chief Commercial Officer, SVP Product and Customer Management, SVP and VP Customer Loyalty and more. With nearly two decades of experience at T-Mobile, Mr. Staneff has deep knowledge of the wireless industry. Mr. Staneff holds a Master of Business Administration degree from Seattle University and a Bachelor of Science in Economics degree from the University of Washington.

32	PROXY STATEMENT 2021 ⬛

The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Although ratification of the appointment of PricewaterhouseCoopers LLP by our stockholders is not required, the Board is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm.

We expect representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions by stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021

Required Vote

The affirmative vote of a majority of the votes cast is required to approve this proposal. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment but is under no obligation to appoint a different independent registered public accounting firm.

Pre-Approval Process

The Audit Committee is responsible for reviewing and, if appropriate, pre-approving all audit, audit-related and non-audit services to be performed by our independent registered public accounting firm. The Audit Committee charter authorizes the Audit Committee to establish a policy and related procedures regarding the pre-approval of audit, audit-related and non-audit services to be performed by our independent registered public accounting firm.

The Audit Committee has delegated its pre-approval authority to the Chair of the Audit Committee, who is authorized to pre-approve services to be performed by our independent registered public accounting firm and the compensation to be paid for such services if it is impracticable to delay the review and approval of such services and compensation until the next regularly scheduled meeting of the Audit Committee; provided that, in such case, the Chair shall provide a report to the Audit Committee at its next regularly scheduled meeting of any services and compensation approved by the Chair pursuant to the delegated authority.

Fees Paid to PricewaterhouseCooper LLP

PricewaterhouseCoopers LLP was paid the following fees for services rendered during fiscal years 2020 and 2019, which were approved in conformity with the Audit Committee’s pre-approval process, as described above under “Pre-Approval Process”:

	2020 ($)	2019 ($)

Audit Fees[1]	42,471,000	12,206,000

Audit-Related Fees[2]	2,170,000	892,000

Tax Fees[3]	2,735,000	355,000

All Other Fees[4]	1,239,000	7,306,000

Total Fees	48,615,000	20,759,000

1

Audit Fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings.

⬛ PROXY STATEMENT 2021	33

Proposal 2 - Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public

Accounting Firm for Fiscal Year 2021

2

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit Fees. This category includes fees related to audit and attest services not required by statute or regulations, and consultations concerning financial accounting and reporting standards.

3	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.
4	All Other Fees consist of fees for permitted services other than those that meet the criteria above and include fees associated with the Sprint Combination and research subscriptions.

Audit Committee Report

In the performance of its oversight responsibilities, the Audit Committee (i) reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements for the fiscal year ended December 31, 2020; (ii) discussed with the Company’s independent registered public accounting firm the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; (iii) received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee regarding independence; and (iv) discussed with the Company’s independent registered public accounting firm any relationships that may impact its objectivity and independence and satisfied itself as to the firm’s independence.

Company management is responsible for the assessment and determination of risks associated with the Company’s business, financial reporting, operations and contractual obligations. The Audit Committee, together with the Board of Directors, is responsible for overseeing the Company’s management of risks. As part of its responsibilities for overseeing the Company’s management of risks, the Audit Committee has reviewed and discussed the Company’s enterprise-wide risk assessment, and the Company’s policies with respect to risk assessment and risk management, including discussions of individual risk areas as well as an annual summary of the overall process.

The Audit Committee has discussed with the Company’s Internal Audit Department and its independent registered public accounting firm the overall scope of and plans for their respective audits. The committee regularly meets with the head of the Company’s Internal Audit Department and representatives of the independent registered public accounting firm, in regular and executive sessions, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs.

Management is responsible for the Company’s financial reporting process, including establishing and maintaining adequate internal control over financial reporting and the preparation of the Company’s financial statements. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm also is responsible for performing an independent audit of the effectiveness of the Company’s internal control over financial reporting and issuing a report thereon. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the Company’s independent registered public accounting firm. Based on the review and discussion and the representations made by management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

The Audit Committee:

Srikant M. Datar, Ph.D., Chairman

Teresa A. Taylor

Kelvin R. Westbrook

The material contained in this Audit Committee Report does not constitute soliciting material, is not deemed filed with the SEC, and is not incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made on, before, or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our 2020 executive compensation program for the following executive officers who served in the positions set forth below during 2020 (collectively, the “Named Executive Officers”):

⬛ G. Michael Sievert	⬛ Peter Osvaldik	⬛ Neville R. Ray	⬛ David A. Miller
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer	President, Technology	Executive Vice President, General Counsel and Secretary
⬛ Peter A. Ewens	⬛ John J. Legere	⬛ J. Braxton Carter	⬛ David R. Carey
Executive Vice President, Corporate Strategy and Development	Former Chief Executive Officer	Former Executive Vice President and Chief Financial Officer	Former Executive Vice President, Corporate Services

Following a multi-year, comprehensive leadership succession planning process, effective as of April 1, 2020 (the date on which the Sprint Combination closed), Mr. Sievert was appointed as our President and Chief Executive Officer and Mr. Legere ceased to serve as our Chief Executive Officer. Mr. Sievert served as our President & Chief Operating Officer through March 31, 2020.

Effective April 13, 2020, Mr. Carey ceased to serve as our Executive Vice President, Corporate Services. In addition, effective July 1, 2020, Mr. Osvaldik was appointed Executive Vice President and Chief Financial Officer and Mr. Carter ceased to serve as our Executive Vice President and Chief Financial Officer.

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Executive Compensation

T-MOBILE CAPS THE BEST YEAR EVER IN 2020, MEETING OR EXCEEDING GUIDANCE AS IT LEVERAGES A SYNERGY-BACKED MODEL TO SIMULTANEOUSLY DELIVER CUSTOMER GROWTH AND PROFITABILITY

On April 1, 2020, we closed the Sprint Combination, which enhanced our spectrum portfolio, increased our customer base, altered our product mix and created opportunities for synergies in our operations. We added 5.5 million postpaid net customers in 2020, the best in the industry and the most in Company history. The total customer count increased to a record-high of 102.1 million.

While completing the Sprint Combination and integrating the companies, we continued to successfully translate customer growth into strong financial results. We ended 2020 with total revenues of $68.4 billion, total service revenues of $50.4 billion, net income of $3.1 billion, and Adjusted EBITDA of $24.6 billion. We delivered $1.3 billion of synergies from the Sprint Combination in full-year 2020.

With the first and largest nationwide 5G network, at the end of 2020, our Extended Range 5G covered 280 million people across 1.6 million square miles and our Ultra Capacity 5G covered 106 million people.

Our stock price increased by 58.4% from April 1, 2020 (the closing date of the Sprint Combination) to December 31, 2020 and 72.0% in 2020.

Adjusted EBITDA is a non-GAAP financial measure. This non-GAAP financial measure should be considered in addition to, but not as a substitute for, the information provided in accordance with U.S. generally accepted accounting principles (“GAAP”). A reconciliation to the most directly comparable GAAP financial measure is provided in Appendix A to this Proxy Statement.

Our executive compensation program emphasizes pay for performance. As a result, our 2020 Named Executive Officer compensation reflects T-Mobile’s strong 2020 operational and financial performance.

Executive Compensation Program

Our executive compensation program is aligned with our business strategy and is designed to attract, motivate and retain top talent, reward short-term and long-term business results and exceptional performance, and most importantly, maximize stockholder value. Our program is competitive in the marketplace and highly incentive-based, with Company performance determining a significant portion of total compensation.

36	PROXY STATEMENT 2021 ⬛

Executive Compensation

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

WHAT WE DO

Emphasis on pay for performance

Independent compensation consultant

Executive and director stock ownership guidelines

Clawback policy to recapture incentive payments

Use of multiple performance measures and caps on potential incentive payments

Substantial majority of target total compensation is variable

Use of executive compensation statements (“tally sheets”)

Annual risk assessment of compensation programs

WHAT WE DON’T DO

No short-selling, hedging or pledging of the Company’s securities

No excise tax gross ups

No guaranteed bonuses

No plans that encourage excessive risk taking

No single-trigger payments or vesting of equity awards upon a change in control

No significant perquisites

GOALS OF COMPENSATION PROGRAM

What We Pay and Why: Goals and Elements of Compensation

Emphasis on pay for performance	Attract, retain and motivate talented and experienced executives within the highly competitive and dynamic wireless communications industry	Recognize and reward executives whose skills and performance are critical to our success	Align interests of our executives with our stockholders	Encourage appropriate risk taking

ELEMENTS OF TOTAL DIRECT COMPENSATION

Summary of Current Named Executive Officer Average Target Compensation as of December 31, 2020

To promote a performance-based culture that further aligns the interests of management and stockholders, in 2020, our executive compensation program focused extensively on variable, performance-based compensation. With respect to our Named Executive Officers who were employed by us as of December 31, 2020, the substantial majority of our current Chief Executive Officer’s and such other Named Executive Officers’ actual total compensation as reported in the 2020 Summary Compensation Table was in the form of variable compensation (short-term and long-term incentives).

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Executive Compensation

Factors Considered in Determining Executive Compensation

COMPENSATION CONSULTANT AND MANAGEMENT

The Compensation Committee sets compensation levels based on the skills, experience and achievements of each executive officer, taking into account market analysis, input by its independent compensation consultant (Mercer) and the compensation recommendations of our Chief Executive Officer, except with respect to his own compensation. The Chief Executive Officer provides recommended annual compensation adjustments for the other Named Executive Officers’ base salaries, target annual short-term incentive opportunities and target long-term incentive opportunities. The Compensation Committee believes that input from both its independent compensation consultant and our Chief Executive Officer provides useful information and points of view to assist the Compensation Committee in determining appropriate compensation.

The Compensation Committee has assessed the independence of Mercer pursuant to the rules prescribed by the SEC and has concluded that no conflict of interest existed in 2020 or currently exists that would prevent Mercer from serving as an independent consultant to the Compensation Committee.

MARKET ANALYSIS

We use comparative executive officer compensation data publicly disclosed by a peer group of public companies in addition to compensation survey data to evaluate the competitiveness of our executive officer compensation and to guide the compensation for newly hired and promoted executive officers. We believe a competitive total compensation package is necessary to attract and retain an executive management team with the appropriate abilities and experience required to lead the Company and execute on our strategic business plan. In analyzing this information, we compare our executive compensation program as a whole to the programs of our peer group and compare the pay of our individual executives to that of the executive officers of our peer group if we believe the positions are sufficiently similar to make meaningful comparisons. We do not target a specific percentile in the range of comparative data for each individual or for each component of compensation, except as provided below for Mr. Sievert. In determining the amount of base salary, the target annual short-term incentive award value and the target annual long-term incentive award value for each Named Executive Officer, we review the comparative compensation data and consider each executive’s level of responsibility, prior experience, past job performance, internal comparators, contribution to the Company’s success and results achieved. The Compensation Committee exercises its business judgment and discretion and does not apply formulas or assign these factors specific mathematical weights, except as provided below for Mr. Sievert. Under the Sievert Employment Agreement, for 60% of the time-based restricted stock units (“RSUs”) granted to him as annual LTI awards during 2020, the total vesting schedule length must be no longer than the median total vesting schedule length of annual time-based equity incentive awards for Chief Executive Officers in our peer group at the time such RSUs are granted. We reviewed the compensation of Chief Executive Officers in our peer group for purposes of assessing the foregoing and determined that the median total vesting schedule length of annual time-based equity incentive awards for Chief Executive Officers in our peer group was three years, which is the same as the three-year vesting schedule that generally applies to time-based RSUs granted to our employees.

EXECUTIVE COMPENSATION PEER GROUP

We select our peer group based on similarity to us in terms of relative size of revenue and market capitalization, industry and the ability to compete with us for talent at the executive officer level. The Compensation Committee reviews the Company’s peer group on an annual basis.

Our 2020 peer group was initially the same as our 2019 peer group. Effective February 12, 2020, Frontier Communications, Inc. (“Frontier”) was removed from our peer group because Frontier’s market capitalization was significantly lower than that of both T-Mobile and the other members of our peer group. This peer group was used to set 2020 executive compensation. In addition, effective April 1, 2020, upon the closing of the Sprint Combination, Sprint was removed from our peer group. T-Mobile was ranked near the median of the peer group for 2020 (after excluding Frontier and Sprint) both in terms of revenue and market capitalization. The following chart shows T-Mobile’s 2020 peer group of 12 companies (after excluding Frontier and Sprint) and each such company’s revenue as of fiscal year-end and market capitalization as of December 31, 2020.

38	PROXY STATEMENT 2021 ⬛

Executive Compensation

TMUS Executive Compensation Peer Group

Peer Company	Revenue (in billions) As of Peer Fiscal Year-End	Market Capitalization (in billions) As of December 31, 2020

AT&T, Inc.	$181.19	$ 204.92

Charter Communications, Inc.	$ 45.76	$ 132.23

Cisco Systems, Inc.	$ 49.30	$ 189.09

Comcast Corp.	$108.94	$ 239.75

Dish Network Corp.	$ 12.81	$ 17.01

Intel Corp.	$ 71.97	$ 204.16

Liberty Global plc	$ 11.54	$ 13.90

Lumen Technologies, Inc. (formerly CenturyLink, Inc.)	$ 22.40	$ 10.70

Microsoft Corporation	$143.02	$1,681.61

Motorola Solutions, Inc.	$ 7.41	$ 28.83

QUALCOMM Incorporated	$ 23.53	$ 172.30

Verizon Communications Inc.	$131.87	$ 243.11

Median	$ 47.53	$ 180.69

T-Mobile US, Inc.	$ 68.40	$ 167.37

We reviewed our peer group after the closing of the Sprint Combination and, effective January 1, 2021, we made the following changes to our peer group: (a) we removed Motorola Solutions, Inc. from our peer group because its market capitalization is substantially lower than T-Mobile’s market capitalization and (b) we added International Business Machines, Oracle Corp. and The Walt Disney Company to our peer group, due to their relevance in terms of financial scope and industry and because they are included in the peer groups of many of our existing peer companies. This revised peer group was used to set executive compensation for 2021.

ANALYSIS OF EXECUTIVE OFFICER COMPENSATION

The key components of our annual target total compensation package for executive officers are base salary, annual cash-based short-term incentive awards, and long-term equity incentive awards, including performance-based restricted stock units (“PRSUs”) and RSUs.

TARGET TOTAL DIRECT COMPENSATION

The Compensation Committee reviews the compensation of the Named Executive Officers based on a market analysis prepared by management in partnership with the Compensation Committee’s independent compensation consultant. Based on the Compensation Committee’s assessment of each Named Executive Officer in relation to peer and survey market data as well as the executive officer’s contributions to the Company’s ongoing strategy, including contributions relating to the Sprint Combination and ongoing integration efforts, the Compensation Committee increased the total target compensation for the Named Executive Officers for 2020, including an increase to one or more component of base salary, target annual short-term incentive opportunity and target annual long-term incentive opportunity.

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Executive Compensation

The following table shows, as of December 31, 2020, the target total direct compensation established for the Named Executive Officers employed as of December 31, 2020.

Officer	Base Salary ($)	Target STIP Percent[1]	Target STIP Value ($)	Total Target Cash ($)	Target LTIP Percent[2]	Target LTIP Value ($)	Total Direct Compensation ($)

G. Michael Sievert	1,400,000	250%	3,500,000	4,900,000	— [3]	13,500,000	18,400,000

Peter Osvaldik	750,000	150%	1,125,000	1,875,000	200%	3,750,000	5,625,000

Neville R. Ray	925,000	200%	1,850,000	2,775,000	250%	6,937,500	9,712,500

David A. Miller	775,000	150%	1,162,500	1,937,500	200%	3,875,000	5,812,500

Peter A. Ewens	725,000	125%	906,250	1,631,250	200%	3,262,500	4,893,750

1	Target STIP Percent reflected as a percent of base salary.
2	Target LTIP Percent reflected as a percent of total target cash.
3	Target LTIP value for Mr. Sievert as specified in his employment agreement.

ANNUAL BASE SALARIES

Base salary is designed to provide a competitive fixed component of income. Base salaries for our Named Executive Officers are set by the Compensation Committee, with assistance from the Compensation Committee’s independent compensation consultant, after consideration of various factors including individual performance, executive experience and skill set, retention considerations, and market data. In particular, the Compensation Committee focuses on how base salary levels may impact the market competitiveness of an executive’s total compensation opportunity. See further discussion under “— Factors Considered in Determining Executive Compensation-Market Analysis” above.

At the February 2020 Compensation Committee meeting, the Compensation Committee approved the following base salaries for 2020:

Officer	2019 Base Salary ($)	2020 Base Salary ($)

G. Michael Sievert	1,200,000	1,400,000

John J. Legere	2,000,000	2,000,000

Peter Osvaldik	450,000	525,000

J. Braxton Carter	950,000	950,000

Neville R. Ray	900,000	925,000

David A. Miller	700,000	775,000

Peter A. Ewens	700,000	725,000

David R. Carey	775,000	775,000

In connection with Mr. Osvaldik’s appointment to Chief Financial Officer on July 1, 2020, Mr. Osvaldik’s base salary was increased from $525,000 to $750,000, effective July 1, 2020.

Effective January 1, 2020, Mr. Sievert’s base salary automatically increased from $1,200,000 to $1,400,000 pursuant to his employment agreement with the Company, which was entered into in November 2019 (as amended, the “Sievert Employment Agreement”).

ANNUAL SHORT-TERM INCENTIVES

Our executive officers are eligible for annual cash-based short-term incentive awards under the 2013 Omnibus Incentive Plan, as amended (the “2013 Plan”). The Compensation Committee sets the annual target value of each executive’s short-term incentive award opportunity as a percentage of the executive’s base salary. The final award is based on the applicable executive’s eligible base earnings for the performance period. Generally, award opportunities for each metric evaluated under the 2013 Plan are established at threshold, target and maximum levels. The maximum level for each metric is capped at 200% of target, and as a result, the overall potential amount that could be earned is capped at 200% of target.

40	PROXY STATEMENT 2021 ⬛

Executive Compensation

Late in 2019, the Compensation Committee approved a design for the 2020 short-term incentive plan (the “2020 STIP”) for T-Mobile on a standalone basis with the same measures as the 2019 plan: Total Service Revenue, Branded Net Additions (Total Branded Customer Additions), Adjusted EBITDA, Operating Free Cash Flow, and Adjusted EBIT. These measures (the relative weightings of which are set forth in the table below) were aligned with the operational objectives of the Company’s business. Attainment of the threshold performance level (representing attainment of 25% of the target performance level) for at least one of the performance metrics was required in order for the executives to receive any payment under the 2020 STIP. If none of the performance thresholds had been achieved during 2020, no awards would have been paid.

Metric	Weight	Threshold Performance (in millions)	Target Performance (in millions)	Maximum Performance (in millions)

Total Service Revenue	20%	$33,560	$35,326	$36,208

Branded Net Additions	20%	1.365	3.412	4.772

Adjusted EBITDA	20%	$12,673	$13,775	$14,250

Operating Free Cash Flow	30%	$ 5,622	$ 7,421	$ 8,140

Adjusted EBIT	10%	$ 6,256	$ 6,800	$ 7,162

When the Sprint Combination closed April 1, 2020, the Compensation Committee determined that the above targets were no longer applicable under our combined financials going forward and it would have been difficult to calculate the extent to which the performance goals were attained by T-Mobile as a standalone company (without taking into account the Sprint Combination) through the date of the acquisition given the portion of the year completed as compared to full-year goals. In addition, we were navigating the Pandemic which made us rethink how to best serve our customers and protect our employees.

In this challenging environment, we needed to incentivize our employees to focus on integrating our two companies, unlocking synergies and rapidly delivering a leading 5G network, recognizing that a significant effort would be required above and beyond business as usual.

Focusing on our performance, following the close of the Sprint Combination, the Compensation Committee approved payouts for the 2020 STIP awards for executive officers, including the Named Executive Officers, based on the average Company performance goal attainment for short-term incentive awards over the Company’s fiscal years 2017, 2018 and 2019 (after excluding the impact of certain vendor financings and securitization arrangements from the calculation of the 2019 Company performance goal attainment), which was 160%. Locking the performance at a fixed percent for the entire performance period (a) eliminated the risk of prematurely setting metrics for the remainder of the fiscal year that could have resulted in mis-alignment to company interests and (b) closely aligned the payouts with historical STIP payouts, ensuring participants were not disincentivized versus prior year payouts when they were tasked with significant work above and beyond business as usual.

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Executive Compensation

The following table shows the payouts under the 2020 STIP for each Named Executive Officer, determined by multiplying each Named Executive Officer’s target 2020 STIP by 160%.

Officer	Base Earnings[1] ($)	Target 2020 STIP Percent (as a % of Base Salary)	Target 2020 STIP Value ($)	Company Attainment	Total 2020 STIP Payout Value ($)

G. Michael Sievert[2]	1,400,000	250%	3,500,000	160%	5,600,000

John J. Legere	498,630	200%	997,260	160%	1,595,616	[4]

Peter Osvaldik[3]	627,115	136%	854,946	160%	1,367,913

J. Braxton Carter[5]	—	—	—	—	—

Neville R. Ray	925,000	200%	1,850,000	160%	2,960,000

David A. Miller	775,000	150%	1,162,500	160%	1,860,000

Peter A. Ewens	725,000	125%	906,250	160%	1,450,000

David R. Carey	220,219	150%	330,328	160%	528,525	[4]

1

Base earnings reflect eligible earnings as reported by T-Mobile payroll. For Messrs. Legere and Carey, base earnings reflect earnings pro-rated from the beginning of the calendar year through the applicable termination date. Mr. Osvaldik’s base earnings reflect the increase to his base salary from $525,000 to $750,000, effective July 1, 2020.

2	Pursuant to the Sievert Employment Agreement, Mr. Sievert’s target STIP for 2020 was increased to 250% of his base salary effective January 1, 2020.
3

Mr. Osvaldik’s target STIP percent reflects his SVP, Chief Accounting Officer short-term incentive target of 125% effective until July 1, 2020 and his EVP & Chief Financial Officer short-term incentive target of 150% for the remainder of the year.

4

The 2020 annual short-term incentive awards for Messrs. Legere and Carey were pro-rated based on the applicable executive’s length of employment with us during 2020 and were paid, and are reported in the 2020 Summary Compensation Table below, as part of their respective severance payments and benefits. For additional information, see “—Separation Payments and Benefits to Messrs. Legere, Carter and Carey” below.

5	Pursuant to the Carter Employment Agreement (as defined below), Mr. Carter was not eligible for an annual short-term incentive award in 2020.

In addition, pursuant to the Sievert Employment Agreement, Mr. Sievert was paid a one-time retention bonus in an aggregate amount equal to $3,500,000 in connection with his appointment as our Chief Executive Officer. In connection with his appointment to Chief Financial Officer, effective July 1, 2020, Mr. Osvaldik was paid a one-time cash bonus in an aggregate amount equal to $600,000.

LONG-TERM INCENTIVES

We grant our executive officers long-term incentive compensation in the form of PRSUs and RSUs under the 2013 Plan and the Sprint Corporation Amended and Restated 2015 Omnibus Incentive Plan (the “2015 Plan”) that we assumed upon the closing of the Sprint Combination, as discussed below under “— Equity Compensation Plan Information.” PRSUs granted in 2020 are measured based on our relative total shareholder return (“RTSR”) over a three-year performance period. We believe it is an appropriate performance measure because RTSR inherently reflects relevant financial and operational results as share price is a reflection of our current and expected future performance and directly links a significant portion of executive officer compensation to stockholder value creation.

LONG-TERM INCENTIVE AWARDS GRANTED IN 2020

On February 15, 2020, we granted annual long-term incentive awards to our Named Executive Officers (other than Messrs. Legere, Carter and Carey, who were not eligible to receive 2020 long-term incentive awards pursuant to their respective employment agreements or term sheets with us). Each such Named Executive Officer received half of the aggregate value of their 2020 long-term incentive awards in the form of PRSUs and half of such value in the form of RSUs. We believe this mix emphasizes long-term Company performance as well as the retention and engagement of the Named Executive Officers. In addition to their annual awards, Messrs. Sievert, Ray and Osvaldik were granted special long-term incentive awards, as discussed below under “—Special Equity Awards in 2020.” RSU awards for 2020 generally vest annually in three equal tranches beginning February 2021, subject to the Named Executive Officer’s continued service through the applicable vesting date. The annual PRSU awards for 2020 generally cliff vest at the conclusion of the three-year performance period ending on the third anniversary of the grant date, subject to the Named Executive Officer’s continued service through the vesting date and based on the level of RTSR attained during the performance period as certified by the Section 16 Subcommittee of the Compensation Committee.

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Executive Compensation

PRSU achievement can range from 0% to 200% of target based on relative performance against our peer group, and payouts are determined by multiplying the target number of PRSUs by an adjustment percentage based on the RTSR percentile performance of the Company, as set forth in the following table. No payout will be made if performance is attained below the 25th percentile.

RTSR for the 2020 PRSU awards is generally measured against the following peer group, consisting of 12 companies: AT&T, Charter Communications, Cisco Systems, Comcast, Dish Network, Intel, Liberty Global, Lumen Technologies (formerly known as CenturyLink), Microsoft, Motorola Solutions, Qualcomm and Verizon Communications. Under the terms of the award, if one or more members of the peer group cease to be a publicly traded entity during the performance period, then that company will be removed from the peer group; however, unless otherwise determined by our Compensation Committee, any member of the peer group that ceases to be a publicly traded entity during the performance period due to bankruptcy or insolvency (as determined by the Compensation Committee) will not be removed from the peer group. No additional companies will be added to the peer group for purposes of determining any earned PRSU awards.

The total 2020 target long-term incentive grant value and the number of annual PRSUs and RSUs awarded are shown below for each Named Executive Officer other than Messrs. Legere, Carter and Carey who were not eligible to receive 2020 long-term incentive awards pursuant to their respective employment agreements or term sheets with us. The number of annual PRSUs and RSUs awarded was established as the total grant-date target value multiplied by the award mix and divided by the average closing price of our common stock for the 30 calendar-day period ending five business days prior to the grant date.

Officer	Grant Date	Total 2020 Grant Target Value ($)	Target PRSU/RSU Award Mix	Target Number of Performance-Based RSUs (#)	Number of Time-Based RSUs (#)

G. Michael Sievert	2/15/2020	13,500,000	50% PRSU, 50% RSU	82,843	82,843

Peter Osvaldik	2/15/2020	1,771,875	50% PRSU, 50% RSU	10,874	10,874

Neville R. Ray	2/15/2020	6,937,500	50% PRSU, 50% RSU	42,572	42,572

David A. Miller	2/15/2020	3,875,000	50% PRSU, 50% RSU	23,779	23,779

Peter A. Ewens	2/15/2020	3,262,500	50% PRSU, 50% RSU	20,021	20,021

SPECIAL EQUITY AWARDS IN 2020

Pursuant to the Sievert Employment Agreement, in April 2020, the Company granted Mr. Sievert a one-time PRSU award with a target value of $20,000,000 (the “Sievert Special PRSUs”) in connection with his promotion to CEO. The Sievert Special PRSUs are generally subject to the same terms and conditions (including vesting conditions and performance conditions) applicable to the annual awards of PRSUs granted to the Named Executive Officers on February 15, 2020 (see “—Long-Term Incentive Awards Granted in 2020” above

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Executive Compensation

for additional information), except that in order for more than 100% of the target number of Sievert Special PRSUs to vest, there must be at least a twenty percent (20%) increase in the Company’s stock price over the period beginning on April 1, 2020, the date on which Mr. Sievert became our Chief Executive Officer (with the stock price on such date deemed to equal the average closing price of T-Mobile’s stock over the period commencing November 18, 2019 and ending April 1, 2020), and ending on the vesting date.

In conjunction with his appointment to Chief Financial Officer, in July 2020, the Company granted Mr. Osvaldik a one-time PRSU award with a target value of $1,000,000 (the “Osvaldik Special PRSUs”) to ensure market competitive pay relative to similarly situated CFOs at peer companies. The Osvaldik Special PRSUs are subject to the same terms and conditions (including vesting conditions and performance conditions) applicable to the annual awards of PRSUs granted to the Named Executive Officers on February 15, 2020 (see “—Long-Term Incentive Awards Granted in 2020” above for additional information).

In order to incentivize Mr. Ray for his network integration efforts associated with the closing of the Sprint Combination, in April 2020, the Company granted Mr. Ray a one-time PRSU award with a target value of $15,000,000 (the “Ray Special PRSUs”). Five-sixths of the Ray Special PRSUs (the “Network Synergy PRSUs”) will generally cliff vest on the third anniversary of the closing of the Sprint Combination based on the Company’s annualized total network synergy exit run rate relative to certain targets determined by the Compensation Committee, subject to Mr. Ray’s continued employment through the vesting date, and provided that the number of such earned PRSUs will be reduced by 25% if such goals are not attained within the Company’s annualized capital expenditure budget over the applicable performance period. The number of Network Synergy PRSUs that vest can range from 0% to 200% of target based on performance (with 200% vesting upon attainment of maximum performance, 100% vesting upon attainment of target performance, and 25% vesting upon attainment of threshold performance). No payout will be made if performance is below threshold level. The remaining one-sixth of the Ray Special PRSUs will generally cliff-vest on the fourth anniversary of the closing of the Sprint Combination if the Company receives Federal Communications Commission (“FCC”) certification with respect to all FCC product testing completed during the three-year performance period commencing on the closing date of the Sprint Combination and the FCC does not assess any material voluntary contributions against the Company during the four-year performance period commencing on the closing date of the Sprint Combination, subject to Mr. Ray’s continued employment through the third anniversary of the closing of the Sprint Combination.

The annual RSUs and annual and special PRSUs granted during 2020 are subject to accelerated vesting in certain circumstances as described below under “— Potential Payments upon Termination or in Connection with a Change in Control”.

PERFORMANCE-BASED LONG-TERM INCENTIVE AWARDS VESTED IN 2020

The annual PRSUs granted to each of the Named Executive Officers in 2017 had a three-year performance period that ended on February 25, 2020. Based on the Company’s RTSR at the end of the performance period, 106% of the target award was earned for each Named Executive Officer. The number of 2017 PRSUs earned and paid in 2020 is set forth in the table below.

Officer	Target 2017 PRSUs ($)	RTSR Adjustment Percentage (%)	Earned PRSUs (#)

G. Michael Sievert	57,899	106%	61,372

John J. Legere	178,775	106%	189,501

Peter Osvaldik	7,111	106%	7,537

Neville R. Ray	40,631	106%	43,068

David A. Miller	14,628	106%	15,505

Peter A. Ewens	21,128	106%	22,395

David R. Carey	30,854	106%	32,705

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Executive Compensation

In addition to the 2017 annual PRSUs that vested in 2020, 50% of the special PRSU awards granted to the Named Executive Officers in 2018 in connection with the Company’s entrance into the Business Combination Agreement (the “Transaction PRSUs”) vested upon the closing of the Sprint Combination and were earned with an adjustment percentage of 146% on April 1, 2020. The number of Transaction PRSUs earned by each Named Executive Officer and paid in 2020 is set forth in the table below.

Officer	Target 2018 PRSUs ($)	RTSR Adjustment Percentage (%)	Earned PRSUs (#)

G. Michael Sievert	161,629	146%	235,978

Neville R. Ray	98,493	146%	143,799

David A. Miller	26,669	146%	38,936

Peter A. Ewens	26,669	146%	38,936

David R. Carey	46,218	146%	67,478

One-half of Mr. Legere’s Transaction PRSUs vested on March 31, 2020 in connection with his termination with the Company. 146% of the target PRSUs were earned, earning 436,561 shares. Additionally, in connection with their termination of employment with us in 2020, each of Messrs. Legere and Carey became entitled to accelerated vesting of certain of their equity awards as described below under “—Separation Payments and Benefits to Messrs. Legere, Carter and Carey”.

COMPENSATION PAID TO FORMER EXECUTIVES

As noted previously, following a multi-year, comprehensive leadership succession planning process, effective as of April 1, 2020 (the date on which the Sprint Combination closed), Mr. Legere ceased to serve as our Chief Executive Officer. After a short transition period, Mr. Legere stepped down from the Board on April 24, 2020. In connection with Mr. Legere’s termination of employment with the Company, he became eligible for certain severance payments and benefits as described below in “—Separation Payment and Benefits to Messrs. Legere, Carter, and Carey”.

In conjunction with the Sprint Combination, the Company extended its employment arrangement with Mr. Carter through July 1, 2020. In addition to the compensation Mr. Carter earned while an employee, the Compensation Committee entered into a consulting agreement with Mr. Carter. In approving the additional benefits, the Compensation Committee considered a range of factors, including (i) the critical role Mr. Carter played in negotiating, financing and implementing the Sprint Combination, (ii) his contributions to the growth of T-Mobile over the past 7 years and the implementation of the CFO succession and (iii) Mr. Carter’s agreement to, among other things, waive any claims against us and refrain from competing against us for 18 months following termination.

Mr. Carey served as our Executive Vice President, Corporate Services until April 13, 2020. In addition to the compensation Mr. Carey earned while an employee, the Compensation Committee entered into a consulting agreement with Mr. Carey.

The Company entered into the above-mentioned compensation arrangements with the former executives to incentivize a high level of execution in setting up the Company for successful integration and continued long-term success. The T-Mobile stock price increased 58.4% from April 1, 2020 (the date on which the Sprint Combination closed) through December 31, 2020, providing stockholder returns above the S&P 500 and the telecommunications industry to our stockholders.

PERQUISITES

We generally do not provide perquisites to any executive officer, including the Named Executive Officers, beyond what all other employees may be eligible to receive. In 2020, we provided personal security for Mr. Sievert due to the range of security issues encountered by Chief Executive Officers of large public companies, particularly with respect to high-profile Chief Executive Officers such as Mr. Sievert. For fiscal year 2020, we paid approximately $103,068 toward Mr. Sievert’s personal security. Included in the amount are costs relating to a new assessment to help determine overall security needs for the Company’s executives, including the CEO. We also reimbursed Mr. Legere for legal fees and expenses (capped at $50,000 as approved by the Compensation Committee) incurred in connection with the negotiation of and preparation for the CEO transition which occurred on April 1, 2020.

COMPREHENSIVE BENEFITS PACKAGE

We provide a competitive benefits package to all full-time employees, including the Named Executive Officers, that includes health and welfare benefits, such as medical, dental, vision care, disability insurance, life insurance benefits and a 401(k) savings plan (with an employer match up to 4%). We provide a non-qualified deferred compensation plan under which eligible participants may defer up to 75% of their base salary and 100% of their annual short-term incentive and annual RSUs. We do not provide any employer matching or discretionary allocations under the non-qualified deferred compensation plan.

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Executive Compensation

SEVERANCE AND CHANGE-IN-CONTROL BENEFITS

We provide severance pay and other termination benefits to eligible executive officers, including the Named Executive Officers, whose employment is terminated, including due to corporate restructuring, and, in some cases, due to involuntary termination by us without cause, due to our non-renewal of the executive’s employment term, due to the executive’s retirement or due to the voluntary termination by the executive for good reason. We believe that these severance benefits provide our executive officers, including our Named Executive Officers, with security of transition income and benefit replacement, thus allowing such executive officers to focus on our prospective business priorities that create value for stockholders. We believe the level of severance and termination benefits provided is consistent with the practices of our peer group and is necessary to attract and retain key employees. These benefits are provided pursuant to our Severance Guidelines, Executive Continuity Plan, the 2013 Plan, incentive award agreements as well as written employment agreements, term sheets and/or letter agreements, as applicable, that we have entered into with each of our Named Executive Officers. These arrangements do not include any gross up for excise taxes imposed as a result of severance or other payments that are deemed made in connection with a change in control. The potential payments and benefits available under these arrangements are discussed further under “—Potential Payments upon Termination or in Connection with a Change in Control.”

Other Matters

TAX AND ACCOUNTING CONSIDERATIONS

Section 162(m) of the Code. Internal Revenue Code (the “Code”) Section 162(m) generally disallows an income tax deduction to public companies for annual compensation in excess of $1 million paid to the chief executive officer and other “covered employees.” For taxable years beginning on or before December 31, 2017, this deduction limit included an exception for “qualified performance-based compensation”. The Tax Cuts and Jobs Act of 2017 (the “Tax Act”) amended certain provisions of Code Section 162(m), including eliminating the exemption for “qualified performance-based compensation” for tax years beginning after December 31, 2017. The Tax Act includes a grandfather provision, pursuant to which compensation that is provided pursuant to a written binding contract in effect on November 2, 2017, and which has not been modified in any material respect on or after that date, will not be subject to the amendments made to Code Section 162(m) by the Tax Act. We believe that maintaining the discretion to evaluate the performance of our executive officers through the use of performance-based compensation is an important part of our responsibilities and benefits our stockholders, even if it may be non-deductible under Code Section 162(m). The Compensation Committee has historically considered the potential impact of Code Section 162(m) as well as other tax and accounting consequences when developing and implementing the Company’s executive compensation programs. However, the Compensation Committee retains the discretion and flexibility to design and administer compensation programs that are in the best interests of the Company and its stockholders, and, in light of the repeal of the performance-based compensation exception to Code Section 162(m), the Compensation Committee may in the future approve compensation that would not have qualified as performance-based compensation under Code Section 162(m) as in effect prior to the Tax Act.

Section 280G of the Code. Code Section 280G disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Code Section 4999 imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Code Section 280G based on the executive’s prior compensation. As discussed above, we do not provide tax gross-ups on income attributable to severance or other payments that are deemed made in connection with a change in control.

Section 409A of the Code. Code Section 409A requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and directors to accelerated income tax liabilities, substantial additional taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefit plans and arrangements for all of our employees and directors, including our Named Executive Officers, so that they are either exempt from, or satisfy the requirements of, Code Section 409A.

Accounting for Stock-Based Compensation. We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of PRSUs, RSUs and other equity-based awards under equity incentive award plans have been and will be accounted for under ASC Topic 718. We expect that we will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity

46	PROXY STATEMENT 2021 ⬛

Executive Compensation

awards with our overall executive compensation philosophy and objectives. For further information on our accounting for our stock-based compensation awards, refer to our Annual Report on Form 10-K for the year ended December 31, 2020.

SECURITIES TRADING POLICY

Our policy on securities trading prohibits our directors, officers and designated employees from trading in our securities during certain quarterly and event-specific blackout periods. The policy prohibits our directors, officers and designated employees from trading in options with respect to our securities (including puts, calls and other derivative securities) on an exchange or in any other organized market, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. The policy also prohibits short sales of our securities, holding our securities in a margin account or pledging our securities as collateral for a loan. Mr. Claure, one of our directors, holds 2,034,791 shares of our common stock that are pledged to secure a line of credit with an unrelated third-party bank. This pledge pre-dated the Sprint Combination, and Mr. Claure has committed to unwind the pledge by December 31, 2024.

CLAWBACK PROVISIONS

In 2014, the Compensation Committee adopted a policy of recoupment of compensation in certain circumstances. The policy provides that in the event the Company issues a restatement of its financial statements due to its material noncompliance with financial reporting requirements under U.S. securities laws, the Company will, to the extent permitted by governing law, require reimbursement from current and former executive officers for excess incentive compensation received at any time during the three-year period preceding the date on which the Company is required to prepare the accounting restatement if a lower payment would have occurred based on the restated results, regardless of whether the executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement. The policy is administered by the Section 16 Subcommittee, which has the sole discretion to seek recovery from an executive officer and may consider whether seeking recovery would be in the best interests of the Company, including the costs and benefits of seeking recovery and whether doing so may prejudice the interests of the Company, including in any related proceeding or investigation. All awards granted under the Plans are subject to the requirements of Section 954 of the Dodd-Frank Act regarding the recovery of erroneously awarded compensation as well as any implementing rules and regulations under the Dodd-Frank Act, any policies adopted by the Company to implement such requirement, and any other compensation recovery policies that may be adopted from time to time by the Company.

STOCK OWNERSHIP GUIDELINES AND BROAD-BASED STOCK OWNERSHIP

Under our stock ownership guidelines, the Chief Executive Officer and all executive officers reporting to the Chief Executive Officer are expected to acquire and maintain ownership of shares of common stock equal in value to a specified multiple of the executive officer’s base salary measured as of September 30th of each year.

Position	Ownership Requirement

Chief Executive Officer	5x base salary

Executive Officers reporting to the CEO	3x base salary

Each executive officer is expected to meet the ownership guidelines within the later of (i) five years from the date we adopted the guidelines and (ii) the date on which he or she became an executive officer, and is expected to retain at least 50% of the net shares of common stock acquired through our equity compensation plans until the ownership thresholds are met.

As of December 31, 2020, our Chief Executive Officer and each of the other Named Executive Officers who were then employed by us were in compliance with our stock ownership guidelines.

WE BELIEVE THAT ALL EMPLOYEES SHOULD HAVE A STAKE IN THE COMPANY’S PERFORMANCE. ACCORDINGLY, WE UTILIZE A COMPANY-WIDE ANNUAL EQUITY AWARD PROGRAM.

In addition, we implemented an Employee Stock Purchase Plan (“ESPP”) in 2015 to provide employees with a cost-effective vehicle to purchase stock.

EQUITY GRANTING PRACTICES

The Compensation Committee has adopted an equity grant policy pursuant to which the Compensation Committee (or the Section 16 Subcommittee) may approve annual grants to executive officers and other members of the executive leadership team at a specified time each year. In addition to the annual grants, equity awards may be granted on a quarterly basis to new hires. We may also grant supplemental equity awards from time to time to retain high-performing leaders, reward exceptional performance or recognize expanded responsibility. The Compensation Committee delegated authority to the Company’s SVP, Total Rewards & Employee Experience or, for awards granted after April 1, 2020, the Company’s Executive Vice President and Chief Human Resources Officer, subject to certain terms and limitations as established by the Compensation Committee, to grant awards to employees who are not Section 16 officers.

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Executive Compensation

RESULTS OF STOCKHOLDER ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

At the 2020 Annual Meeting of Stockholders, stockholders were asked to approve, on an advisory basis, the Named Executive Officer compensation for 2019 as reported in the proxy statement. This say-on-pay proposal was approved by approximately 82% of the shares present and entitled to vote, and the Compensation Committee believes this affirms our stockholders’ strong support of our executive compensation program. Generally, the feedback from proxy advisors that did not support our 2019 say-on-pay proposal was related to Mr. Carter’s compensation and certain one-time long-term incentive awards granted to him in order to encourage his continued retention as our Chief Financial Officer through July 1, 2020. As these awards represented a singular compensation event to ensure leadership continuity for our Company, rather than an ongoing aspect of our executive compensation program, our Compensation Committee did not believe that significant changes to the Company’s executive compensation program were warranted.

Accordingly, while the Compensation Committee considered the results of the 2020 advisory vote along with stockholder input and other factors discussed in this Compensation Discussion and Analysis, it concluded that no changes to our compensation policies and practices were warranted in response to the stockholder advisory vote and has continued to refine our executive compensation program for 2020 and 2021, as a demonstration of its attention to corporate governance and its emphasis on the link between pay and performance. The Board has previously determined to hold advisory say-on-pay votes every three years. Accordingly, the next advisory say-on-pay stockholder vote will occur in connection with the 2023 Annual Meeting of Stockholders.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Company management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and incorporated by reference into the Form 10-K for the year ended December 31, 2020.

The Compensation Committee1:

Kelvin R. Westbrook, Chair

Marcelo Claure

Christian P. Illek

Raphael Kübler

Michael Wilkens

[1]

Mr. Claure became a member of the Compensation Committee on April 1, 2020, the closing date of the Sprint Combination. Mr. Wilkens became a member of the Compensation Committee on February 11, 2021. The composition of the Compensation Committee as set forth here is as of March 22, 2021, the date on which the Compensation Committee approved the Compensation Disclosure and Analysis.

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Executive Compensation Tables

2020 SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to compensation for the years ended December 31, 2020, 2019 and 2018 earned by or paid to our Named Executive Officers.

Name and Principal Position	Year	Salary[1] ($)	Bonus[2] ($)	Stock Awards[3] ($)	Option Awards ($)	Non-Equity Incentive Compensation[4] ($)	All Other Compensation[5] ($)	Total ($)

G. Michael Sievert	2020	1,446,154	3,500,000	44,253,227	—	5,600,000	114,634	54,914,014
President & CEO	2019	1,200,000	—	11,532,431	—	3,576,000	61,273	16,369,704
	2018	1,108,654	—	30,937,145	—	3,592,039	11,534	35,649,372

John J. Legere	2020	600,000	—	—	—	—	136,595,887	137,195,887
Former Chief Executive Officer	2019	2,000,000	—	19,652,001	—	5,960,000	144,689	27,756,690
	2018	1,878,205	—	58,494,969	—	6,130,849	34,183	66,538,207

Peter Osvaldik	2020	655,962	600,000	3,468,190	—	1,367,913	11,420	6,103,484
Executive Vice President & Chief Financial Officer

J. Braxton Carter	2020	575,540	—	—	—	—	8,820,671	9,396,212
Former Executive Vice President & Chief Financial Officer	2019	1,169,231	2,500,000	11,722,200	—	2,123,250	4,761,512	22,276,193
	2018	898,077	—	5,374,318	—	2,182,327	11,803	8,466,524

Neville R. Ray	2020	960,577	—	29,280,443	—	2,960,000	11,449	33,212,469
President, Technology	2019	900,000	—	7,521,164	—	2,682,000	72,533	11,175,697
	2018	879,808	—	22,293,403	—	2,590,177	11,511	25,774,898

David A. Miller	2020	804,808	—	5,100,120	—	1,860,000	11,449	7,776,377
Executive Vice President, General Counsel & Secretary

Peter A. Ewens	2020	752,885	—	4,294,104	—	1,450,000	11,449	6,508,438
Executive Vice President, Corporate Strategy and Development

David R. Carey	2020	289,284	—	—	—	—	29,558,335	29,847,619
Former Executive Vice President, Corporate Services	2019	775,000	—	5,397,151	—	1,732,125	11,299	7,915,575
	2018	774,038	—	13,501,485	—	1,567,428	11,025	15,853,977

1

For Messrs. Carter and Carey, the amount in this column for 2020 also includes a one-time cash payment of accrued, unused paid time off through their respective termination dates, which was paid to Mr. Carter in July 2020 and to Mr. Carey in April 2020.

2

For Mr. Sievert, the amount in this column represents the special bonus that became payable to him on April 1, 2020 in connection with the closing of the Sprint Combination, as approved by the Compensation Committee in connection with his entrance into his employment agreement in 2019. For Mr. Osvaldik the amount in this column represents the special bonus that became payable to him on July 1, 2020, as approved by the Compensation Committee in connection with his appointment as EVP & Chief Financial Officer.

3

The value of stock awards (consisting of RSUs and PRSUs at target level) is determined using the aggregate grant date fair value computed in accordance with ASC 718, excluding the effect of any estimated forfeitures. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the Named Executive Officer. See Note 11 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for a summary of the assumptions we apply in calculating these amounts. The aggregate grant date fair value of the PRSUs granted to our Named Executive Officers during 2020, assuming maximum performance, would be as follows: Mr. Sievert, $72,521,068 (including $19,550,948 (for his annual PRSUs granted in February) and $52,970,120 (for his Sievert Special PRSUs)); Mr. Osvaldik, $4,838,133 (including $2,566,264 (for his annual PRSUs granted in February) and $2,271,869 (for his Osvaldik Special PRSUs)); Mr. Ray, $46,987,888 (including $10,046,992 (for his annual PRSUs granted in February) and $36,940,896 (for his Ray Special PRSUs)); Mr. Miller, $5,611,844; and Mr. Ewens, $4,724,956.

4

For 2020, represents amounts paid by the Company under the 2020 STIP, based on the achievement of certain Company performance measures during the year. For additional information, please see “— Annual Short-Term Incentives” above.

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Executive Compensation

5	Amounts included in the “All Other Compensation” column are detailed in the table below.

Name	401k Employer Match	Legal Fee Reimbursement	Security Arrangements	Consulting Arrangements[1]	Severance Payments[2]	Other[3]	Total

G. Michael Sievert	11,400	—	103,068	—	—	166	114,634

John J. Legere	—	50,000	—	—	136,545,887	—	136,595,887

Peter Osvaldik	11,400	—	—	—	—	20	11,420

J. Braxton Carter	11,400	—	—	1,260,000	7,549,271	—	8,820,671

Neville R. Ray	11,400	—	—	—	—	49	11,449

David A. Miller	11,400	—	—	—	—	49	11,449

Peter A. Ewens	11,400	—	—	—	—	49	11,449

David R. Carey	11,400	—	—	354,255	29,192,681	—	29,558,335

1	For Mr. Carter and Mr. Carey, the value in the Consulting Arrangements column represents payments associated with their respective post-employment consulting arrangements.
2

For Mr. Legere the value in the Severance Payments column represents cash severance, accelerated equity vesting upon termination, up to 18 months of COBRA continuation, a lump sum payment of $450,000 in lieu of monthly payments associated with an office and assistant, and reimbursement of certain moving expenses, as per his employment agreement. For Mr. Carter, the value in the Severance Payments column represents a cash retention payment made upon termination and up to 18 months of COBRA continuation, as per his employment agreement. For Mr. Carey, the value in the Severance Payments column represents cash severance, up to 18 months of COBRA continuation, up to 12 months of outplacement services, and accelerated equity vesting upon termination, as per his employment agreement. For additional information, please see “—Separation Payments and Benefits to Messrs. Legere, Carter and Carey” below.

3	This value represents the cash value of items provided to the executive in conjunction with a Company sponsored event such as t-shirts, sunglasses and other Company branded memorabilia.

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2020 GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2020, to the Named Executive Officers.

					Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards[3] ($)
Name	Type of Award	Grant Date	Approval Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
G. Michael Sievert	STIP				87,500	3,500,000	7,000,000	—	—	—	—	—
	PRSU	2/15/2020	2/12/2020		—	—	—	20,711	82,843	165,686	—	9,775,474
	RSU	2/15/2020	2/12/2020		—	—	—	—	—	—	82,843	7,992,693
	PRSU	4/1/2020	11/15/2019		—	—	—	60,813	243,250	486,500	—	26,485,060

John J. Legere	STIP				24,932	997,260	1,994,521	—	—	—	—	—
	PRSU	2/15/2020	2/12/2020		—	—	—	—	—	—	—	—
	RSU	2/15/2020	2/12/2020		—	—	—	—	—	—	—	—
	PRSU	2/15/2020	2/12/2020		—	—	—	—	—	—	—	—

Peter Osvaldik	STIP				21,374	854,946	1,709,892	—	—	—	—	—
	PRSU	2/15/2020	2/12/2020		—	—	—	2,719	10,874	21,748	—	1,283,132
	RSU	2/15/2020	2/12/2020		—	—	—	—	—	—	10,874	1,049,124
	PRSU	7/1/2020	6/12/2020		—	—	—	2,437	9,748	19,496	—	1,135,934

J. Braxton Carter	STIP				—	—	—	—	—	—	—	—
	PRSU	2/15/2020	2/12/2020		—	—	—	—	—	—	—	—
	RSU	2/15/2020	2/12/2020		—	—	—	—	—	—	—	—

Neville R. Ray	STIP				46,250	1,850,000	3,700,000	—	—	—	—	—
	PRSU	2/15/2020	2/12/2020		—	—	—	10,643	42,572	85,144	—	5,023,496
	RSU	2/15/2020	2/12/2020		—	—	—	—	—	—	42,572	4,107,347
	PRSU	4/1/2020	9/9/2020	[4]	—	—	—	37,083	178,000	326,333	—	20,149,600

David A. Miller	STIP				29,063	1,162,500	2,325,000	—	—	—	—	—
	PRSU	2/15/2020	2/12/2020		—	—	—	5,945	23,779	47,558	—	2,805,922
	RSU	2/15/2020	2/12/2020		—	—	—	—	—	—	23,779	2,294,198

Peter A. Ewens	STIP				22,656	906,250	1,812,500	—	—	—	—	—
	PRSU	2/15/2020	2/12/2020		—	—	—	5,005	20,021	40,042	—	2,362,478
	RSU	2/15/2020	2/12/2020		—	—	—	—	—	—	20,021	1,931,626

David R. Carey	STIP				8,258	330,328	660,656	—	—	—	—	—
	PRSU	2/15/2020	2/12/2020		—	—	—	—	—	—	—	—
	RSU	2/15/2020	2/12/2020		—	—	—	—	—	—	—	—

1

Represents the threshold, target and maximum amounts of annual cash incentive compensation that may have become payable to each Named Executive Officer for performance under the 2020 STIP. The actual amounts paid for 2020 are shown in the “Non-Equity Incentive Plan Compensation” column of the 2020 Summary Compensation Table.

2	Represents the threshold, target and maximum number of shares that might be paid pursuant to PRSU awards granted in 2020.
3

The value of stock awards is determined using the aggregate grant date fair value computed in accordance with ASC 718, excluding the effect of any estimated forfeitures. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the Named Executive Officer. See Note 11 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for a summary of the assumptions we apply in calculating these amounts.

4	Mr. Ray was granted the Network Synergy PRSUs on April 1, 2020 pursuant to the Ray Term Sheet. The performance metric targets for the Network Synergy PRSUs were approved on September 9, 2020.

EMPLOYMENT ARRANGEMENTS

During 2020, the Company was party to employment arrangements with Messrs. Legere, Sievert, Carter, Carey and Ray, as more fully described below. The Company is not, and was not in 2020, party to written employment arrangements with any other Named Executive Officer. The Company is a party to certain arrangements with some of the Named Executive Officers with regard to severance and termination payments and benefits. See “—Potential Payments upon Termination or in Connection with a Change in Control” below for more information.

Employment Agreement with Mr. Legere. During the portion of 2020 ending on April 1, 2020, the Company was party to an amended and restated employment agreement with Mr. Legere (as amended, the “Legere Employment Agreement”).

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Executive Compensation

Pursuant to the Legere Employment Agreement, Mr. Legere served as our Chief Executive Officer through April 1, 2020, the date on which the Sprint Combination closed, on which date his employment automatically terminated. In addition, under the Legere Employment Agreement, Mr. Legere would continue to serve as a member of the Board until the 2020 Annual Meeting of Stockholders. On April 24, 2020, Mr. Legere notified T-Mobile that he was resigning from the Board of Directors of the Company, effective immediately.

Pursuant to the Legere Employment Agreement, during his employment with us, Mr. Legere was entitled to (i) an annual base salary of $2,000,000, and (ii) an annual incentive plan target of no less than $4,000,000 (with a maximum award equal to 200% of target). The Legere Employment Agreement also provided that Mr. Legere was entitled to employee benefits to the same extent and on the same terms as such benefits are provided generally by the Company to its senior managers. Pursuant to the Legere Employment Agreement, Mr. Legere was not eligible for long-term incentive awards during 2020.

In addition, pursuant to the Legere Employment Agreement, Mr. Legere was entitled upon request to certain Company-paid financial planning advice in connection with potential change in control payments under Code Section 280G.

Employment Agreement with Mr. Sievert. During 2020, the Company was party to the Sievert Employment Agreement, pursuant to which Mr. Sievert served as our President and Chief Operating Officer through March 31, 2020 and commenced service as our President and Chief Executive Officer effective April 1, 2020, the date on which the Sprint Combination closed. The Sievert Employment Agreement provides for an initial employment term through the third anniversary of the date on which Mr. Sievert became our Chief Executive Officer, subject to automatic one-year extensions thereafter (unless either party provides notice of non-renewal).

Pursuant to the Sievert Employment Agreement, Mr. Sievert is entitled to (i) an annual base salary that, during 2020, was equal to $1,400,000, which will automatically increase (or has already automatically increased, as applicable) to (a) $1,500,000 effective as of January 1, 2021 and (b) the greater of (x) $1,600,000 or (y) the then-current median annual base salary for chief executive officers in our then-current peer group effective as of January 1, 2022; (ii) an annual short-term incentive award targeted at 250% of base salary (with a maximum award equal to 200% of target); and (iii) employee benefits to the same extent and on the same terms as such benefits are provided generally to other senior executives.

Pursuant to the Sievert Employment Agreement, Mr. Sievert was paid a one-time cash payment of $3,500,000 (the “Retention Payment”) upon the closing of the Sprint Combination in April 2020.

In addition, pursuant to the Sievert Employment Agreement, Mr. Sievert is entitled to annual long-term incentive awards with a target grant-date value that is no less than $13,500,000, allocated as follows: 50% of such value will be granted in the form of PRSUs and the remaining 50% of such value will be granted in the form of RSUs. The target grant-date value of Mr. Sievert’s annual long-term incentive awards will automatically increase (or has already automatically increased, as applicable) to (i) $14,250,000 for long-term incentive awards granted during 2021 and (ii) for long-term incentive awards granted on or after January 1, 2022, the greater of (a) $15,000,000 and (b) the then-current median target grant-date value of annual equity incentive awards for chief executive officers in our then-current peer group. With respect to 60% of the total RSUs granted to Mr. Sievert as annual LTI awards during each of calendar years 2020, 2021 and 2022 (representing 30% of the total target grant-date value for each such year), the total length of the vesting schedule of such RSUs will be no longer than the length of the median total length of the vesting schedules of annual time-based equity incentive awards for chief executive officers in our then-current peer group at the time of grant.

Pursuant to the Sievert Employment Agreement, in connection with Mr. Sievert’s commencement of service as our Chief Executive Officer, Mr. Sievert was granted the Sievert Special PRSUs. For additional detail regarding the Sievert Special PRSUs, see “—Special Equity Awards in 2020” above.

Employment Agreement with Mr. Carter. During 2020, the Company was party to an amended and restated employment agreement with Mr. Carter (as amended, the “Carter Employment Agreement”). Pursuant to the Carter Employment Agreement, Mr. Carter served as Executive Vice President and Chief Financial Officer of the Company through July 1, 2020, on which date his employment automatically terminated.

Pursuant to the Carter Employment Agreement, during 2020, Mr. Carter was entitled to receive (i) an annual base salary of $950,000, and (ii) employee benefits to the same extent and on the same terms as such benefits are provided generally by the Company to its similarly-situated executives. In addition, subject to Mr. Carter’s continued employment through July 1, 2020, he was paid a one-time cash bonus in the amount of $7,525,000.

Pursuant to the Carter Employment Agreement, effective as of the second business day following February 6, 2020, Mr. Carter had the right to require the Company to purchase some or all of the vested shares of the Company’s common stock then-held by him that were issued or paid pursuant to long-term incentive or other equity-based awards, at a price per share equal to the volume weighted average price of the Company’s common stock over the 30-day period ending with (and including) the date on which we filed our Annual Report on Form 10-K for 2019. Mr. Carter exercised this repurchase right on January 31, 2020 with respect to 342,000 shares of Company common stock, and the repurchase occurred on February 10, 2020 (at a per-share purchase price of $80.8856).

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Executive Compensation

Carey Term Sheet. During 2020, the Company was party to a compensation term sheet with Mr. Carey (as amended, the “Carey Term Sheet”). Pursuant to the Carey Term Sheet, Mr. Carey served as Executive Vice President, Corporate Services of the Company through April 13, 2020, on which date his employment was terminated.

Pursuant to the Carey Term Sheet, during 2020, Mr. Carey was entitled to (i) an annual base salary of $775,000, (ii) a target STI award equal to 150% of his eligible base earnings, and (iii) eligibility to participate in the Company’s employee benefit plans. The Carey Term Sheet provided that Mr. Carey was not eligible to receive grants of long-term incentive awards after February 12, 2020 (including any annual LTI awards for calendar year 2020).

Term Sheet with Mr. Ray. During 2020, the Company was party to a compensation term sheet with Mr. Ray (the “Ray Term Sheet”). Pursuant to the Ray Term Sheet, Mr. Ray currently serves as our President, Technology. The Ray Term Sheet provides for an initial two-year employment term through November 15, 2021, subject to automatic one-year extensions (unless either party provides notice of non-renewal).

Pursuant to the Ray Term Sheet, Mr. Ray is entitled to (i) an annual base salary equal to $900,000, (ii) an annual STI award targeted at 200% of Mr. Ray’s eligible base earnings during the applicable year, payable based on the attainment of pre-established performance goals, and (iii) an annual LTI or other equity awards with a target grant-date value that is no less than $6,750,000.

In addition, Mr. Ray was granted the Network Synergy PRSUs. For additional detail regarding the Network Synergy PRSUs, see “—Special Equity Awards in 2020” above.”

Compensation Arrangements with Mr. Miller. Mr. Miller is a party to a retirement agreement with the Company further described below in “—Termination Due to Retirement”. Additionally, on April 8, 2021, the Company and Mr. Miller entered into a letter agreement (the “Miller Term Sheet”), pursuant to which Mr. Miller is eligible to receive a supplemental cash performance bonus (each, a “Performance Bonus”) targeted at $1,500,000 for each of calendar years 2021 and 2022, subject to his continued employment through the applicable payment date. The actual amount of each Performance Bonus will range from 0% to 200% of target and will be determined based on the attainment of the same performance goals that apply to his annual STI award for the applicable calendar year.

Compensation Arrangement with Mr. Osvaldik. The Company is not party to a written employment arrangement with Mr. Osvaldik. However, in connection with Mr. Osvaldik’s appointment as our Executive Vice President and Chief Financial Officer, effective July 1, 2020, our Compensation Committee approved new compensation terms for Mr. Osvaldik, including: (i) an annual base salary of $750,000, (ii) an annual STI award targeted at 150% of base salary, and (iii) commencing with calendar year 2021, annual LTI awards with an annual aggregate grant-date target value equal to 200% of his total target cash.

In addition, Mr. Osvaldik received a one-time cash payment of $600,000 upon his commencement as Executive Vice President and Chief Financial Officer, and was granted the Osvaldik Special PRSUs. For additional detail regarding the Osvaldik Special PRSUs, see “—Special Equity Awards in 2020” above.

See “—Potential Payments upon Termination or in Connection with a Change in Control” for information regarding payments payable upon termination of employment of the Named Executive Officers.

CASH AND INCENTIVE COMPENSATION

Non-Equity Incentive Plan Awards. The 2020 Summary Compensation Table includes payments received under the 2020 STIP. The 2020 Grants of Plan-Based Awards Table includes the range of potential payouts of awards granted under the 2020 STIP.

Equity Incentive Plan Awards. All of the Named Executive Officers (other than Messrs. Legere, Carter and Carey, who were not eligible for long-term incentive awards during 2020) received equity awards consisting of both RSUs that vest in three annual installments beginning in February 2021, subject to continued service through the applicable vesting dates, and PRSUs that vest based on the Company’s RTSR compared to that of the Company’s peer group over a three-year measurement period, subject to continued service through the end of the measurement period (in each case, except as described below). In addition, Messrs. Sievert, Osvaldik and Ray received special PRSU awards during 2020. See “—Long-Term Incentives” above for more information.

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Executive Compensation

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END TABLE

The following table sets forth certain information with respect to all outstanding equity awards held by the Named Executive Officers as of December 31, 2020. Actual value received upon vesting of the PRSUs will be based on Company performance at that time.

				Option Awards					Stock Awards

Name	Type of Award	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In-the- Money Options/ SARs at Fiscal Year-End ($)	Number of Shares or Units or Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested[8] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[8] ($)

G. Michael Sievert	PRSU	4/1/2020	[1]	—	—	—	—	—	—	—	243,250	65,604,525
	PRSU	2/15/2020	[2]	—	—	—	—	—	—	—	82,843	22,342,757
	RSU	2/15/2020	[3]	—	—	—	—	—	82,843	11,171,379	—	—
	PRSU	2/15/2019	[2]	—	—	—	—	—	—	—	76,182	20,546,285
	RSU	2/15/2019	[3]	—	—	—	—	—	50,788	6,848,762	—	—
	PRSU	4/29/2018	[4]	—	—	—	—	—	—	—	161,630	43,591,611
	PRSU	2/15/2018	[2]	—	—	—	—	—	—	—	56,121	15,135,834
	RSU	2/15/2018	[3]	—	—	—	—	—	18,707	2,522,639	—	—

Peter Osvaldik	PRSU	7/1/2020	[5]	—	—	—	—	—	—	—	9,748	2,629,036
	PRSU	2/15/2020	[2]	—	—	—	—	—	—	—	10,874	2,932,718
	RSU	2/15/2020	[3]	—	—	—	—	—	10,874	1,466,359	—	—
	PRSU	2/15/2019	[2]	—	—	—	—	—	—	—	7,246	1,954,246
	RSU	2/15/2019	[3]	—	—	—	—	—	4,831	651,460	—	—
	PRSU	6/29/2018	[6]	—	—	—	—	—	—	—	17,656	4,761,823
	PRSU	2/15/2018	[2]	—	—	—	—	—	—	—	7,323	1,975,013
	RSU	2/15/2018	[3]	—	—	—	—	—	2,441	329,169	—	—

Neville R. Ray	PRSU	4/1/2020	[7]	—	—	—	—	—	—	—	178,000	48,006,600
	PRSU	2/15/2020	[2]	—	—	—	—	—	—	—	42,572	11,481,668
	RSU	2/15/2020	[3]	—	—	—	—	—	42,572	5,740,834	—	—
	PRSU	2/15/2019	[2]	—	—	—	—	—	—	—	49,684	13,399,775
	RSU	2/15/2019	[3]	—	—	—	—	—	33,123	4,466,637	—	—
	PRSU	4/29/2018	[4]	—	—	—	—	—	—	—	98,493	26,563,562
	PRSU	2/15/2018	[2]						—	—	47,259	12,745,752
	PRSU	2/15/2018	[2]						—	—	41,844	11,285,327
	RSU	2/15/2018	[3]	—	—	—	—	—	13,948	1,880,888	—	—

David A. Miller	PRSU	2/15/2020	[2]	—	—	—	—	—	—	—	23,779	6,413,196
	RSU	2/15/2020	[3]	—	—	—	—	—	23,779	3,206,598	—	—
	PRSU	2/15/2019	[2]	—	—	—	—	—	—	—	23,186	6,253,264
	RSU	2/15/2019	[3]	—	—	—	—	—	15,458	2,084,511	—	—
	PRSU	11/29/2018	[4]	—	—	—	—	—	—	—	26,669	7,192,629
	PRSU	2/15/2018	[2]	—	—	—	—	—	—	—	47,259	12,745,752
	PRSU	2/15/2018	[2]	—	—	—	—	—	—	—	23,925	6,452,573
	RSU	2/15/2018	[3]	—	—	—	—	—	7,975	1,075,429	—	—

Peter A. Ewens	PRSU	2/15/2020	[2]	—	—	—	—	—	—	—	20,021	5,399,664
	RSU	2/15/2020	[3]	—	—	—	—	—	20,021	2,699,832	—	—
	PRSU	2/15/2019	[2]	—	—	—	—	—	—	—	23,186	6,253,264
	RSU	2/15/2019	[3]	—	—	—	—	—	15,458	2,084,511	—	—
	PRSU	11/29/2018	[4]	—	—	—	—	—	—	—	26,669	7,192,629
	PRSU	2/15/2018	[2]	—	—	—	—	—	—	—	47,259	12,745,752
	PRSU	2/15/2018	[2]	—	—	—	—	—	—	—	24,811	6,691,527
	RSU	2/15/2018	[3]	—	—	—	—	—	8,271	1,115,344	—	—

1

Sievert Special PRSUs which vest upon the conclusion of a three-year performance period commencing on the grant date based on the relative performance of the Company’s TSR compared to that of the peer group over the performance period, subject to continued service through the end of the performance period (except as otherwise provided in the applicable award or employment agreement).

54	PROXY STATEMENT 2021 ⬛

Executive Compensation

2

PRSUs which vest upon the conclusion of a three-year performance period commencing on the grant date based on the relative performance of the Company’s TSR compared to that of the peer group over the performance period, subject to continued service through the end of the performance period (except as otherwise provided in the applicable award or employment arrangement).

3

RSUs vest in annual installments with respect to one-third of the shares on each of the first three anniversaries of the grant date, subject to continued service through the applicable vesting date (except as otherwise provided in the applicable award or employment arrangement).

4

Transaction PRSUs which vest based on the relative performance of the Company’s TSR compared to that of the peer group, subject to continued service through the applicable vesting date (except as otherwise provided in the applicable award or employment arrangement), as follows: 50% of the Transaction PRSUs vested upon the closing of the Sprint Combination, and the remaining 50% vest on April 29, 2021.

5

Osvaldik Special PRSUs which vest upon the conclusion of a three-year performance period commencing on the grant date based on the relative performance of the Company’s TSR compared to that of the peer group over the performance period, subject to continued service through the end of the performance period (except as otherwise provided in the applicable award agreement).

6

Special PRSUs which vest upon the conclusion of a three-year performance period ending on June 12, 2021 based on the relative performance of the Company’s TSR compared to that of the peer group over the performance period, subject to continued service through the end of the performance period (except as otherwise provided in the applicable award or employment arrangement).

7

Ray Special PRSUs which vest as to five-sixths (5/6), subject to satisfaction of synergy performance-vesting conditions, on the third anniversary of the closing date of the Sprint Combination, and as to the remaining one-sixth (1/6), subject to satisfaction of FCC performance-vesting conditions, on the fourth anniversary of the closing date of the Sprint Combination, in each case, subject to continued service through the third anniversary of the closing date of the Sprint Combination (except as otherwise provided in the applicable award agreement or term sheet).

8

Calculated based on the number of PRSUs that may be earned upon achievement of the maximum performance level or number of time-based RSUs, as applicable, multiplied by the closing price of our common stock on December 31, 2020 of $134.85 per share. In calculating the number of PRSUs and their value, we are required by SEC rules to compare the Company’s performance through 2020 under each outstanding PRSU grant against the threshold, target, and maximum performance levels for the grant and report in this column the applicable potential payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. For example, if the previous fiscal year’s performance exceeded target, even if it is by a small amount and even if it is highly unlikely that we will pay the maximum amount, we are required by SEC rules to report the awards using the maximum potential payouts.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2020 TABLE

The following table sets forth certain information with respect to RSUs and PRSUs vesting during the fiscal year ended December 31, 2020, with respect to the Named Executive Officers. There were no option exercises during the fiscal year ended December 31, 2020.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

G. Michael Sievert	—	—	360,751	32,226,126

John J. Legere	—	—	1,693,132	146,626,481

Peter Osvaldik	—	—	14,764	1,405,606

J. Braxton Carter	—	—	—	—

Neville R. Ray	—	—	230,920	20,693,345

David A. Miller	—	—	75,020	6,798,944

Peter A. Ewens	—	—	84,372	7,684,016

David R. Carey	—	—	417,653	36,891,309

2020 NON-QUALIFIED DEFERRED COMPENSATION

The following table shows the contributions, earnings and the aggregate balance of total deferrals as of December 31, 2020.

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)

G. Michael Sievert	—	—	—

John J. Legere	—	—	—

Peter Osvaldik	—	—	—

J. Braxton Carter	—	8,785	2,988,406

Neville R. Ray	—	1,643,603	8,464,916

David A. Miller	—	116,512	1,256,203

Peter A. Ewens	—	—	—

David R. Carey	—	76,616	—

⬛ PROXY STATEMENT 2021	55

Executive Compensation

All of the Named Executive Officers are eligible to participate in the Company’s non-qualified deferred compensation plan (the “Deferred Compensation Plan”). However, only Messrs. Carter, Ray, Miller and Carey have elected to do so. Under the terms of the Deferred Compensation Plan, participants are eligible to defer up to 75% of their base salary, 100% of their annual incentive compensation and 100% of annual RSU awards. All amounts attributable to participant deferrals under the Deferred Compensation Plan are fully vested at all times. We did not provide any employer matching or discretionary allocations under the Deferred Compensation Plan for 2020.

Participants choose how their deferrals (and their account balances) will be allocated among the national investment funds available under the Deferred Compensation Plan. For 2020, there were 18 funds for deferral of base salary and incentive compensation, which did not include a Company stock fund. Any deferred RSUs would be credited to a Company stock fund.

A participant’s account balance under the Deferred Compensation Plan will be distributed in a lump-sum when the participant terminates employment, unless termination is due to retirement or disability, in which case the participant can elect annual installments over two to 15 years. For this purpose, “retirement” means termination of employment on or after either (i) the date on which the sum of the participant’s age and years of service equals 65 or (ii) the date on which the participant completes ten years of service. Participants may also elect to have amounts attributable to their deferrals for a particular year distributed (or commence to be distributed) as of a specified date in a lump sum or in annual installments over two to five years, even if they are still employed by the Company on that date. Generally, the specified date for base salary and incentive compensation distribution may not be earlier than the first day of the second year beginning after the year in which such amounts are deferred and for RSUs may not be earlier than the first day of the fourth year beginning after the year in which such amounts are deferred.

If a participant’s employment with the Company terminates prior to the in-service distribution date specified by the participant or while in-service distribution installment payments are being made, then any portions of the participant’s account balances that are subject to specified distribution date elections will be distributed upon termination of employment, as described above.

If a participant dies before his or her entire interest under the Deferred Compensation Plan has been distributed, his or her remaining interest will be distributed in a lump sum to his or her beneficiary.

If a participant’s employment terminates within 24 months following a change in control (as defined in the 2013 Plan), then all amounts credited to his accounts under the Deferred Compensation Plan will be paid to the participant in a lump sum within 90 days after such termination. Similarly, if a change in control occurs after a participant retires or becomes disabled, any undistributed amounts remaining in such participant’s accounts under the Deferred Compensation Plan will be distributed in a lump sum within 90 days after the change in control. Notwithstanding the foregoing, if a participant is a “specified employee” for purposes of Code Section 409A at the time his or her employment with the Company terminates, then distributions on account of termination of employment will not be made (or commence to be made) prior to the earlier of the participant’s death or the six-month anniversary of the participant’s termination of employment. Each of the Named Executive Officers is a specified employee for this purpose. Distributions are made in cash or stock, as applicable.

The Deferred Compensation Plan is an unfunded plan for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended. We have established a “rabbi trust” to satisfy our obligations under the Deferred Compensation Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR IN CONNECTION WITH A CHANGE IN CONTROL

The following discussion describes and quantifies the estimated amount of potential payments and benefits that would be provided to each of our current Named Executive Officers under the Company’s compensation plans and agreements in the event of a termination of employment and/or change in control of the Company (other than for Messrs. Legere, Carter and Carey, whose employment with the Company ended in April 2020, July 2020 and April 2020, respectively, and whose severance and termination payments and benefits are described below under “—Separation Payments and Benefits to Messrs. Legere, Carter and Carey”).

Our current Named Executive Officers are subject to covenants regarding protection of confidential information, a non-compete and certain other restrictive covenants regarding solicitation of employees or customers for a period through one year (or, in certain cases, eighteen months) after termination of employment. For Mr. Sievert, this period is two years after termination of employment. For Mr. Miller, upon his retirement, this period is the later of one year after his retirement or the last date on which any RSUs and/or PRSUs are paid to Mr. Miller under the Miller Retirement Agreement (as defined and discussed below), and upon his termination other than for cause, due to resignation for good reason, or due to disability or death, this period is eighteen months after termination of employment pursuant to the Miller Term Sheet.

Termination Due to Death or Disability

Upon a termination of the applicable executive’s employment due to death or disability, each Named Executive Officer is entitled to receive (i) an unpaid annual short-incentive award from the preceding fiscal year (if any); and (ii) a target annual short-term incentive award for the current fiscal year (or, for Mr. Sievert, the greater of a target annual short-term incentive award and a pro-rated annual short-term incentive award based on actual performance results). In addition, (a) any unearned time-based long-term incentive awards then-held by such Named Executive Officer will become immediately earned and vested, and (b) any performance-based long-term

56	PROXY STATEMENT 2021 ⬛

Executive Compensation

incentive awards will vest and be paid at target as of the date of the executive’s separation from service. Additionally, with respect to Mr. Miller, pursuant to the Miller Term Sheet, upon a termination of Mr. Miller’s employment due to death or disability that occurs between April 8, 2021, the date on which the Miller Term Sheet was executed, and prior to March 1, 2023, Mr. Miller is entitled to an amount equal to his target Performance Bonus, subject to his or his estate’s timely execution and non-revocation of a release of claims in favor of the Company and his compliance with applicable restrictive covenants.

Termination Without Cause or for Good Reason

(No Change in Control)

Messrs. Sievert, Ray, Miller and Ewens are eligible for severance benefits upon certain terminations of their employment with the Company without “cause,” for “good reason,” or (for Mr. Sievert) upon a termination due to a Company-initiated non-renewal of his employment term, as described in more detail below. All such severance benefits are subject to the applicable executive’s timely execution and non-revocation of a release of claims in favor of the Company and compliance with certain restrictive covenants.

Mr. Sievert

Under the Sievert Employment Agreement, upon a termination of Mr. Sievert’s employment by us without “cause,” by him for “good reason” (each as defined in the Sievert Employment Agreement), or due to our non-renewal of his then-current employment term, Mr. Sievert is entitled to receive:

◾	a lump-sum cash payment equal to two times the sum of his annual base salary and then-current target annual short-term incentive award;

◾	his unpaid annual short-term incentive award from the preceding fiscal year (if any);

◾	a prorated portion of his annual short-term incentive award for the fiscal year of termination, based on actual performance;

◾

if the date of termination occurs after Mr. Sievert has commenced service as our Chief Executive Officer and prior to the payment of the Retention Payment, the Retention Payment (as defined and described above);

◾

(a) full vesting of any then-outstanding time-based long-term incentive awards and (b) with respect to performance-based long-term incentive awards, (x) a pro-rata vesting of each performance-based long-term incentive award (based the number of days elapsed between the commencement of the applicable performance period and the date of termination) based on actual performance through the termination date; and (y) pro-rata vesting of each performance-based long-term incentive award (based on the portion of the performance period left to be completed) at the greater of target or actual performance through the termination date;

◾	Company-paid group medical and dental benefits for up to 18 months following termination; and

◾	Company-paid office space and executive assistant (not to exceed $25,000 per month in the aggregate) for 18 months following termination.

Messrs. Ray, Miller and Ewens

Each of Messrs. Ray, Miller and Ewens are party to severance letter agreements with the Company (the “Severance Letter Agreements”), which became effective on April 1, 2020, the date on which the Sprint Combination closed. Each Severance Letter Agreement provides that, upon the applicable executive’s termination of employment without cause or for good reason (each as defined in the Severance Letter Agreement), in either case, within 12 months following the closing of the Sprint Combination, such executive is entitled to receive:

◾	a lump-sum cash payment equal to two times the sum of the executive’s annual base salary plus then-current target annual short-term incentive award;

◾	a prorated annual short-term incentive award for the year of termination, based on actual performance;

◾	any earned, unpaid annual short-term incentive award for the preceding fiscal year (if any);

◾	full vesting of the executive’s time-based long-term incentive awards;

◾	vesting of the executive’s performance-based long-term incentive awards based on actual performance through the last trading day immediately preceding the termination date;

◾	Company-paid medical and dental coverage up to 18 months following termination; and

◾	Company-paid outplacement services for 12 months following termination.

The severance benefits under the Severance Letter Agreements are in lieu of any other severance benefits (unless such other benefits are more favorable to the applicable executive). The Severance Letter Agreements expired on April 1, 2021 and are no longer in effect.

In addition, with respect to Mr. Ray, under the Ray Term Sheet, upon a termination of Mr. Ray’s employment by us without “cause” or by him for “good reason” (each as defined in his Severance Letter Agreement) during the two-year period ending on November 15,

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2021 (excluding a termination that would result in severance paid under his Severance Letter Agreement), Mr. Ray is entitled to receive the same severance payments and benefits that would apply upon a termination under his Severance Letter Agreement, except that the accelerated vesting of his long-term incentive awards described in the Severance Letter Agreement would apply only to his existing or future annual long-term incentive awards (and not to any one-time or special long-term equity awards granted on or after November 15, 2019).

Further, with respect to Mr. Miller, pursuant to the Miller Term Sheet, upon a termination of Mr. Miller’s employment by us other than for cause or by him for good reason (each as defined in the Miller Term Sheet) that occurs between April 8, 2021, the date on which the Miller Term Sheet was executed, and prior to March 1, 2023, subject to his timely execution and non-revocation of a release of claims in favor of the Company and his compliance with applicable restrictive covenants, Mr. Miller will be entitled to receive (i) the payments and benefits set forth in the Miller Retirement Letter (as defined and described below under “Termination Due to Retirement”), and (ii) if his termination occurs prior to the payment of his Performance Bonus for calendar year 2022, an amount equal to his Performance Bonus for the year of termination (or, if his termination occurs during 2023, the Performance Bonus for 2022), calculated in the same manner as the annual short-term incentive award for the applicable year under the Miller Retirement Letter, as described below under “Termination Due to Retirement” (but such Performance Bonus will not, for clarity, be pro-rated).

Termination Due to Retirement

The Company is party to a letter agreement regarding eligibility for certain payments and benefits with Mr. Miller (the “Miller Retirement Agreement”). Pursuant to the Miller Retirement Agreement, upon Mr. Miller’s voluntary resignation from the Company for any reason on or after October 29, 2020 (following at least six months’ prior written notice), he will be entitled to receive (subject to his timely execution and non-revocation of a release of claims in favor of the Company):

◾

a prorated portion of his annual short-term incentive award for the fiscal year of termination, based on actual performance through the calendar quarter ending immediately prior to termination (or, for a termination during the first calendar quarter of any year, at target);

◾	with respect to his long-term incentive awards:

◾	his outstanding and unvested RSUs granted prior to March 25, 2019 shall vest in full;

◾	his outstanding and unvested RSUs granted after March 25, 2019 shall remain outstanding and shall continue to vest and be paid in accordance with the terms of the applicable award agreements; and

◾

his PRSUs shall remain outstanding and shall continue to vest and be paid in accordance with the terms of the applicable award agreement, with the number of PRSUs earned based on the lesser of (i) actual performance during the full performance period or (ii) actual performance during the portion of the performance period ending on the termination date (provided that if Mr. Miller’s separation also triggers severance under Mr. Miller’s Severance Letter Agreement, then the PRSUs will be treated as provided under his Severance Letter Agreement, discussed above);

◾	Company-paid group medical and dental benefits for up to 18 months following termination; and

◾	continued eligibility for the Company’s employee mobile service discount program.

In addition, under the Miller Retirement Agreement, upon Mr. Miller’s death or disability following his retirement but prior to the last date on which any RSUs and/or PRSUs become vested in accordance with the Miller Retirement Agreement, his then-outstanding and unvested RSUs and PRSUs will vest in full as of the date of his death or disability, with the number of PRSUs earned determined as described above.

Termination in Connection with a Corporate Restructuring, Business Combination or Change in Control

Executive Continuity Plan

Each of Messrs. Osvaldik, Ray, Miller and Ewens participate in the Company’s Executive Continuity Plan, which provides that participants who are terminated within 24 months following a change in control of the Company without cause or by the participant due to a constructive termination or for good reason are entitled to receive (subject to the applicable executive’s timely execution and non-revocation of a release of claims in favor of the Company) two times the sum of (a) the executive’s base salary plus (b) the greater of the executive’s target annual short-term incentive award (i) at the time of termination, or (ii) immediately prior to the change in control, payable in a lump-sum amount within 60 days following termination. Any cash severance paid under the Executive Continuity Plan will be reduced by any cash severance payments payable pursuant to any other severance plans or agreements (including employment arrangements).

Incentive Awards

In addition, pursuant to the 2013 Plan and the award agreements governing the long-term incentive awards for Messrs. Sievert, Osvaldik, Ray, Miller and Ewens, if (i) a change in control occurs and outstanding awards are assumed, converted or replaced by the resulting entity, and (ii) on or after the change in control and within one year after the change in control, the executive’s employment

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or service is terminated by the Company other than for cause or by the executive for good reason, then: (a) all time-based long-term incentive awards will become fully vested, and (b) all performance-based long-term incentive awards will vest and be paid at the greater of target or actual performance determined as of the last trading day prior to the change in control. In addition (and unless, with respect to Messrs. Osvaldik, Ray, Miller and Ewens, more favorable treatment is provided under the Executive Continuity Plan), each such executive’s annual short-term incentive award will vest and be paid at the greater of target or actual performance determined as of the last trading day prior to the change in control.

Executive Severance Benefit Guidelines

Under the Company’s Executive Severance Benefit Guidelines (“Severance Guidelines”), which covers all Named Executive Officers (other than Mr. Sievert), if, as a result of a corporate restructuring or business combination in which a Named Executive Officer is terminated or resigns after being offered a new position that would: (i) result in a greater than 5% reduction in total cash compensation, (ii) require a move to a work location more than 50 miles from the executive’s current work location, or (iii) significantly reduce their duties and responsibilities (including such a change to their existing position), then, in any such case, we will consider providing the applicable executive with the following benefits: (i) a lump-sum cash payment of two times the executive’s total target cash (composed of annual salary and target annual bonus); (ii) a prorated annual short-term incentive for the current fiscal year, based on actual performance; (iii) COBRA benefit payments for up to 12 months following termination; and (iv) 12 months of outplacement services valued at $6,500. Any cash severance paid under the Severance Guidelines will be reduced by any cash severance payments payable pursuant to any other severance plans or agreements (including amounts payable under the applicable executive’s employment arrangement and/or the Executive Continuity Plan (as applicable)).

“Best Pay” Provisions

The employment arrangements for Messrs. Sievert and Ray, the Severance Letter Agreements for Messrs. Ray, Miller and Ewens, and our Executive Continuity Plan include “best pay” provisions under Code Section 280G, pursuant to which any “parachute payments” that become payable to the applicable executive will either be paid in full or reduced so that such payments are not subject to the excise tax under Code Section 4999, whichever results in the better after-tax treatment to the executive.

Change in Control (No Termination)

Pursuant to the 2013 Plan and award agreements thereunder, in the event of a change in control of the Company in which outstanding awards are not assumed, converted or replaced by the resulting entity, (i) all time-based LTI awards will become vested, (ii) all performance-based LTI awards will be deemed to be satisfied and paid at the greater of target or actual performance as of the last trading day prior to the change in control prorated up to and including the date of the change in control, and (iii) all annual short-term incentive awards will be paid at the greater of target or actual performance as of the last trading day prior to the change in control prorated up to and including the date of the change in control.

Definitions

For each of our current Named Executive Officers, “cause” generally has the following meaning:

◾	the executive’s gross neglect or willful material breach of the executive’s principal employment responsibilities or duties;

◾

a final judicial adjudication that the participant is guilty of any felony (other than a law, rule or regulation relating to a traffic violation or other similar offense that has no material adverse effect on the Company or any of its affiliates);

◾	the executive’s breach of any non-competition or confidentiality covenant between the executive and the Company or any affiliate of the Company;

◾	fraudulent conduct, as determined by a court of competent jurisdiction, in the course of the executive’s employment with the Company or any of its affiliates;

◾	the material breach by the executive of any other obligation that continues uncured for a period of 30 days after notice thereof by the Company or any of its affiliates;

◾

for Mr. Sievert, his breach of his non-solicitation covenant, or his unlawful discrimination, harassment, or retaliation, assault or other violent act toward any employee or third party, or other act or omission that, in each case, in the view of the Board, constitutes a material breach of the Company’s written policies or Code of Conduct.

For Mr. Sievert, “good reason” is defined in the Sievert Employment Agreement as any of the following:

◾

a material diminution in Mr. Sievert’s annual base salary, annual target STI award, or annual LTI target value or in the maximum potential amount payable with respect to any STI award provided for under the Sievert Employment Agreement;

◾

a material diminution in Mr. Sievert’s authority, duties or responsibilities, including, without limitation, any change in title or the appointment of any person as a result of which Mr. Sievert ceases to be the Company’s sole Chief Executive Officer after May 1, 2020 or Mr. Sievert is not the sole executive reporting to the full Board after May 1, 2020;

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◾

a change in Mr. Sievert’s reporting relationship such that Mr. Sievert no longer reports directly to (a) prior to May 1, 2020, the current Chief Executive Officer of the Company (Mr. Legere) or (b) after May 1, 2020, the Board (including, after May 1, 2020, a requirement that Mr. Sievert report to a corporate officer or employee instead of reporting directly to the Board);

◾	a change of 50 miles or greater in the principal geographic location at which Mr. Sievert must perform his services under the Sievert Employment Agreement; or

◾

any material breach by the Company or its successor company, as applicable, of the Sievert Employment Agreement or any other agreement between Mr. Sievert and the Company or the successor company, as applicable.

For purposes of the Executive Continuity Plan, “constructive termination” or “good reason” means, with respect to our Named Executive Officers (other than Mr. Sievert), the occurrence, after a change in control, of any of the following conditions:

◾	a material diminution in the participant’s duties, authority or responsibilities;

◾

a material reduction in the participant’s base salary, target short-term incentive opportunity, or target long-term incentive opportunity as in effect immediately prior to the change in control, except for across-the-board salary reductions based on the Company’s and its subsidiaries’ financial performance similarly affecting all or substantially all management employees of the Company and its subsidiaries;

◾

a material reduction in the kind or level of qualified retirement and welfare employee benefits from the like kind benefits to which the participant was entitled immediately prior to a change in control with the result that the participant’s overall benefits package is materially reduced without similar action occurring to other eligible comparably situated employees;

◾

the relocation of the office at which the participant was principally employed immediately prior to a change in control to a location more than 50 miles from the location of such office, or the participant being required to be based anywhere other than such office, except to the extent the participant was not previously assigned to a principal location and except for required travel on business to an extent substantially consistent with the participant’s business travel obligations at the time of the change in control; or

◾	such other event, if any, as is set forth in the participant’s agreement regarding executive continuity benefits.

For purposes of the Severance Letter Agreements for Messrs. Ray, Miller and Ewens, the Miller Term Sheet, and the Ray Term Sheet, “good reason” has the same meaning as set forth for the Executive Continuity Plan, except that it does not include the trigger set forth under the third bullet above relating to material reductions in the kind or level of qualified retirement and welfare benefits.

For each of our Named Executive Officers, “change in control” generally has the meaning set forth in the 2013 Plan.

Estimated Payments

The following table presents the estimated compensation payable to each of the Company’s Named Executive Officers (other than Messrs. Legere, Carter, and Carey, whose employment with the Company ended in 2020 and whose severance and termination arrangements are described below under “—Separation Payments and Benefits to Messrs. Legere, Carter and Carey”) if a termination of employment and/or change in control (as applicable) had occurred as of December 31, 2020 under the circumstances described above. The amounts shown with respect to RSUs are based on the closing price of our common stock ($134.85 per share) on December 31, 2020. The estimated compensation is presented in the following benefit categories:

◾

Cash Severance: reflects cash severance (i) in the case of termination in connection with a corporate restructuring or a termination without cause (including, for Mr. Sievert, our non-renewal of his then-current employment term) or for good reason before a change in control (x) under the Severance Guidelines, (y) pursuant to the Sievert Employment Agreement, or (z) pursuant to the Severance Letter Agreements with Messrs. Ray, Miller or Ewens and (ii) in the case of termination without cause or for good reason in connection with or after a change in control, under the Executive Continuity Plan;

◾

RSUs: market value, as of December 31, 2020, of unvested time-based RSUs that would vest pursuant to the 2013 Plan, related award agreements, the Miller Retirement Agreement, the Severance Letter Agreements with Messrs. Ray, Miller or Ewens and/or the Sievert Employment Agreement;

◾

PRSUs: market value, as of December 31, 2020, of unvested PRSUs (assuming performance at target) that would vest pursuant to the 2013 Plan, related award agreements, the Miller Retirement Agreement, the Severance Letter Agreements with Messrs. Ray, Miller or Ewens and/or the Sievert Employment Agreement;

◾

2020 STIP: portion of the 2020 short-term cash incentive that would be paid pursuant to (i) the 2020 STIP, (ii) the Sievert Employment Agreement, (iii) the Miller Retirement Agreement or (iv) the Severance Letter Agreements with Messrs. Ray, Miller or Ewens;

◾

Medical Coverage: estimated value of payment for continued medical coverage under COBRA pursuant to (i) the terms of our Severance Guidelines, (ii) the Sievert Employment Agreement, (iii) the Miller Retirement Agreement or (iv) the Severance Letter Agreements with Messrs. Ray, Miller or Ewens;

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◾	Continued Mobile Service Discounts: estimated value of these discounts pursuant to the terms of the Miller Retirement Agreement;

◾	Executive Office and Office Assistant: estimated potential value of this service pursuant to the terms under the Sievert Employment Agreement; and

◾	Outplacement Services: estimated potential value of this service pursuant to the terms of (i) our Severance Guidelines, or (ii) the Severance Letter Agreements with Messrs. Ray, Miller or Ewens.

The actual amounts that may become payable to our Named Executive Officers can be determined only following the officer’s termination and the conclusion of all relevant incentive plan performance periods.

Except in connection with a retirement by Mr. Miller, if an executive voluntarily leaves the Company (other than for good reason), the executive is not entitled to any severance compensation.

Name	Termination in Connection with Restructuring Before a Change in Control ($)	Termination Without Cause or for Good Reason in Connection with or After a Change in Control ($)	Death or Disability ($)

G. Michael Sievert
Cash Severance	9,800,000	9,800,000	—
Time-Based RSUs	20,542,779	20,542,779	20,542,779
Performance-Based RSUs	83,610,506	83,610,506	83,610,506
2020 STIP	5,600,000	5,600,000	5,600,000
Office & Assistant	450,000	450,000	—
Medical Coverage	33,577	33,577	—
Outplacement Services	6,500	6,500	—
Total Estimated Value	120,043,363	120,043,363	109,753,285

Peter Osvaldik
Cash Severance	3,750,000	3,750,000	—
Time-Based RSUs	1,143,663	2,446,988	2,446,988
Performance-Based RSUs	4,234,039	7,126,418	7,126,418
2020 STIP	1,367,913	1,367,913	1,367,913
Medical Coverage	25,614	25,614	—
Outplacement Services	6,500	6,500	—
Total Estimated Value	10,527,729	14,723,434	10,941,319

Neville R. Ray
Cash Severance	5,550,000	5,550,000	—
Time-Based RSUs	12,088,359	12,088,359	12,088,359
Performance-Based RSUs	43,760,768	61,741,342	61,741,342
2020 STIP	2,960,000	2,960,000	2,960,000
Medical Coverage	37,130	37,130	—
Outplacement Services	6,500	6,500	—
Total Estimated Value	64,402,756	82,383,331	76,789,701

David A. Miller*
Cash Severance	3,875,000	3,875,000	—
Time-Based RSUs	6,366,538	6,366,538	6,366,538
Performance-Based RSUs	19,528,707	19,528,707	19,528,707
2020 STIP	1,860,000	1,860,000	1,860,000
Medical Coverage	31,760	31,760	—
Outplacement Services	6,500	6,500	—
Total Estimated Value	31,668,506	31,668,506	27,755,246

Peter A. Ewens
Cash Severance	3,262,500	3,262,500	—
Time-Based RSUs	5,899,688	5,899,688	5,899,688
Performance-Based RSUs	19,141,418	19,141,418	19,141,418
2020 STIP	1,450,000	1,450,000	1,450,000
Medical Coverage	25,228	25,228	—
Outplacement Services	6,500	6,500	—
Total Estimated Value	29,785,334	29,785,334	26,491,106

*

Upon Mr. Miller’s voluntary resignation from the Company as of December 31, 2020 (following at least six months’ prior written notice), under the terms of the Miller Retirement Agreement, he would have been entitled to: (i) 2020 pro-rata STIP (valued at $1,860,000 reflecting full year corporate performance (see “—Annual Short-Term Incentives” for more information)), (ii) accelerated or continued vesting of his RSUs following retirement (valued at $6,366,538 reflecting market value of all outstanding RSUs as of December 31, 2020), (iii) continued vesting of

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his PRSUs following retirement (valued at $19,528,707 reflecting market value of all such included outstanding PRSUs as of December 31, 2020), (iv) Company-paid group medical and dental benefits for up to 18 months following termination (valued at $31,760), and (v) continued eligibility for the Company’s employee mobile service discount program (the cost of which depends on a variety of factors, including the future cost and duration of Mr. Miller’s mobile phone plan, and cannot be quantified at this time).

In addition to the items described above, the Named Executive Officers are entitled to receive amounts earned during the term of employment through the date of termination. These amounts, which are not included in the table, include earned base salary, vested awards under our long-term incentive awards, any vested entitlements under our applicable employee benefit plans, including vested 401(k) plan balances, and rights to continuation of coverage under our group medical plans at the Named Executive Officer’s expense.

Separation Payments and Benefits to Messrs. Legere, Carter and Carey

Mr. Legere. In connection with Mr. Legere’s termination of employment with the Company as of April 1, 2020, he became eligible to receive certain severance payments and benefits consisting of: (i) a lump sum cash payment equal to $14,045,616.44 (representing (i) two times the sum of his then-current base salary plus his then-current annual short-term incentive target, (ii) a pro-rated short-term incentive for 2020, and (iii) a lump-sum payment of $450,000 in lieu of monthly payments related to an office and assistant), (ii) accelerated vesting of outstanding equity awards (with performance-based awards earned at actual performance) (valued at approximately $122,449,715), and (iii) up to 18 months of COBRA continuation (valued at approximately $11,102). The Company also reimbursed Mr. Legere for $39,453 in costs and expenses incurred by him in connection with the collection of his personal belongings from the Company’s Bellevue, Washington offices and the winding up of his affairs in the greater Bellevue, Washington area.

Mr. Carter. In connection with Mr. Carter’s retirement in July 2020, he became eligible to receive certain payments and benefits consisting of: (i) a one-time cash bonus in the amount of $7,525,000, (ii) up to 18 months of COBRA continuation (valued at approximately $24,271), and (iii) continued participation in the Company’s employee mobile service discount program (the cost of which depends on a variety of factors, including the future cost and duration of service and cannot be quantified at this time). In addition, we entered into a consulting agreement with Mr. Carter upon his termination of employment with us, pursuant to which he provided consulting services to us through December 31, 2020 in exchange for a consulting fee equal to $210,000 per month.

Mr. Carey. In connection with Mr. Carey’s termination of employment with the Company in April 2020, he became eligible to receive certain severance payments and benefits consisting of: (i) a cash payment equal to $4,403,524.59, consisting of (x) two times the sum of his then-current annual base salary plus his then-current annual short-term incentive target and (y) a pro-rated short-term incentive for 2020; (ii) up to 18 months of Company-paid COBRA continuation (valued at approximately $24,823); (iii) outplacement counseling services for up to 12 months (valued at approximately $6,500); and (iv) accelerated vesting of outstanding equity awards (with performance-based awards earned at actual performance) (valued at approximately $24,757,833). Upon his departure, we also entered into a consulting agreement with Mr. Carey, pursuant to which we engaged him as a consultant (providing up to five days of services per month) for the 12-month period following his termination (unless earlier terminated by either party) in exchange for a consulting fee equal to $41,677 per month. If the Company terminates the consulting relationship without “cause” (as defined in the consulting agreement) prior to the end of the 12-month consulting period, then the Company will pay to Mr. Carey the aggregate amount of the consulting fee that would have been payable to him over the remainder of the consulting period.

PAY RATIO

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Sievert, our Chief Executive Officer. We have calculated the median of our employees’ 2020 total annual compensation (excluding our Chief Executive Officer) to be $63,949. We experienced a Chief Executive Officer transition effective April 1, 2020 and, as permitted by Item 402(u), for purposes of calculating our 2020 pay ratio, we used the total annual 2020 compensation of Mr. Sievert, who was the Chief Executive Officer serving in such position on the date we identified our median employee. Pursuant to the Sievert Employment Agreement, Mr. Sievert’s 2020 compensation was effective as of January 1, 2020, and did not increase when he was appointed Chief Executive Officer on April 1, 2020. Accordingly, Mr. Sievert’s total annual compensation for 2020 for purposes of calculating our pay ratio for 2020, as set forth in the 2020 Summary Compensation Table above (adjusted to include his employer-paid health benefits with respect to 2020), was $54,931,184. The estimated ratio of the total compensation of Mr. Sievert to the median of the annual total compensation of our employees (other than Mr. Sievert) was 859 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with applicable rules of the Securities and Exchange Commission. This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

We believe that the total annual compensation for Mr. Sievert was atypically high in 2020 due to his receipt of a special one-time equity award (the Sievert Special PRSUs) with a target value of $20 million and a special one-time cash award of $3.5 million pursuant to the Sievert Employment Agreement in connection with his appointment to Chief Executive Officer on April 1, 2020. If the Sievert Special PRSUs and one-time cash award are removed from this calculation, his annualized total compensation for 2020, as adjusted to include his employer-paid health benefits with respect to 2020, would be approximately $24,946,124 and would result in a ratio of

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390:1. We believe that this reduced total annual compensation amount for Mr. Sievert, and the resulting lower pay ratio, would provide a more accurate picture of the total annual compensation of our Chief Executive Officer in the ordinary course of business compared to the annual total compensation of our median employee.

The Sprint Combination closed on April 1, 2020 and, as a result, our employee population increased in 2020. As permitted by Item 402(u) of Regulation S-K, we omitted in the determination of our median employee for 2020 approximately 22,426 Sprint employees that became T-Mobile employees as a result of the Sprint Combination. After taking into account the foregoing exclusions, we identified the median employee by preparing a listing of 54,739 individuals (excluding Mr. Sievert) who were employed by us on December 31, 2020, the last day of the calendar year, and examining the 2020 total compensation paid to each such individual as reflected in our payroll records for 2020. We included all such employees (other than Mr. Sievert), whether employed on a full-time, part-time, or seasonal basis who received a paycheck in the final pay period of the year. We did not make any assumptions, adjustments, or estimates with respect to total compensation paid, and we did not annualize the compensation for any employees that were not employed by us for all of 2020. We believe the use of total compensation paid for all employees as reflected in our payroll records is a consistently applied compensation measure due to our large part-time, retail and customer service employee population and practice of granting annual equity awards across our broad employee base.

Using the method described above, we identified a small sample of 13 employees, consisting of the median employee and 12 other employees whose gross pay was very close to the median employee’s gross pay (“median group”). We then calculated annual total compensation for such employees using the same methodology we use for our Named Executive Officers as set forth in the 2020 Summary Compensation Table in this proxy statement, taking into account employer-paid costs for 2020 health benefits, and selected the median employee from this median group. We believe that our median employee’s compensation reasonably reflects the actual annual compensation of our employees generally in terms of realized pay and benefits.

Equity Compensation Plan Information

The following table provides information as of December 31, 2020, with respect to outstanding equity awards and shares available for future issuance under our equity compensation plans.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)		Weighted Average Exercise Price of Options, Warrants and Rights ($) (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(#) (c)

Equity Compensation Plans Approved by Stockholders:					17,394,006	[4]

Stock Options	—	[2]	—	[3]	—

Restricted Stock Units	11,444,017	[2]	—	[3]	—

Equity Compensation Plans Not Approved by Stockholders:[1]	—		—		11,706,566	[7]

Stock Options	309,919	[5]	$51.77	[6]	—

Restricted Stock Units	1,827,703	[5]	—	[6]	—

Total	13,581,639		$51.77		29,100,572	[8]

1

The MetroPCS Communications, Inc. 2010 Equity Incentive Plan, the Amended and Restated MetroPCS Communications, Inc. 2004 Equity Incentive Compensation Plan, the Layer3 TV, Inc. 2013 Stock Plan, the Sprint Corporation 2007 Omnibus Incentive Plan, the Sprint Corporation 1997 Long-Term Stock Incentive Program and the 2015 Plan were assumed by the Company in connection with prior mergers or other acquisitions and have not been approved by T-Mobile’s stockholders. With the exception of the 2015 Plan, no further awards may be granted under any of these plans.

2

Represents the number of underlying shares of common stock associated with outstanding options or RSUs and PRSUs, as applicable, granted under the 2013 Plan (with PRSUs calculated assuming target performance).

3

Represents the weighted-average exercise price of options outstanding under the 2013 Plan. RSUs and PRSUs do not have an exercise price and are not included in the weighted average exercise price. The weighted average exercise price is also determined without considering outstanding rights under the ESPP.

4

Represents the number of shares available for future issuance under stockholder approved equity compensation plans as of December 31, 2020, which is comprised of 13,140,148 shares under the 2013 Plan and 4,253,858 shares subject to outstanding rights under the ESPP (of which 1,272,253 were purchased on March 31, 2021 for the offering period that included December 31, 2020).

5

Represents the number of underlying shares of common stock associated with outstanding options, RSU and PRSUs, as applicable, granted under the Sprint Corporation Amended and Restated 2015 Omnibus Incentive Plan (with PRSUs calculated assuming target performance). In addition, 610,366 shares of common stock may be issued upon the exercise of outstanding options, RSUs and PRSUs (calculated assuming target performance) under our other non-stockholder approved equity compensation plans as follows: (i) MetroPCS Communications, Inc.

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2010 Equity Incentive Plan, 56,884 shares; (ii) Amended and Restated MetroPCS Communications, Inc. 2004 Equity Incentive Compensation Plan, 21,569 shares; (iii) Layer3 TV, Inc. 2013 Stock Plan, 15,086 shares; (iv) Sprint Corporation 2007 Omnibus Incentive Plan, 515,237 shares; and (v) Sprint Corporation 1997 Long-Term Stock Incentive Program, 1,590 shares.
6

Represents the weighted-average exercise price of options outstanding under the Sprint Corporation Amended and Restated 2015 Omnibus Incentive Plan. RSUs and PRSUs do not have an exercise price and are not included in the weighted average exercise price. The weighted average exercise price of outstanding options (excluding, for clarity, RSUs and PRSUs) granted under our other non-stockholder approved equity compensation plans (the MetroPCS Communications, Inc. 2010 Equity Incentive Plan, the Amended and Restated MetroPCS Communications, Inc. 2004 Equity Incentive Compensation Plan, the Layer3 TV, Inc. 2013 Stock Plan, and the Sprint Corporation 2007 Omnibus Incentive Plan) is $51.77.

7	Represents the number of shares available for future issuance under the 2015 Plan as of December 31, 2020.
8

Represents the total number of shares available for future issuance under our equity compensation plans as of December 31, 2020, which is comprised of 13,140,148 shares under the 2013 Plan, 11,706,566 shares under the 2015 Plan, and 4,253,858 shares subject to outstanding rights under the ESPP (of which 1,272,253 were purchased on March 31, 2021 for the offering period that included December 31, 2020).

The ESPP allows eligible employees to purchase shares at 85% of the lower of the fair market value on the first or last trading day of the six-month offering period. Pursuant to the terms of our ESPP, the number of shares available for issuance under the ESPP will automatically increase each year on the first day of our fiscal year in an amount equal to the lesser of (i) 5,000,000 shares and (ii) such smaller number as determined by the Compensation Committee, if any. Since the adoption of the ESPP in 2014, the Compensation Committee has determined that no additional shares were necessary to be added to the ESPP (and, accordingly, these automatic increases have not occurred in past years); however, on each of January 1, 2020 and January 1, 2021, the shares reserved for issuance pursuant to the ESPP were automatically increased by 5,000,000.

SPRINT CORPORATION AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN

In connection with the closing of the Sprint Combination, T-Mobile assumed the 2015 Plan and may grant awards covering T-Mobile common stock under the 2015 Plan. The material terms of the 2015 Plan are described below:

Administration. The 2015 Plan is administered by the Compensation Committee, which has the authority to interpret, construe and make determinations regarding any provision of the 2015 Plan and any award granted thereunder. In addition, certain administrative duties may be delegated to the Company’s officers, directors or advisors, subject to limitations contained in the 2015 Plan.

Share Reserve. As of December 31, 2020, the maximum number of shares of our common stock which may be granted under the 2015 Plan was 11,706,566. If any award granted under the 2015 Plan expires, is forfeited or otherwise terminates without being fully exercised, or is settled in cash, such shares will again be available for grant under the 2015 Plan. Shares of common stock tendered or withheld for the payment of the exercise price of an award, or to satisfy any applicable withholding taxes upon exercise, vesting or payment of an award, will not again be available for issuance under the 2015 Plan.

Eligibility. Employees, directors, consultants and other service providers who were engaged by Sprint and its subsidiaries prior to the closing of the Sprint Combination or were hired by us following the closing of the Sprint Combination are eligible to receive awards under the 2015 Plan.

Awards. We may grant awards of stock options (including incentive stock options (as defined in Code Section 422) (“ISOs”) and non-qualified stock options), appreciation rights, RSUs, restricted stock, performance shares, performance units, and other stock-based or cash-based awards under the 2015 Plan. Subject to adjustment as described in the 2015 Plan, no individual may be granted stock options (or other awards with rights which are substantially similar to stock options) for more than 5,000,000 shares of common stock in any fiscal year.

•

Stock Options and Appreciation Rights. Stock options are rights to purchase shares of common stock upon the exercise thereof at a fixed exercise price that is set on the grant date. Appreciation rights generally entitle their holder, upon exercise, to receive an amount in cash or shares equal to the appreciation of the shares subject to the award between the grant date and exercise date. Stock options granted under the 2015 Plan may be ISOs or non-qualified stock options. In no event may a stock option have a term extending beyond the tenth anniversary of the date of grant (or the fifth anniversary of the date of grant for ISOs granted to certain significant stockholders). The exercise price of any stock option or appreciation right granted under the 2015 Plan may not be less than 100% of the fair market value of the shares of common stock underlying the option on the applicable date of grant (or 110% in the case of ISOs granted to certain significant stockholders).

•

RSUs. An RSU represents the right to receive one share of common stock (or its fair market value in cash) at a future date upon the satisfaction of specific conditions set forth in the applicable award agreement.

•

Other Awards. Restricted stock is an award of nontransferable shares of our common stock that are subject to certain vesting conditions and other restrictions. Performance shares and performance units are awards that become payable, in cash or shares, upon the satisfaction of specified performance objectives set forth in the applicable award agreement. Other stock or cash-based awards are awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock.

Terms and Conditions of Awards. Each award is evidenced by an award agreement specifying the applicable terms and conditions (including vesting conditions and any terms and conditions related to forfeiture and termination of service) of such award, which are determined by the Compensation Committee at the time of grant. Except as set forth in an award agreement, unvested awards are forfeited without payment upon a participant’s termination of service.

Adjustments; Change in Control. In the event of certain changes in our capital structure, including any stock dividend, stock split, combination of shares, recapitalization or other change in the Company’s capital structure, or any merger, consolidation, spin-off, split-off, spin-out, reorganization, or other corporate transaction or event having a similar effect, the Board may adjust outstanding

64	PROXY STATEMENT 2021 ⬛

Executive Compensation

awards under the 2015 Plan and the share limit under the 2015 Plan to prevent dilution or enlargement of the rights under the 2015 Plan. Unless otherwise provided by the Compensation Committee, if there is a “change in control” of the Company (as defined in the 2015 Plan) and the resulting entity does not assume, convert or replace awards outstanding under the 2015 Plan, such awards will become fully vested and all restrictions thereon will lapse, with any performance objectives deemed satisfied at target level. If the resulting entity assumes, converts or replaces such outstanding awards, any applicable performance objectives will be deemed attained at target level and such awards will become fully vested upon the participant’s involuntary termination of service without cause or resignation with good reason, in either case, within 18 months following the change in control (or within six months prior to the change in control in certain circumstances). Notwithstanding the foregoing, in the event of a change in control, the Board may cancel and cash-out outstanding options upon a change in control.

280G Cutback. The 2015 Plan contains a Code Section 280G “cutback” provision pursuant to which any “parachute payments” (including accelerated vesting of awards under the 2015 Plan) that become payable to a participant will be reduced so that such payments are not subject to the excise tax under code Section 4999 (except as otherwise provided in an agreement between the participant and the Company).

Transferability; Clawback; Recoupment. Generally, awards granted under the 2015 Plan are not transferable except by will or the laws of descent and distribution, or as otherwise permitted by the Board or the Compensation Committee. All awards granted under the 2015 Plan are subject to deduction, forfeiture, recoupment or similar requirement in accordance with any clawback policy that may be implemented by the Company from time to time or any other agreement or arrangement with a grantee. In addition, to the extent set forth in an award agreement, a participant may be required to forfeit, return or repay to the Company (as applicable) his or her awards or shares acquired pursuant to awards (or the fair market value thereof, if such shares are disposed of) if the Board or the Compensation Committee determines that the participant has engaged in any detrimental activity (as defined in the 2015 Plan) during his or her service with the Company or a subsidiary thereof or within a specified period thereafter.

Amendment and Termination. The 2015 Plan will automatically terminate on the tenth anniversary of the date the 2015 Plan became effective, unless earlier terminated. Our Board may amend, suspend or terminate the 2015 Plan at any time; however, except in connection with certain changes in capital structure, stockholder approval is required for any amendment that would (i) materially increase the benefits accruing to participants under the 2015 Plan, (ii) materially increase the number of shares of common stock which may be issued thereunder, (iii) materially modify the requirements for participation in the 2015 Plan, or (iv) amend any outstanding options to reduce the exercise price thereof, cancel any options in exchange for cash or another award with a lower exercise price, or otherwise “reprice” options, and any amendment that otherwise requires stockholder approval under applicable law or the rules of the applicable stock exchange. In addition, except in connection with certain changes in capital structure, no amendment may materially impair the rights of any participant without his or her consent.

⬛ PROXY STATEMENT 2021	65

The following table sets forth information, as of March 31, 2021, regarding the beneficial ownership of our common stock by:

◾	each of our directors and director nominees;

◾	each of the Named Executive Officers;

◾	all of our directors and executive officers as a group; and

◾	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock.

The beneficial ownership information has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below and except to the extent authority is shared by spouses under applicable law, to our knowledge, each of the persons set forth below has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him or her. The number of shares of common stock used to calculate each listed person’s percentage ownership of each such class includes the shares of common stock underlying options or other convertible securities held by such person that are exercisable or vest within 60 days after March 31, 2021.

	Common Stock Beneficially Owned
	Number		Percentage

Directors, Nominees and Named Executive Officers[1]

David A. Carey[2]	357,714		*

J. Braxton Carter[2]	25,618		*

Marcelo Claure	7,034,791	[3]	*

Srikant M. Datar[4]	35,767		*

Peter A. Ewens	82,827		*

Lawrence H. Guffey	28,367		*

Timotheus Höttges	—		*

Bavan M. Holloway	—		*

Christian P. Illek	—		*

Raphael Kübler	—		*

Thorsten Langheim	—		*

John J. Legere[2]	2,668,797		*

Dominique Leroy	—		*

Peter Osvaldik	37,454		*

David A. Miller	140,392		*

Neville R. Ray[5]	389,252		*

G. Michael Sievert	669,379		*

Teresa A. Taylor	28,222		*

Omar Tazi	—		*

Kelvin R. Westbrook	27,692		*

Michael Wilkens	—		*

All directors, director nominees, and executive officers as a group (19 persons)	8,583,928		*

Beneficial Owners of More Than 5%:

Deutsche Telekom AG6 Friedrich-Ebert-Alle 140 53113 Bonn, Germany	649,882,564		52.1%

SoftBank Group Corp.[7] 1-9-1 Higashi-Shimbashi, Minato-ku, Tokyo, 105-7303 Japan	106,291,623		8.5%

66	PROXY STATEMENT 2021 ⬛

Security Ownership of Principal Stockholders and Management

*	Represents less than 1%
1	Unless otherwise indicated, the address of each person is c/o T-Mobile US, Inc., 12920 SE 38th Street, Bellevue, Washington 98006.
2

Beneficial ownership information for the Company’s former executive officers, Messrs. Legere, Carter and Carey, is as of April 1, 2020, the most recent date for which information is available. Messrs. Legere, Carter and Carey ceased to be executive officers of the Company as of April 1, 2020, July 1, 2020 and April 13, 2020, respectively.

3

Includes 5,000,000 shares of common stock held indirectly by Claure Mobile, which are subject to a voting proxy (the “Claure Proxy”) pursuant to the Claure Proxy Agreement, pursuant to which Claure Mobile has agreed to vote such shares in the manner directed by Deutsche Telekom. As a result, Mr. Claure and Claure Mobile do not have voting power with respect to such 5,000,000 shares of common stock. The remaining 2,034,791 shares of common stock held by Mr. Claure are pledged to secure a line of credit with an unrelated third-party bank, which pre-dated the Sprint Combination. Mr. Claure has committed to unwind the pledge by December 31, 2024.

4

Includes 8,200 shares of common stock held by Datar Investment LLC and 13,724 shares held by Safari LLC. Mr. Datar is a co-manager of Datar Investment LLC and Safari LLC and has shared voting and investment power over the securities held by these entities.

5	Includes 9,380 shares of common stock from vested RSUs that have been deferred.
6

According to the Schedule 13D/A filed by Deutsche Telekom on October 6, 2020, reflecting 538,590,941 shares of common stock held of record by Deutsche Telekom Holding B.V., which is a direct wholly owned subsidiary of T-Mobile Global Holding GmbH, which is a direct wholly owned subsidiary of T-Mobile Global Zwischenholding GmbH, which is a direct wholly owned subsidiary of Deutsche Telekom, over which shares each of the foregoing entities claims sole voting and dispositive power. Also includes (i) 106,291,623 shares of common stock held by Delaware Project 6 L.L.C. (“Project 6 LLC”), a wholly owned subsidiary of SoftBank, which are subject to a voting proxy (the “SoftBank Proxy”) pursuant to the SoftBank Proxy Agreement, pursuant to which SoftBank has agreed to vote such shares in the manner directed by Deutsche Telekom (with respect to 101,491,623 of which shares Deutsche Telekom has call options that can be exercised at any time prior to June 22, 2024) and (ii) 5,000,000 shares of common stock held by Claure Mobile, which are subject to the Claure Proxy, pursuant to which Claure Mobile has agreed to vote such shares in the manner directed by Deutsche Telekom.

7

According to the Schedule 13D/A filed by SoftBank on October 6, 2020, reflecting sole dispositive power with respect to 106,291,623 shares of common stock. The shares are held directly by Project 6 LLC, a wholly owned subsidiary of SoftBank. SoftBank has entered into the SoftBank Proxy pursuant to which SoftBank has agreed to vote any shares beneficially owned by SoftBank in the manner directed by Deutsche Telekom. As a result, SoftBank does not have voting power with respect to any such shares of common stock.

⬛ PROXY STATEMENT 2021	67

Related Person Transactions

We are a participant in a number of related person transactions (as defined in the Related Person Transaction Policy described below) with our significant stockholders, Deutsche Telekom and SoftBank, and their respective affiliates. These transactions include important financing arrangements and commercial arrangements pursuant to which we obtain or provide various services and/or license intellectual property or technology. As noted below, certain transactions with Deutsche Telekom that occurred before the Metro Combination and certain transactions with SoftBank that occurred before the Sprint Combination were not required to be approved in accordance with our Related Person Transaction policy as Deutsche Telekom or SoftBank, as applicable, did not qualify as a related person at the time such transactions were entered into. Otherwise, each of the related person transactions with Deutsche Telekom or SoftBank or their respective affiliates was reviewed and approved by the Audit Committee in accordance with our then-current Related Person Transaction Policy. The Audit Committee considered, among other things, whether the terms of each transaction were comparable to those generally available in arm’s-length transactions with unaffiliated third parties and whether the related person transaction is consistent with the best interests of the Company. All factors that are considered by the Audit Committee are described below.

Related Person Transaction Policy

Under the Company’s written Related Person Transaction Policy, any proposed or existing transaction, arrangement or relationship involving a director, director nominee, executive officer, or a member of the immediate family of any of the foregoing, or a greater than 5% owner of our stock (a “related person”), must be reviewed by our General Counsel to determine whether such transaction is a related person transaction. A “related person transaction” is any transaction, arrangement or relationship or any series of transactions, arrangements or relationships in which:

◾	the Company, or any of its subsidiaries, is, was or will be a participant;

◾	the aggregate amount involved exceeds, or may be expected to exceed, $120,000; and

◾	any related person has, had or will have a direct or indirect material interest.

A transaction, arrangement or relationship that is determined to be a related person transaction must be submitted to our Audit Committee for review, approval or ratification based on certain factors, including the following:

◾	the nature of the related person transaction and the terms of the related person transaction;

◾	the extent of the related person’s interest in the transaction;

◾	the business reasons for the Company to enter into the related person transaction;

◾	whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties;

◾	whether the terms are comparable to those generally available in arm’s-length transactions with unaffiliated third parties;

◾	whether the related person transaction is consistent with the best interests of the Company; and

◾

in the case of any related person transaction involving an outside director of the Company, the potential impact of such related person transaction on such outside director’s independence and the Company’s continued compliance with the requirements under the Exchange Act, NASDAQ rules, or other applicable rules, laws and regulations.

Transactions with Deutsche Telekom and Softbank

Certain of the related person transactions with Deutsche Telekom or its affiliates described below were not required to be approved in accordance with our current Related Person Transaction Policy because they were entered into prior to or in connection with the consummation of the Metro Combination, at which time Deutsche Telekom became a “related person” and our current Related Person Transaction Policy became effective.

Similarly, certain of the related person transactions with SoftBank or its affiliates described below were not required to be approved in accordance with our current Related Person Transaction Policy because they were entered into prior to the consummation of the Sprint Combination.

68	PROXY STATEMENT 2021 ⬛

Transactions with Related Persons and Approval

STOCKHOLDERS’ AGREEMENT

Pursuant to the Amended and Restated Stockholders’ Agreement we entered into with Deutsche Telekom and SoftBank upon closing of the Sprint Combination on April 1, 2020 (the “April 1 Stockholders’ Agreement”), we granted certain governance and other rights to Deutsche Telekom and SoftBank, and each of Deutsche Telekom and SoftBank agreed to certain restrictions. For a summary of the April 1 Stockholders’ Agreement, please refer to our definitive proxy statement for the 2020 Annual Meeting of Stockholders, filed with the SEC on April 21, 2020.

On June 22, 2020, in connection with the Master Framework Agreement (as described below under “—SoftBank Monetization”), we entered into the Stockholders’ Agreement with Deutsche Telekom and SoftBank, which amends and restates the April 1 Stockholders’ Agreement. In the Stockholders’ Agreement, SoftBank forfeited its governance rights (including consent rights and information rights); except that SoftBank retained (i) the right to designate one director to the Board if certain T-Mobile common stock ownership thresholds were met by SoftBank, which right has been terminated as a result of share dispositions in connection with the SoftBank Monetization (as defined under “—SoftBank Monetization”), and (ii) certain registration rights for so long as SoftBank holds at least 5% of the total outstanding common stock of the Company.

These rights and restrictions applicable to Deutsche Telekom and SoftBank under the Stockholders’ Agreement are further outlined below:

◾

Under the Stockholders’ Agreement, at all times when the sum of the collective voting percentage of Deutsche Telekom, SoftBank and Marcelo Claure is 50% or more, Deutsche Telekom can designate up to ten nominees for election to our Board. As noted above, as a result of share dispositions in connection with the SoftBank Monetization, SoftBank no longer meets the T-Mobile common stock ownership threshold to have any designation rights.

◾

Each committee of the Board shall include in its membership a number of Deutsche Telekom designees in proportion to the respective number of Deutsche Telekom designees on our Board, rounded to the nearest whole number, except to the extent such membership would violate applicable securities laws or stock exchange rules.

◾

So long as Deutsche Telekom beneficially owns 30% or more of the outstanding shares of our common stock, without Deutsche Telekom’s consent we are not permitted to take certain actions, including the incurrence of debt (excluding certain permitted debt) if our consolidated ratio of debt to cash flow for the most recently ended four full fiscal quarters for which financial statements are available would exceed 5.25 to 1.0 on a pro forma basis, the acquisition of any business, debt or equity interests, operations or assets of any person for consideration in excess of $1 billion, the sale of any of the Company’s or its subsidiaries’ divisions, businesses, operations or equity interests for consideration in excess of $1 billion, any change in the size of our Board, the issuances of equity securities in excess of 10% of our outstanding shares or for the purpose of redeeming or purchasing debt held by Deutsche Telekom, the repurchase or redemption of equity securities or the declaration of extraordinary or in-kind dividends or distributions other than on a pro rata basis, or the termination or hiring of our Chief Executive Officer.

◾

We must notify Deutsche Telekom any time it is reasonably likely that we will default on any indebtedness with a principal amount greater than $75 million, and Deutsche Telekom will have the right, but not the obligation, to provide us with new debt financing up to the amount of the indebtedness that is the subject of the potential default plus any applicable prepayment or other penalties, on the same terms and conditions as such indebtedness (together with any waiver of the potential default).

◾

As long as Deutsche Telekom beneficially owns 10% or more of the outstanding shares of our common stock, we must provide Deutsche Telekom with certain information and consultation rights, subject to certain confidentiality restrictions.

◾

Neither Deutsche Telekom nor SoftBank may support, enter into or vote in favor of any transaction in excess of $120,000 in the aggregate between or involving both us and Deutsche Telekom or SoftBank, as applicable, or any of its affiliates, or any amendment or modification to, extension or waiver of, or statement of work under, any such transaction, without the approval of our Audit Committee.

◾

In the event that Deutsche Telekom’s voting percentage would be reduced to less than 30% as a direct result of a dilutive issuance, Deutsche Telekom will have the right to acquire newly issued voting securities issued from us up to an amount that would cause Deutsche Telekom’s voting percentage to equal its voting percentage prior to the dilutive issuance.

◾

Deutsche Telekom, SoftBank and their respective affiliates are generally prohibited from acquiring our common stock if such acquisition would cause the voting percentage of Deutsche Telekom and SoftBank, taken together, to exceed 80.1% of the outstanding shares of our common stock unless they make an offer to acquire all of the then-remaining outstanding shares of our common stock at the same price and on the same terms and conditions as the proposed acquisition from all other stockholders of the Company, which is either (i) accepted or approved by the majority of the directors, which majority includes a majority of non-affiliated directors or (ii) accepted or approved by holders of a majority of our common stock held by stockholders other than Deutsche Telekom, SoftBank or their respective affiliates.

⬛ PROXY STATEMENT 2021	69

Transactions with Related Persons and Approval

◾

Each of Deutsche Telekom and SoftBank is prohibited (subject to certain exceptions, under the Stockholders’ Agreement, for transactions in connection with the SoftBank Monetization) from transferring any shares of the Company’s common stock in any transaction that would result in the transferee owning more than 30% of the outstanding shares of the Company’s common stock unless (i) such transfer is approved by the majority of the directors or (ii) such transferee offers to acquire all of the then-outstanding shares of the Company’s common stock at the same price and on the same terms and conditions as the proposed transfer.

◾

We have granted Deutsche Telekom and SoftBank certain demand and piggyback registration rights for shares of our common stock and debt securities beneficially owned by Deutsche Telekom or SoftBank, as applicable.

◾

Each of Deutsche Telekom’s and SoftBank’s ability to compete with the Company in the United States, Puerto Rico and the territories and protectorates of the United States is subject to certain restrictions during the period beginning on the date of the closing of the Sprint Combination and ending on the date that is six months after the date on which Deutsche Telekom or SoftBank, as applicable, beneficially owns less than 10% of the outstanding shares of the Company’s common stock. In addition, in the case of Deutsche Telekom, for the period that commenced at the closing of the Sprint Combination and expires on the first anniversary of the termination of the trademark license in accordance with its terms, or in the case of SoftBank, at any time after the closing of the Sprint Combination, Deutsche Telekom or SoftBank, as applicable, may not manufacture, market or distribute any products or services under, or use in any way, the trademark “T-Mobile” in connection with certain specified activities, other than by the Company and its affiliates in accordance with the terms of the trademark license. The trademark license is more fully described below.

◾

Except as otherwise provided therein, the Stockholders’ Agreement will terminate with respect to Deutsche Telekom or SoftBank, as applicable, at any time after which its voting percentage is less than 5%.

SOFTBANK INDEMNIFICATION

Pursuant to Amendment No 2. to the Business Combination Agreement related to the Sprint Combination (the “Sprint Business Combination Agreement”), by and among T-Mobile, Sprint, Deutsche Telekom, SoftBank and the other parties thereto, SoftBank agreed to indemnify the Company against certain specified matters and losses. In November 2020, we entered into a consent decree with the Federal Communications Commission to resolve certain matters relating to Sprint’s Lifeline program, which resulted in a payment of $200 million by SoftBank. We expect that any additional liabilities related to these indemnified matters would be indemnified and reimbursed by SoftBank.

SOFTBANK MONETIZATION

On June 22, 2020, the Company entered into a Master Framework Agreement (the “Master Framework Agreement”), by and among the Company, SoftBank, SoftBank Group Capital Ltd., a private limited company incorporated in England and Wales and a wholly owned subsidiary of SoftBank (“SBGC”), Delaware Project 4 L.L.C., a Delaware limited liability company and a wholly owned subsidiary of SoftBank, Project 6 LLC, Claure Mobile, Deutsche Telekom, and T-Mobile Agent LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“T-Mobile Agent”).

The Master Framework Agreement and related transactions were entered into to facilitate SoftBank’s previously announced decision to monetize a portion of the Company’s common stock held by SoftBank. As consideration for the Company’s facilitation of the SoftBank Monetization, the Independent Committee of the Board of Directors negotiated benefits for T-Mobile and its stockholders, including the following:

◾

the payment of a $300 million fee to the Company (the “T-Mobile Fee”) that became due and was paid upon the closing of the Public Equity Offering described below. In addition, SoftBank agreed to (i) reimburse all of the Company’s fees and expenses in connection with the transactions contemplated by the Master Framework Agreement and (ii) indemnify the Company, its subsidiaries and its controlling persons for certain claims arising out of the Company’s participation in these transactions and in connection with certain tax matters;

◾

the opportunity for stockholders not affiliated with the Company’s major stockholders to subscribe for shares of the Company’s common stock at the same price paid by purchasers in the Public Equity Offering. The Master Framework Agreement provided for the issuance of registered, transferable subscription rights (the “Rights Offering”) to purchase up to 19,750,000 shares of the Company’s common stock to the Company’s stockholders (other than SoftBank, Deutsche Telekom and Marcelo Claure and their respective affiliates, who agreed to waive their ability to exercise or transfer such rights). The stockholders received the right to purchase one share of common stock for every 20 shares of common stock they own at the same price per share ($103.00) as the common stock sold in the Public Equity Offering. The rights were delivered concurrently with the closing of the Public Equity Offering and were exercisable until July 27, 2020. Pursuant to the Rights Offering, subscribers purchased an aggregate of 19,750,000 shares of common stock; and

70	PROXY STATEMENT 2021 ⬛

Transactions with Related Persons and Approval

◾	the immediate forfeiture of certain governance rights (including consent rights and information rights), previously granted to SoftBank, as discussed above under “—Stockholders’ Agreement.”

In connection with the Master Framework Agreement, Deutsche Telekom waived the restriction on the transfer under the SoftBank Proxy Agreement with respect to 198,314,426 shares of our common stock held by SoftBank (the “Released Shares”). Under the terms of the Master Framework Agreement and the agreements contemplated thereby, SBGC sold the Released Shares to us, and we participated in the following transactions:

Public Equity Offering

On June 26, 2020, we completed a registered public offering of approximately 154.1 million shares of our common stock (the “Public Equity Offering”) at a price of $103.00 per share. The net proceeds of the Public Equity Offering were used to repurchase an equal number of issued and outstanding shares of our common stock from SBGC, pursuant to a Share Repurchase Agreement, dated as of June 22, 2020 (the “Share Repurchase Agreement”), between us and SBGC.

Mandatory Exchangeable Offering

Concurrent with the Public Equity Offering, we sold approximately 19.4 million shares of our common stock to a third-party trust. The net proceeds from the sale of shares to the trust were used to repurchase an equal number of issued and outstanding shares of our common stock from SBGC.

The trust issued mandatory exchangeable trust securities, which entitle holders to receive quarterly distributions from the trust and a final mandatory exchange price to be settled on June 1, 2023 (“Mandatory Exchangeable Offering”).

The trust was required to use a portion of the net proceeds from the Mandatory Exchangeable Offering to purchase U.S. Treasury securities, to fund quarterly distributions on the mandatory exchangeable trust securities, and the holders of the mandatory exchangeable trust securities will be entitled to a final mandatory exchange amount on June 1, 2023 that will depend on the daily volume-weighted average price of shares of our common stock.

The Company is not affiliated with the trust, did not retain any proceeds from the offering of the trust securities, and does not have an ongoing interest, economic or otherwise, in the trust securities.

Rights Offering

The Rights Offering Master Framework Agreement resulted in the sale of 19,750,000 shares of our common stock to our stockholders (other than SoftBank, Deutsche Telekom and Marcelo Claure and their respective affiliates, who agreed to waive their ability to exercise or transfer such rights). The subscription rights provided the stockholders the option to purchase one share of common stock for every 20 shares of common stock owned, at the same price per share as the common stock sold in the Public Equity Offering of $103.00 per share.

The Rights Offering exercise period expired on July 27, 2020. On August 3, 2020, the Rights Offering closed, resulting in the sale of 19,750,000 shares of our common stock. The net proceeds from the Rights Offering were used to purchase an equal number of shares from SBGC pursuant to the Share Repurchase Agreement.

Marcelo Claure

The Master Framework Agreement provided for the purchase of 5.0 million shares of our common stock by Marcelo Claure, a member of our board of directors, from us at the same price per share as the common stock sold in the Public Equity Offering of $103.00 per share.

Following receipt of the necessary regulatory approvals on July 16, 2020, the sale of shares to Marcelo Claure occurred simultaneously with our purchase of an equivalent number of shares from SBGC at the same price per share pursuant to the Share Repurchase Agreement.

Deutsche Telekom Call Options

In exchange for Deutsche Telekom consenting to the transfer of the Released Shares and as provided for in the Master Framework Agreement, Deutsche Telekom received direct and indirect call options over up to approximately 101.5 million shares of our common stock held by SBGC. The arrangement provided Deutsche Telekom with a fixed-price call option to purchase up to approximately 44.9 million shares at a price of $101.46 per share indirectly from SBGC through a back-to-back arrangement where (i) Deutsche Telekom could purchase such shares from us (the “DT Fixed-Price Call Option”) and (ii) we would fulfill our obligations under the DT Fixed-Price Call Option by simultaneously purchasing the same number of shares on the same economic terms from SBGC (the “T-Mobile Fixed-Price Call Option”). In addition, Deutsche Telekom has a floating-price call option to purchase up to approximately 56.6 million shares from SBGC directly.

⬛ PROXY STATEMENT 2021	71

Transactions with Related Persons and Approval

On October 6, 2020, we assigned our rights under the T-Mobile Fixed-Price Call Option to Deutsche Telekom and Deutsche Telekom terminated its right to purchase shares from us under the DT Fixed-Price Call Option.

DEUTSCHE TELEKOM TRADEMARK LICENSE AGREEMENT

In connection with the Metro Combination, we and Deutsche Telekom entered into a trademark license, pursuant to which we received (i) a limited, exclusive, non-revocable and royalty-bearing license to certain T-Mobile trademarks (including internet domains) for use in connection with telecommunications and broadband products and services in the United States, Puerto Rico and the territories and protectorates of the United States, (ii) a limited, non-exclusive, non-revocable and royalty-bearing license to use certain other trademarks for use in connection with telecommunications and broadband products and services in the United States, Puerto Rico and the territories and protectorates of the United States, and (iii) free of charge, the right to use the trademark “T-Mobile” as a name for the Company.

In 2020, we paid Deutsche Telekom royalties totaling approximately $82.7 million under the terms of the trademark license. On the fifth anniversary of the trademark license, the Company and Deutsche Telekom have agreed to adjust the royalty rate to the royalty rate found under similar licenses for trademarks in the field of wireless telecommunication, broadband and information products and services in the territory through a binding benchmarking process.

The Sprint Business Combination Agreement included a proposed “Amendment No. 1 to the License Agreement” by which the parties agreed to a new royalty rate for the ten-year period commencing January 1, 2019, which retroactively took effect upon the successful conclusion of the Sprint Combination on April 1, 2020. Under Amendment No. 1 to the License Agreement, we are obligated to pay Deutsche Telekom a royalty in an amount equal to 0.25% (the “royalty rate”) of the net revenue (as defined in the trademark license) generated by products and services sold by the Company under the licensed trademarks subject to a cap of $80 million per calendar year through December 31, 2028. The trademark license contains certain quality control requirements, branding guidelines and approval processes that the Company is obligated to maintain.

Deutsche Telekom is obligated to indemnify us against trademark infringement claims with respect to certain licensed T-Mobile marks and has the right (but not the obligation) to indemnify us against trademark infringement claims with respect to certain other licensed trademarks. If Deutsche Telekom chooses not to defend us against trademark infringement claims with respect to certain other licensed trademarks, we have the right to defend ourselves against such claims. We are obligated to indemnify Deutsche Telekom against third-party claims due to the Company’s advertising or anti-competitive use by the Company of the licensed trademarks. Except for indemnification obligations and intentional misconduct, the liability of the Company and Deutsche Telekom is limited to €1 million per calendar year.

We and Deutsche Telekom are obligated to negotiate a new trademark license when (i) Deutsche Telekom has 50% or less of the voting power of the outstanding shares of capital stock of the Company or (ii) any third-party owns or controls, directly or indirectly, 50% or more of the voting power of the outstanding shares of capital stock of the Company, or otherwise has the power to direct or cause the direction of the management and policies of the Company. If we and Deutsche Telekom fail to agree on a new trademark license, either we or Deutsche Telekom may terminate the trademark license and such termination shall be effective, in the case of clause (i) above, on the third anniversary after notice of termination and, in the case of clause (ii) above, on the second anniversary after notice of termination. We have the right to continue to sell products under the licensed trademarks for a period of 12 months after termination or expiration of the trademark license. Additionally, we have the right to continue to use advertising materials bearing the licensed trademarks for a period of up to six months after termination or expiration of the trademark license.

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DEUTSCHE TELEKOM FINANCING ARRANGEMENTS

During 2020, Deutsche Telekom held the T-Mobile USA senior notes described in the table below, which were issued from 2013 through 2018. The outstanding notes are T-Mobile USA’s unsecured obligations and are guaranteed on a senior unsecured basis by the Company and by all of T-Mobile USA’s wholly owned domestic restricted subsidiaries (other than certain designated special purpose entities, a reinsurance subsidiary and immaterial subsidiaries), all of T-Mobile USA’s restricted subsidiaries that guarantee certain of T-Mobile USA’s indebtedness and any future subsidiary of the Company that directly or indirectly owns any of T-Mobile USA’s equity interests. T-Mobile USA may, at its option, redeem some or all of these notes at any time on or after the dates set forth in the table below under “Earliest optional redemption” at the redemption price set forth in the governing indenture, or prior to such dates at a specified “make-whole” redemption price, plus accrued and unpaid interest to, but not including, the redemption date. In addition, prior to the dates set forth in the table below under “Optional redemption with equity proceeds,” T-Mobile USA may also redeem up to the percentage of the aggregate principal amount set forth in such column, at the redemption prices set forth in the governing indenture, with the net cash proceeds of certain sales of equity securities, including the sale of the Company’s common stock.

Series	Largest principal amount outstanding during 2020	Principal amount as of March 31, 2021	Interest payment dates	Maturity	Earliest optional redemption	Optional redemption with equity proceeds	Principal paid in 2020	Interest paid in 2020	Other amounts paid (or received) in 2020

5.300% Senior Notes due 2021[1]	$2,000,000,000	—	March 15 and September 15	March 15, 2021	March 15, 2018	Not applicable	$2,000,000,000	$57,711,111	$0

5.125% Senior Notes due 2025-1 (amended to mature 2021)[23]	$1,250,000,000	—	April 15 and October 15	April 15, 2021	April 15, 2020	Not applicable	$1,250,000,000	$46,089,410	$0

5.375% Senior Notes due 2027-1 (amended to mature 2022)[4]	$1,250,000,000	$1,250,000,000	April 15 and October 15	April 15, 2022	April 15, 2022	Not applicable	$0	$67,187,500	$0

4.000% Senior Notes due 2022-1	$1,000,000,000	$1,000,000,000	April 15 and October 15	April 15, 2022	March 16, 2022	Not applicable	$0	$40,000,000	$0

6.000% Senior Notes due 2024[5]	$2,000,000,000	—	April 15 and October 15	April 15, 2024	April 15, 2019	Not applicable	$2,000,000,000	$55,333,333	$0

4.500% Senior Notes due 2026-1	$1,000,000,000	$1,000,000,000	February 1 and August 1	February 1, 2026	February 1, 2021	Prior to February 1, 2021, up to 40%	$0	$45,000,000	$0

4.750% Senior Notes due 2028-1	$1,500,000,000	$1,500,000,000	February 1 and August 1	February 1, 2028	February 1, 2023	Prior to February 1, 2021, up to 40%	$0	$71,250,000	$0

1

Upon consummation of the Sprint Combination on April 1, 2020, pursuant to the Financing Matters Agreement, the 5.300% Senior Notes due 2021 were repurchased from Deutsche Telekom at a price of $2,004,711,111, equal to par plus accrued and unpaid interest on such notes to, but not including, April 1, 2020.

2

Effective immediately prior to the consummation of the Sprint Combination on April 1, 2020, the maturity date applicable to the 5.125% Senior Notes due 2025-1 was amended from April 15, 2025 to April 15, 2021. See “Transactions with Related Persons and Approval—Transactions with Deutsche Telekom and SoftBank—Financing Matters Agreement” for more information.

3	On June 24, 2020, pursuant to the Financing Matters Agreement, T-Mobile USA issued a notice of redemption, pursuant to which the 5.125% Senior Notes due 2025-1 were redeemed effective July 4, 2020.
4

Effective immediately prior to the consummation of the Sprint Combination on April 1, 2020, the maturity date applicable to the 5.375% Senior Notes due 2027-1 was amended from April 15, 2027 to April 15, 2022. See “Transactions with Related Persons and Approval—Transactions with Deutsche Telekom and SoftBank—Financing Matters Agreement” for more information.

5

Upon consummation of the Sprint Combination on April 1, 2020, pursuant to the Financing Matters Agreement, the 6.000% Senior Notes due 2024 were repurchased from Deutsche Telekom at a price of $2,055,333,333, equal to par plus accrued and unpaid interest on such notes to, but not including, April 1, 2020.

Each series of T-Mobile USA senior notes held by Deutsche Telekom was issued pursuant to an indenture (the “Indenture”), dated as of April 28, 2013, among T-Mobile USA, the Company, the other guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee. The Indenture, as amended and supplemented with respect to the notes, contains covenants that, among other things, restrict the ability of T-Mobile USA and its restricted subsidiaries to incur more debt, pay dividends and make distributions, make certain investments, repurchase stock, create liens or other encumbrances, enter into transactions with affiliates, enter into agreements that restrict dividends or distributions from subsidiaries, and merge, consolidate or sell, or otherwise dispose of, substantially all of their assets. The Indenture, as so amended and supplemented, also contains customary events of default. These covenants and events of default are subject to a number of important qualifications and exceptions, including certain customary baskets, exceptions and incurrence-based ratio tests.

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T-Mobile USA’s 4.000% Senior Notes due 2022-1, 6.000% Senior Notes due 2024, 5.125% Senior Notes due 2025-1 (amended to mature in 2021), 4.500% Senior Notes due 2026-1, 5.375% Senior Notes due 2027-1 (amended to mature in 2022) and 4.750% Senior Notes due 2028-1 held by Deutsche Telekom (collectively, the “Specified DT Notes”) have (or, in the case of notes that have been repurchased or redeemed, had) substantially the same terms and conditions as T-Mobile USA’s 4.000% Senior Notes due 2022, 6.000% Senior Notes due 2024, 5.125% Senior Notes due 2025, 4.500% Senior Notes due 2026, 5.375% Senior Notes due 2027 and 4.750% Senior Notes due 2028 issued in public offerings (collectively, the “Specified Public Notes”), as applicable, other than issue date, registration rights, CUSIP, and, with respect to T-Mobile USA’s 5.125% Senior Notes due 2021 and 5.375% Senior Notes due 2022, maturity. See “Transactions with Related Persons and Approval—Transactions with Deutsche Telekom and SoftBank—Financing Matters Agreement” for more information. If T-Mobile USA exercises its rights in respect of Specified Public Notes, T-Mobile USA has agreed to exercise the same rights under the corresponding Specified DT Notes on an equal and ratable basis.

Revolving Credit Facilities

On December 29, 2016, T-Mobile USA, the Company and the other guarantors party thereto entered into (i) a $1.0 billion senior unsecured revolving credit agreement with Deutsche Telekom, as administrative agent and lender (the “unsecured revolving credit facility”), and (ii) a $1.5 billion senior secured revolving credit agreement with Deutsche Telekom, as administrative agent, collateral agent and lender (the “secured revolving credit facility” and, together with the unsecured revolving credit facility, the “revolving credit facilities”).

Interest on outstanding borrowings and commitment fees under the revolving credit facilities are based on the Company’s leverage profile, which is determined on a quarterly basis in accordance with a debt to cash flow ratio. The interest rates on borrowings under the revolving credit facilities are the Eurodollar Rate (as defined in the revolving credit facilities), plus an applicable margin. The ranges of applicable margins payable under the secured revolving credit facility and the unsecured revolving credit facility are 1.05% to 1.80% and 2.05% to 3.05%, respectively. The ranges of undrawn commitment fees applicable to the secured revolving credit facility and the unsecured revolving credit facility are 0.25% to 0.45% and 0.20% to 0.575%, respectively.

The revolving credit facilities do not contain financial maintenance covenants and only contain certain limited covenants on the Company’s and T-Mobile USA’s (and certain of their subsidiaries’) ability to incur liens, sell assets and extend loans and/or guaranties. The revolving credit facilities also contain customary events of default.

If Deutsche Telekom ceases to own and control more than 50% of the voting stock of the Company, T-Mobile USA may draw any remaining capacity under the revolving credit facilities and (i) in the case of the secured revolving credit facility, at T-Mobile’s option, convert the outstanding loans to secured term debt and/or issue senior unsecured notes to Deutsche Telekom in satisfaction of outstanding loans under the secured revolving credit facility, in either case, with a tenor equal to the remaining tenor under the secured revolving credit facility, in an aggregate amount not to exceed the loans then outstanding under the secured revolving credit facility, and (ii) in the case of the unsecured revolving credit facility, issue senior unsecured notes to Deutsche Telekom in satisfaction of the outstanding loans under the unsecured revolving credit facility, with a tenor equal to the remaining tenor under the unsecured revolving credit facility in an aggregate amount not to exceed the loans then outstanding under the unsecured revolving credit facility.

The revolving credit facilities are guaranteed by the same entities that guarantee T-Mobile USA’s senior notes. The obligations of T-Mobile USA and the guarantors under the secured revolving credit facility are secured by a first priority lien on substantially all of T-Mobile USA’s and such guarantors’ assets, subject to certain exceptions. In addition, T-Mobile USA’s obligations under the secured revolving credit facility are subject to a first priority pledge of the equity interests of T-Mobile USA and substantially all of its direct and indirect subsidiaries, subject to certain exceptions.

On November 22, 2019, the termination date of the revolving credit facilities was extended to December 29, 2022.

In 2020, we paid to Deutsche Telekom commitment fees of approximately $1.8 million under the secured revolving credit facility and commitment fees of approximately $1.5 million under the unsecured revolving credit facility.

On April 1, 2020, in connection with the Sprint Combination and pursuant to the terms of the Financing Matters Agreement, T-Mobile USA terminated each of the secured revolving credit facility and unsecured revolving credit facility.

Secured Term Loans

On January 25, 2017, T-Mobile USA entered into a Second Incremental Facility Amendment among T-Mobile USA, as borrower, the Company, as a guarantor, the other guarantors party thereto, Deutsche Bank AG New York Branch (“DB”), as administrative agent, and Deutsche Telekom, as lender, which amended the existing Term Loan Credit Agreement, dated November 9, 2015, among T-Mobile USA, as borrower, the Company, as a guarantor, the other guarantors party thereto, DB, as administrative agent and Deutsche Telekom, as lender, as amended by that certain First Incremental Facility Amendment dated as of December 29, 2016, among the Company, T-Mobile USA, the other guarantors party thereto, DB, as administrative agent and Deutsche Telekom, as lender. Pursuant to the Second Incremental Facility Amendment, Deutsche Telekom agreed (i) to increase its incremental term loan

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commitment provided to T-Mobile USA under that certain First Incremental Facility Amendment dated as of December 29, 2016 from $660.0 million to $2.0 billion and (ii) to provide to T-Mobile USA an additional $2.0 billion incremental term loan commitment (collectively, the “secured term loan facility”).

The loans under the secured term loan facility were drawn in two tranches of $2.0 billion each on January 31, 2017, one of which matures on November 9, 2022, and one of which matures on January 31, 2024. The rates of interest on amounts borrowed under the secured term loan facility are based on, at the Company’s option, either LIBOR (subject to a 0% LIBOR floor) or an alternate base rate, plus a margin. The alternate base rate is the highest of (i) the prime rate of the administrative agent, (ii) the federal funds effective rate plus 0.50% and (iii) one-month adjusted LIBOR plus 1.00%. The loans under the secured term loan facility may be prepaid and terminated by T-Mobile USA at any time on any interest payment date without penalty or premium. The applicable margin payable on LIBOR indexed loans is 1.50% under the $2.0 billion incremental secured term loan maturing on November 9, 2022 and 1.75% under the $2.0 billion incremental secured term loan maturing on January 31, 2024.

The secured term loan facility contains certain covenants applicable to the Company and T-Mobile USA (and certain of their subsidiaries) with respect to dividends and other distributions, restrictions on subsidiary investments and distributions to T-Mobile USA and its restricted subsidiaries, indebtedness and guarantees, sales of certain assets, affiliate transactions, liens, acquisitions, consolidations and mergers, and changes in fiscal year. The secured term loan facility also contains customary events of default.

The secured term loan facilities have the benefit of guarantees from the same entities that are guarantors under T-Mobile USA’s senior notes. The obligations of T-Mobile USA and the guarantors under the secured term loan facility are secured by a first priority lien on substantially all of T-Mobile USA’s and such guarantors’ assets, subject to certain exceptions. In addition, T-Mobile USA’s obligations under the secured term loan facility are subject to a first priority pledge of the equity interests of T-Mobile USA and substantially all of its direct and indirect subsidiaries, subject to certain exceptions.

The secured term loan facilities include customary events of default.

In 2020, we paid to Deutsche Telekom approximately $4.0 billion in principal and $37.5 million in interest under the secured term loan facility.

On April 1, 2020, in connection with the Sprint Combination and pursuant to the terms of the Financing Matters Agreement, T-Mobile USA repaid all outstanding amounts owed under, and terminated, the secured term loan facility.

Financing Matters Agreement

In connection with the Sprint Business Combination Agreement, Deutsche Telekom and T-Mobile USA entered into a Financing Matters Agreement, dated as of April 29, 2018 (the “Financing Matters Agreement”). Pursuant to the Financing Matters Agreement, Deutsche Telekom, among other things, consented to the incurrence by T-Mobile USA of secured debt in connection with and after the consummation of the Sprint Combination, and agreed to refrain from selling T-Mobile USA’s 5.125% Senior Notes due 2025-1 or 5.375% Senior Notes due 2027-1 until the earlier of April 15, 2020 or the termination of the Sprint Business Combination Agreement. In addition, pursuant to the Financing Matters Agreement, Deutsche Telekom consented to amendments to T-Mobile USA’s outstanding notes held by Deutsche Telekom, effective immediately prior to the consummation of the Sprint Combination (i) permitting certain entities related to Sprint’s existing spectrum securitization notes program to be non-guarantor restricted subsidiaries, subject to certain conditions, (ii) amending the maturity date applicable to the 5.125% Senior Notes due 2025-1 from April 15, 2025 to April 15, 2021, (iii) amending the maturity date applicable to the 5.375% Senior Notes due 2027-1 from April 15, 2027 to April 15, 2022, and (iv) providing that T-Mobile USA shall be required to redeem 100% of the then-outstanding 5.125% Senior Notes due 2025-1 (amended to mature 2021) at par plus accrued and unpaid interest on any date that T-Mobile USA redeems or prepays any other notes or debt securities (other than T-Mobile USA notes held by Deutsche Telekom and outstanding as of April 29, 2018). Further, T-Mobile USA agreed, among other things, upon closing of the Sprint Combination, to repay and terminate the secured term loan facility and the revolving credit facilities, as well as to purchase its outstanding 5.300% Senior Notes due 2021 and 6.000% Senior Notes due 2024 at par plus accrued and unpaid interest.

In connection with receiving the consents, we paid to Deutsche Telekom $7.0 million during 2018. On April 1, 2020, upon consummation of the Sprint Combination, we made additional payments for consents to Deutsche Telekom of $13.1 million.

OTHER TRANSACTIONS WITH DEUTSCHE TELEKOM AND SOFTBANK ENTITIES

The related person transactions described below consist of ongoing arrangements under which the execution of transactions or the provision of services, and the payments related thereto, may vary from period to period or may only occur from time to time, depending on the circumstances of the parties involved and the terms of the applicable arrangements.

Management Agreement Between T-Systems and T-Mobile USA

The Management Agreement covers certain international multinational corporation (“MNC”) services that T-Systems International GmbH (“T-Systems”), a wholly owned subsidiary of Deutsche Telekom, provides to T-Mobile USA in the MNC segment. These services

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include sales, business development and account management services, marketing and bid management services, business strategy and information technology services, and business solicitation services aimed toward multinational enterprises. The Management Agreement may be terminated by either party on 12 months’ notice. During 2020, T-Mobile USA incurred approximately $0.4 million in expenses for T-Systems’ services under the Management Agreement.

Discount Agreements on Inter-Operator Tariffs

T-Mobile USA has entered into Discount Agreements on Inter-Operator Tariffs with certain Deutsche Telekom affiliates. The Discount Agreements establish a reciprocal discount scheme for roaming charges based on inter-operator tariffs to be paid by the Home Public Mobile Network operator to the Visited Public Mobile Network operator according to their respective international roaming agreements. The Discount Agreements had an initial term ending on December 31, 2016 with yearly or bi-annual renewal terms thereafter. During 2020, T-Mobile USA received approximately $0.4 million in net revenue and incurred approximately $1.4 million in net expenses for Deutsche Telekom’s and its affiliates’ services under the Discount Agreements.

Agreement on Commercial Roaming Broker Services Between Deutsche Telekom and T-Mobile USA

Under this agreement, Deutsche Telekom negotiates, for the benefit of certain of its wireless affiliates, including T-Mobile USA (“NatCos”), the terms of group roaming discount agreements with third-party network/service operators, or roaming partners. This agreement has an indefinite term, but by September 30 of each year, T-Mobile USA has the right to elect to participate or decline to participate under the broker arrangement for the following calendar year, and the parties negotiate the scope of roaming partners with which Deutsche Telekom is entitled to negotiate for T-Mobile USA’s benefit. If T-Mobile USA agrees to be a participating NatCo in a given calendar year, T-Mobile USA will receive and/or provide roaming services according to the terms of the group roaming discount agreements during such calendar year, and at the end of a specified settlement period, Deutsche Telekom will receive from, or make payments to, the roaming partners for T-Mobile USA and the other participating NatCos, pursuant to the payment terms of the roaming agreements. Intercompany payments are made between Deutsche Telekom and T-Mobile USA to settle any amounts due to, or owed by, T-Mobile for roaming services under the roaming agreements.

Deutsche Telekom may realize volume discounts for roaming services based on the NatCos’ participation in the group roaming discount agreements. Deutsche Telekom also allocates its commercial roaming costs, which consist of certain strategic and financial planning costs associated with roaming transactions, to the NatCos, including T-Mobile USA. During 2020, T-Mobile USA experienced an approximately $7.9 million increase in roaming revenues and experienced an approximately $5.4 million decrease in roaming expenses for roaming usage provided to, or delivered by, third-party operators under this agreement. In November 2020, T-Mobile USA elected to participate in the roaming broker arrangement for calendar year 2021.

Telecom Master Services Agreement

Pursuant to the Master Services Agreement, Deutsche Telekom North America, a wholly owned subsidiary of Deutsche Telekom, provides international long-distance and IP transit (internet connectivity) services to T-Mobile USA. The Master Services Agreement will remain in effect for so long as there remain statements of work pending.

During 2020, T-Mobile USA incurred approximately $47.8 million in expenses for Deutsche Telekom North America’s services under the Master Services Agreement.

Insurance Brokerage Services Provided by DeTeAssekuranz-Deutsche Telekom Assekuranz-Vermittlungsgesellschaft mbH (DeTeAssekuranz)

DeTeAssekuranz, a wholly owned subsidiary of Deutsche Telekom, provides certain insurance brokerage services for T-Mobile USA. During 2020, T-Mobile USA incurred approximately $8.0 million in expenses for DeTeAssekuranz’s services under this arrangement.

Services Agreement

In February 2015, T-Mobile entered into a Services Agreement effective as of January 1, 2014 with Deutsche Telekom pertaining to the provision by T-Mobile of certain financial, tax and accounting-related services to Deutsche Telekom and the payment by Deutsche Telekom for such services. The services related to certain operating and financial data and other information that Deutsche Telekom may request from T-Mobile. The agreement was further amended with updates to the fees and services schedule, and an extension to the term following the closing of the Sprint Combination. Pursuant to the Services Agreement, as amended, T-Mobile received approximately $6.3 million in revenues for such services in 2020.

Connected Solutions Agreement

In November 2016, T-Mobile entered into a Connected Car Agreement effective as of November 18, 2016 with Mojio, Inc. (“Mojio”), a company in which an affiliate of Deutsche Telekom at the time owned an approximately 14% equity interest. In December 2018, the Connected Car Agreement was further amended and restated in the form of a Master Agreement for Connected Solutions, effective

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December 20, 2018. The amended and restated agreement enables Mojio to provide cloud platform and software support to the Company for multiple connected device product lines, including the connected car service. During 2020, the Company incurred approximately $6.1 million in expenses under the arrangement. In addition, in connection with the amended and restated agreement, the Company invested an aggregate total of approximately $5.0 million in shares of Mojio’s Class B preferred stock, which was subsequently converted to shares of Mojio’s common stock. Concurrent with the purchase of Mojio’s Class B preferred stock, the Company entered into an amendment of the amended and restated agreement. The amendment provides that the Company will pre-pay to Mojio, on a calendar quarterly basis, the sum of $2.0 million, for monthly recurring charges (“MRC”) for subscribers to the connected car service. The pre-payment is subject to a quarterly true-up against actual MRC for each such quarter. The pre-payment period commenced on January 1, 2020, and continues through December 31, 2021, unless the Company exercises its right, commencing on February 26, 2021, to terminate the pre-payment. After termination or expiration of the pre-payment period, the Company’s payment of MRC reverts to monthly payment, in arrears.

Sprint International Wireline Agreements and Purchase Orders

Prior to the closing of the Sprint Combination, Sprint international entities entered into various wireline agreements and purchase orders with affiliates of Deutsche Telekom, including the Company, that provide for transport, co-location and peering arrangements to provide Sprint international wireline customers local access outside of the United States. These agreements continued following the closing of the Sprint Combination. In 2020, the Company received approximately $2.6 million in revenues and incurred approximately $3.1 million in expenses pursuant to these arrangements.

Brightstar Master Services Agreement and Related Statements of Work

On April 1, 2020 (the closing date of the Sprint Combination), T-Mobile and Brightstar US LLC (“Brightstar”), an affiliate of SoftBank, entered into a Master Services Agreement and certain statements of work (collectively, the “Brightstar Agreement”) under which Brightstar would provide T-Mobile with forward and reverse logistics services for handsets and other devices, support and services related to T-Mobile’s trade-in programs for used handsets and devices, and accessory sourcing and distribution services.

Brightstar historically provided substantially similar services to Sprint. T-Mobile has engaged Brightstar to perform these services for certain retail channels previously operated by Sprint during a transition period while the operations of T-Mobile and Sprint are being consolidated. The initial term of the Brightstar Agreement is for two years after the closing date of the Sprint Combination, through April 1, 2022. The forward logistics Statement of Work and the accessories Statement of Work under the Brightstar Agreement were terminated in November 2020. During 2020, the Company incurred approximately $116.4 million in expenses and received approximately $65.1 million in revenues under the arrangement.

Brightstar Prepaid Device Insurance Program Master Services Agreement

Prior to the closing of the Sprint Combination, Sprint and an affiliate of Brightstar were parties to a Prepaid Device Insurance Program Master Services Agreement whereby Brightstar provides insurance and extended warranty phone replacement services for Sprint’s prepaid subscribers. The agreement continued following the closing of the Sprint Combination. In 2020, the Company received approximately $14.8 million in revenues under the arrangement.

International Roaming Agreement

Prior to the closing of the Sprint Combination, Sprint and an affiliate of SoftBank were parties to an agreement pursuant to which each party allows the other party’s customers to roam on certain of its networks free of charge or to roam on certain networks at a discount rate. The agreement continued and was further amended following the closing of the Sprint Combination. In 2020, the total value of this agreement for Sprint was approximately $9.7 million, and the total value of this agreement for SoftBank was approximately $2.7 million. In addition, for the roaming services provided under the Roaming Agreement Addendum—Inter Operator Tariff Agreement for M2M Traffic, the Company received approximately $2.9 million in revenues and incurred approximately $2.9 million in expenses.

Joint Capacity Provisioning Agreement

Prior to the closing of the Sprint Combination, Sprint and an affiliate of SoftBank entered into a Joint Provisioning Capacity Agreement to make available to each other network resources in the Asia Pacific region and the United States. The agreement continued following the closing of the Sprint Combination. In 2020, Sprint provided SoftBank with services with a market value equal to approximately $0.9 million. Sprint’s cost to provide these services was approximately $398,000. In such period, SoftBank provided Sprint with services with a market value equal to approximately $1.5 million.

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Traffic Termination Agreement

Prior to the closing of the Sprint Combination, Sprint and an affiliate of SoftBank entered into a Traffic Termination Agreement, pursuant to which the parties set forth the rates for the exchange of traffic between the parties. The agreement continued following the closing of the Sprint Combination. In 2020, the Company received approximately $150,000 in revenues and incurred approximately $270,000 in expenses under this arrangement.

Tax Sharing Agreement

Prior to the closing of the Sprint Combination, Sprint, an affiliate of SoftBank and Brightstar entered into a Tax Sharing Agreement effective as of the taxable year ending March 31, 2016. The Tax Sharing Agreement governs the rights, responsibilities, and obligations of Sprint, the affiliate of SoftBank and Brightstar with respect to tax liabilities and benefits, entitlements to refunds, preparation of tax returns, tax contests and other tax matters regarding state income taxes. The agreement continued following the closing of the Sprint Combination. In 2020, the Company had a tax receivable of approximately $1.9 million due from SoftBank pursuant to the Tax Sharing Agreement.

Global Wholesale Wireline Master Services Agreement

Prior to the closing of the Sprint Combination, Sprint and an affiliate of SoftBank, and Brightstar entered into a Global Wholesale Wirelines Master Services Agreement, pursuant to which Sprint International Japan Corporation sells wireline wholesale services to SoftBank. The agreement continued following the closing of the Sprint Combination. In 2020, the Company received approximately $2.7 million in revenues and incurred approximately $0.4 million in expenses under this arrangement.

WeWork Membership Agreements

Prior to the closing of the Sprint Combination, Sprint and parties associated with WeWork, an affiliate of SoftBank, entered into various Membership Agreements, pursuant to which Sprint leased office spaces in Los Angeles, London, San Francisco and New York. The Membership Agreements continued following the closing of the Sprint Combination, with the membership agreements for the San Francisco and Los Angeles office spaces terminated in November 2020 and the membership agreement for the New York office space terminated in December 2020. In 2020, the Company incurred an aggregate of approximately $0.9 million in expenses under these Membership Agreements.

WeWork Service Agreements

Prior to the closing of the Spring Business Combination, Sprint and parties associated with WeWork, an affiliate of SoftBank, entered into a Master Service Agreement and a Master Software as a Service Agreement, pursuant to which WeWork provided Sprint turn-key design/manage services in connection with Building 6200 on Sprint’s Overland Park Campus in Kansas. The agreements continued following the closing of the Sprint Combination and expired in June 2020. In 2020, the Company incurred an aggregate of approximately $0.2 million in expenses under these arrangements.

Nexlink’s Participation in Auction

Nexlink Communications (“Nexlink”), an affiliate of SoftBank, historically participated in Sprint accessories auctions which included a number of unrelated bidders. In 2020, the Company received approximately $0.5 million in revenues and incurred approximately $1.6 million in expenses under this arrangement.

Nexlink National Direct Agreement

Following the closing of the Sprint Combination, the Company entered into a National Direct Agreement with Nexlink, pursuant to which Nexlink was authorized to market and sell the Company’s wireless services and equipment and activate additional lines of services. In 2020, the Company incurred approximately $1.4 million in expenses under this agreement.

Agoop Master Services Agreement

Prior to the closing of the Sprint Combination, Sprint and Agoop Corporation (“Agoop”), an affiliate of SoftBank, entered into a Master Services Agreement, pursuant to which Agoop provided expertise, personnel, professional, technical and project management and data analysis services to the Company. The agreement continued following the closing of the Sprint Combination through the end of 2020. In 2020, the Company incurred approximately $0.4 million in expenses under this Master Services Agreement.

InMobi Master Services Agreement

Prior to the closing of the Sprint Combination, Sprint and InMobi Pte. Ltd. (“InMobi”), an affiliate of SoftBank, entered into a Master Services Agreement, pursuant to which InMobi licenses data and provides certain distribution, mobile advertising and data services. The agreement continued following the closing of the Sprint Combination. In 2020, the Company received approximately $5.0 million in revenues and incurred approximately $2.6 million in expenses under this Master Services Agreement.

78	PROXY STATEMENT 2021 ⬛

Transactions with Related Persons and Approval

Arm Limited Master Purchase Agreement

Prior to the closing of the Sprint Combination, Sprint and Arm Limited (“Arm Limited”), an affiliate of SoftBank, entered into a Master Purchase Agreement, pursuant to which Arm Limited provided Sprint business units with a hosted solution for embedded SIM card. The agreement continued following the closing of the Sprint Combination. In 2020, the Company incurred approximately $150,000 in expenses under this arrangement.

Alto GSuite Arrangement

Prior to the closing of the Sprint Combination, Sprint and Alto Pharmaceuticals, an affiliate of SoftBank, entered into an arrangement pursuant to which Sprint provides services relating to Google business licenses. This arrangement continued following the closing of the Business Combination. In 2020, the Company incurred approximately $150,000 in expenses under this arrangement.

Wireless Services Agreements

Prior to the closing of the Sprint Combination, Sprint entered into agreements with SoftBank and several of its affiliates to provide wireless services. In 2020, the Company received approximately $2.8 million in revenues pursuant to these wireless services agreements.

Brightstar Puerto Rico Services Agreement

Prior to the closing of the Sprint Combination, T-Mobile entered into a Services Agreement with Brightstar Puerto Rico, Inc. (“Brightstar Puerto Rico”), an affiliate of SoftBank, pursuant to which Brightstar Puerto Rico served as the Company’s 3PL and operated part of the Company’s inventory distribution and logistics facilities in Puerto Rico. The agreement continued following the closing of the Sprint Combination. In 2020, the Company incurred approximately $2.8 million in expenses under this Services Agreement.

Trustonic Master Agreement

Prior to the closing of the Sprint Combination, T-Mobile entered into a Master Agreement with Trustonic Limited (“Trustonic”), an affiliate of SoftBank, pursuant to which Trustonic provided subscriber identify module card unlock technology and services to the Company. The agreement continued following the closing of the Sprint Combination. In 2020, the Company incurred approximately $0.4 million in expenses under this Master Agreement.

Lease Agreements

Prior to the closing of the Sprint Combination, T-Mobile entered into several store and cell site lease agreements with certain parties that are affiliates of SoftBank. These agreements continued following the closing of the Sprint Combination. In 2020, the Company incurred approximately $0.2 million in expenses under these lease agreements.

⬛ PROXY STATEMENT 2021	79

WHY DID I RECEIVE THESE MATERIALS?

As a holder of common stock of T-Mobile US, Inc. at the close of business on April 7, 2021, the record date, you are entitled to vote at the Annual Meeting. We are providing you with these proxy materials in connection with the solicitation of proxies by our Board to be used at the Annual Meeting. These proxy materials were first made available to our stockholders on or about April 21, 2021. This Proxy Statement describes the proposals to be voted on at the Annual Meeting by the holders of record of our common stock on the record date and includes information required to be disclosed to our stockholders.

HOW DO PROXIES WORK?

You may vote by authorizing the persons selected by us as your proxy to vote your shares at the Annual Meeting according to your instructions on the matters discussed in this Proxy Statement, and according to their discretion on any other business that may properly come before the Annual Meeting. We have designated two of our executive officers as proxies for the Annual Meeting: G. Michael Sievert and Peter Osvaldik.

WHO IS ENTITLED TO VOTE?

If you are a holder of record of our common stock as of the record date (April 7, 2021), you may vote your shares on the matters to be voted on at the Annual Meeting. You will receive only one proxy card for all the shares of common stock you hold in certificate and book-entry form.

If, as of the record date, you hold shares of our common stock in “street name”—that is, through an account with a bank, broker or other institution—you may direct the registered holder how to vote your shares at the Annual Meeting by following the instructions that you will receive from the registered holder.

HOW DO I VOTE?

By Internet. Go to www.proxyvote.com, available 24 hours a day, seven days a week, and follow the on-screen instructions to submit your proxy. You will need to have your proxy card available and use the Company number and account number shown on your proxy card to cast your vote. This method of voting will be available until 11:59 p.m. Eastern Daylight Time, or EDT, on June 2, 2021, or the date immediately before any date to which the Annual Meeting may be continued, adjourned or postponed.

By Mail. You may submit your proxy by mail by returning your executed proxy card. You should sign your proxy card using exactly the same name as appears on the card, date your proxy card and indicate your voting preference on each proposal. You should mail your proxy card in plenty of time to allow for delivery prior to the Annual Meeting. Proxy cards received after 8:00 a.m. Pacific Daylight Time on June 3, 2021 may not be considered unless the Annual Meeting is continued, adjourned or postponed and then only if such proxy cards are received before the date and time the continued, adjourned or postponed Annual Meeting is held.

By Phone. You also may submit your proxy by phone from the United States and Canada, using the toll-free number on the proxy card and the procedures and instructions described on the proxy card. Telephone voting will be considered at the Annual Meeting if completed prior to 11:59 p.m. EDT on June 2, 2021, or the date immediately before any date to which the Annual Meeting may be continued, adjourned or postponed.

At the Annual Meeting. You may also vote electronically at the virtual Annual Meeting. See “What do I need in order to virtually attend the Annual Meeting?” below.

HOW ARE THE VOTES RECORDED? WHAT IS THE EFFECT IF I DO NOT VOTE?

◾

If you are a registered holder and we receive a valid proxy card from you by mail or receive your vote by phone or internet, your shares will be voted by the named proxy holders as indicated in your voting preference selection.

◾

If you return your signed and dated proxy card without indicating your voting preference on one or more of the proposals to be considered at the Annual Meeting, or if you otherwise do not indicate your voting preference via phone or internet on one or more of the proposals to be considered at the Annual Meeting, your shares will be voted on the proposals for which you did not indicate your voting preference in accordance with the recommendations of the Board.

80	PROXY STATEMENT 2021 ⬛

Questions and Answers About the Annual Meeting and Voting

◾

If you hold your shares in street name and want your shares to be voted, you must instruct your broker, bank or other institution how to vote such shares. Absent your specific instructions, NASDAQ rules do not permit brokers and banks to vote your shares on a discretionary basis for non-routine corporate governance matters, such as the election of directors proposal (resulting in a “broker non-vote”), but your shares can be voted without your instructions on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm because this is considered a routine matter.

◾

If you indicate that you wish to withhold authority or abstain from voting on a proposal, your shares will not be voted and will have no direct effect on the outcome of that proposal. Your shares, however, will count toward the quorum necessary to hold the Annual Meeting.

Proposal	Recommended Vote	Vote Required	Withhold Votes/ Abstentions	Broker Non-Votes

1. Election of Directors	FOR	Plurality	No Effect	No Effect

2. Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2021	FOR	Majority*	No Effect	**

*

Under our bylaws, the ratification of the appointment of our independent registered public accounting firm is decided by the vote of a majority of the votes cast in person (virtually) or by proxy at the Annual Meeting by the holders of our shares of common stock entitled to vote thereon. Under this voting standard, this proposal will, be approved if a majority of the votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Neither abstentions nor broker non-votes will count as votes cast “FOR” or “AGAINST” the proposal. Therefore, abstentions and broker non-votes, if any, will have no direct effect on the outcome of the proposal.

**	Broker non-votes are not expected for this proposal.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

Yes. If you are a holder of record of our common stock, you may revoke your proxy at any time prior to the voting deadlines referred to in “How do I vote?” above by:

◾

delivering to our Corporate Secretary at our principal executive office located at 12920 SE 38th Street, Bellevue, Washington 98006, a written revocation prior to the date and time of the Annual Meeting;

◾	submitting another valid proxy card with a later date by mail;

◾	submitting another, later-dated proxy by phone or internet; or

◾	virtually attending the Annual Meeting and voting electronically.

Attendance the virtual Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in street name, you must contact your broker or other registered holder in order to revoke your previously submitted voting instructions. Such revocation should be made sufficiently in advance of the Annual Meeting to ensure that the revocation of the proxy card submitted by your registered holder is received by our Corporate Secretary prior to the date and time of the Annual Meeting.

WHAT IS REQUIRED FOR A QUORUM AT THE ANNUAL MEETING?

To transact business at the Annual Meeting, a majority of the shares of our common stock outstanding on the record date and entitled to vote at the Annual Meeting must be present, in person (virtually) or by proxy, at the Annual Meeting. If a quorum is not present at the Annual Meeting, no business can be transacted at that time, and the meeting will be continued, adjourned or postponed to a later date. On the record date, there were 1,246,808,967 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

A stockholder’s instruction to “withhold authority,” abstentions, and broker non-votes will be counted as present and entitled to vote at the Annual Meeting for purposes of determining a quorum.

WHAT DO I NEED IN ORDER TO VIRTUALLY ATTEND THE ANNUAL MEETING?

The Annual Meeting will again be held solely by means of remote communication, in a virtual only format. You will not be able to attend the Annual Meeting in person. You can virtually attend the Annual Meeting at the meeting time by visiting www.virtualshareholdermeeting.com/TMUS2021 and entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 8:00 a.m. PDT. Online check-in will begin at 7:45 a.m. PDT, and you should allow ample time for the online check-in procedures.

⬛ PROXY STATEMENT 2021	81

Questions and Answers About the Annual Meeting and Voting

WHO WILL TABULATE AND COUNT THE VOTES?

Representatives of Broadridge Financial Solutions will tabulate the votes and act as the Company’s Inspector of Elections.

WHERE CAN I FIND THE VOTING RESULTS FOR EACH PROPOSAL?

We will file a Current Report on Form 8-K within four business days after the Annual Meeting to announce the preliminary results of voting.

WHO BEARS THE COST OF THE PROXY SOLICITATION?

We will bear all of the costs of soliciting proxies, including the preparation, assembly, printing and distribution of all proxy materials. We also reimburse brokers, banks, fiduciaries, custodians and other institutions for their costs in forwarding the proxy materials to the beneficial owners or holders of our common stock. Our directors, officers and employees also may solicit proxies by mail, personally, by telephone, by email or by other appropriate means. No additional compensation will be paid to directors, officers or other employees for such services.

82	PROXY STATEMENT 2021 ⬛

Company Information

Our website contains the Company’s current Corporate Governance Guidelines, Director Selection Guideline, committee charters, Speak Up Policy (f.k.a. Whistleblower Protection Policy), Code of Business Conduct, Code of Ethics for Senior Financial Officers, Supplier Code of Conduct and SEC filings. You may view or download any of these documents free of charge on the Investor Relations section of our website at http://investor.t-mobile.com by selecting “Governance Documents” under the “Governance” tab. By selecting “SEC Filings” under the “Financials” tab, you will also find a copy of this Proxy Statement, a copy of the 2020 Annual Report to Stockholders, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and copies of the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain a copy of any of the above-listed documents, including the Company’s Annual Report on Form 10-K, upon request, free of charge, by sending a request in writing to the Company’s Investor Relations Department at T-Mobile US, Inc., 3655 131st Ave SE, Bellevue, WA 98006.

Duplicate Mailings (Householding)

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we may deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those stockholders that received a paper copy of proxy materials in the mail, one copy of this Proxy Statement and our 2020 Annual Report to Stockholders, to multiple stockholders who share the same address unless we have received contrary instructions from an affected stockholder.

If you received only one copy of this Proxy Statement and the 2020 Annual Report to Stockholders or Notice of Internet Availability of Proxy Materials and wish to receive a separate copy for each stockholder in your household, or if you wish to participate in householding, please contact Broadridge Financial Solutions, Inc. by calling toll free at (866) 540-7095 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York, NY 11717. We will promptly deliver, upon written or oral request to the address or telephone number above by stockholders at a shared address to which a single copy of the documents was delivered, a separate copy of the Proxy Statement and the 2020 Annual Report to Stockholders.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information on householding.

Stockholder Proposals for the 2022 Annual Meeting of Stockholders

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at our 2022 Annual Meeting of Stockholders. To be eligible for inclusion in our 2022 Proxy Statement under Rule 14a-8, your proposal must be received by us no later than the close of business on December 22, 2021, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, we reserve the right to omit from our Proxy Statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Business Proposals and Nominations Pursuant to Our Bylaws. Under our bylaws, in order to nominate a director or bring any other business before the stockholders at the 2022 Annual Meeting of Stockholders that will not be included in our Proxy Statement pursuant to Rule 14a-8, you must comply with the procedures and timing specifically described in our bylaws. In addition, assuming the date of the 2022 Annual Meeting of Stockholders is not more than 30 days before and not more than 60 days after the anniversary date of the 2021 Annual Meeting, you must notify us in writing, and such written notice must be delivered to our secretary no earlier than February 3, 2022, and no later than March 5, 2022.

A copy of our bylaws setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained free of charge from our Corporate Secretary at 12920 SE 38th Street, Bellevue, Washington 98006. A nomination or proposal that does not comply with the above procedures will be disregarded. Compliance with the above procedures does not require the Company to include the proposed nominee or proposal in the Company’s proxy solicitation material.

⬛ PROXY STATEMENT 2021	83

Other Information and Business

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of 10% or more of our outstanding common stock to file reports concerning their ownership (Form 3) and changes in ownership (Form 4 and Form 5) of Company equity securities with the SEC. Based solely upon our review of such reports submitted on EDGAR, the Company believes that one report by Matthew A. Staneff on August 20, 2020 relating to one transaction and one report by Deeanne King on March 26, 2021 relating to one transaction were not filed on a timely basis as required by Section 16(a) of the Exchange Act.

Other Business

Management does not know of any other items or business, other than those in the accompanying Notice of Annual Meeting of Stockholders, that may properly come before the Annual Meeting or other matters incident to the conduct of the Annual Meeting.

As to any other item or proposal that may properly come before the Annual Meeting, including voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

By Order of the Board of Directors,

David A. Miller

Executive Vice President, General Counsel and Secretary

84	PROXY STATEMENT 2021 ⬛

Appendix A

Reconciliation of Non-GAAP Financial Measures

Certain of the financial metrics applicable to the 2020 STIP described under “Executive Compensation—Analysis of Executive Officer Compensation” are non-GAAP financial measures. Below is a description of these non-GAAP financial measures.

“Adjusted EBITDA”: Earnings before interest expense, net of interest income, income tax expense, depreciation and amortization expense, non-cash stock-based compensation and certain income and expenses not reflective of T-Mobile’s ongoing operating performance such as merger-related costs, COVID-19-related costs and impairment expense.

Adjusted EBITDA is reconciled to Net income as follows:

	Quarter								Year Ended December 31,
(in millions)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2019	2020

Net income	$908	$939	$870	$751	$951	$110	$1,253	$750	$3,468	$3,064

Adjustments:

Income from discontinued operations, net of tax	—	—	—	—	—	(320)	—	—	—	(320)

Income from continuing operations	908	939	870	751	951	(210)	1,253	750	3,468	2,744

Interest expense	179	182	184	182	185	776	765	757	727	2,483

Interest expense to affiliates	109	101	100	98	99	63	44	41	408	247

Interest income	(8)	(4)	(5)	(7)	(12)	(6)	(3)	(8)	(24)	(29)

Other (income) expense, net	(7)	22	(3)	(4)	10	195	99	101	8	405

Income tax expense	295	301	325	214	306	2	407	71	1,135	786

Operating income	1,476	1,541	1,471	1,234	1,539	820	2,565	1,712	5,722	6,636

Depreciation and amortization	1,600	1,585	1,655	1,776	1,718	4,064	4,150	4,219	6,616	14,151

Operating income from discontinued operations[1]	—	—	—	—	—	432	—	—	—	432

Stock-based compensation[2]	93	111	108	111	123	139	125	129	423	516

Merger-related costs	113	222	159	126	143	798	288	686	620	1,915

COVID-19-related costs[3]	—	—	—	—	117	341	—	—	—	458

Impairment expense	—	—	—	—	—	418	—	—	—	418

Other, net[4]	2	2	3	(5)	25	5	1	—	2	31

Adjusted EBITDA	$3,284	$3,461	$3,396	$3,242	$3,665	$7,017	$7,129	$6,746	$13,383	$24,557

1

Following the acquisition of Sprint’s prepaid wireless business by DISH Network Corporation (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shenandoah Telecommunications Company and Swiftel Communications, Inc.), including customer accounts, inventory, contracts, intellectual property and certain other specified assets (the “Prepaid Transaction”), starting on July 1, 2020, we will provide MVNO services to DISH. We have included the operating income from discontinued operations in our determination of the Adjusted EBITDA to reflect contributions of the Prepaid Business that were replaced by the MVNO Agreement beginning on July 1, 2020 in order to enable management, analysts and investors to better assess ongoing operating performance and trends.

2

Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in the Condensed Consolidated Financial Statements. Additionally, certain stock-based compensation expenses associated with the Sprint Combination have been included in Merger-related costs.

3	Supplemental employee payroll, third-party commissions and cleaning-related COVID-19 costs were not significant for Q3 and Q4 2020.
4

Other, net may not agree to the Consolidated Statements of Comprehensive Income primarily due to certain non-routine operating activities, such as other special items that would not be expected to reoccur or are not reflective of T-Mobile’s ongoing operating performance, and are therefore excluded in Adjusted EBITDA.

Adjusted EBITDA is a non-GAAP financial measure utilized by T-Mobile’s management to monitor the financial performance of our operations. T-Mobile uses Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance, and as a benchmark to evaluate T-Mobile’s operating performance in comparison to its competitors. Management believes analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate overall operating performance and facilitate comparisons with other wireless communications services companies because it is indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of interest expense from financing, non-cash depreciation and amortization from capital investments, non-cash stock-based compensation, Sprint Combination-related costs including network decommissioning costs and incremental costs directly attributable to COVID-19 and impairment expense, as they are not indicative of T-Mobile’s ongoing operating performance, as well as certain other nonrecurring income and expenses. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for income from operations, net income or any other measure of financial performance reported in accordance with GAAP.

⬛ PROXY STATEMENT 2021	A-1

APPENDIX A

“Adjusted EBIT”: Adjusted EBITDA minus depreciation and amortization expense.

Adjusted EBIT is reconciled to net income as follows:

	Quarter								Year Ended December 31,
(in millions)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2019	2020

Net income	$908	$939	$870	$751	$951	$110	$1,253	$750	$3,468	$3,064

Adjustments:

Income from discontinued operations, net of tax	—	—	—	—	—	(320)	—	—	—	(320)

Income from continuing operations	908	939	870	751	951	(210)	1,253	750	3,468	2,744

Interest expense	179	182	184	182	185	776	765	757	727	2,483

Interest expense to affiliates	109	101	100	98	99	63	44	41	408	247

Interest income	(8)	(4)	(5)	(7)	(12)	(6)	(3)	(8)	(24)	(29)

Other (income) expense, net	(7)	22	(3)	(4)	10	195	99	101	8	405

Income tax expense	295	301	325	214	306	2	407	71	1,135	786

Operating income	1,476	1,541	1,471	1,234	1,539	820	2,565	1,712	5,722	6,636

Operating income from discontinued operations[1]	—	—	—	—	—	432	—	—	—	432

Stock-based compensation[2]	93	111	108	111	123	139	125	129	423	516

Merger-related costs	113	222	159	126	143	798	288	686	620	1,915

COVID-19-related costs[3]	—	—	—	—	117	341	—	—	—	458

Impairment expense	—	—	—	—	—	418	—	—	—	418

Other, net[4]	2	2	3	(5)	25	5	1	—	2	31

Adjusted EBIT	$1,684	$1,876	$1,741	$1,466	$1,947	$2,953	$2,979	$2,527	$6,767	$10,406

1

Following the Prepaid Transaction, starting on July 1, 2020, we will provide MVNO services to DISH. We have included the operating income from discontinued operations in our determination of the Adjusted EBITDA to reflect contributions of the Prepaid Business that will be replaced by the MVNO Agreement beginning on July 1, 2020 in order to enable management, analysts and investors to better assess ongoing operating performance and trends.

2

Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in the Condensed Consolidated Financial Statements. Additionally, certain stock-based compensation expenses associated with the Sprint Combination have been included in Merger-related costs.

3	Supplemental employee payroll, third-party commissions and cleaning-related COVID-19 costs were not significant for Q3 and Q4 2020.
4

Other, net may not agree to the Consolidated Statements of Comprehensive Income primarily due to certain non-routine operating activities, such as other special items that would not be expected to reoccur or are not reflective of T-Mobile’s ongoing operating performance, and are therefore excluded in Adjusted EBITDA.

Adjusted EBIT is a non-GAAP financial measure utilized by T-Mobile’s management to monitor financial performance of T-Mobile’s operations. T-Mobile uses Adjusted EBIT internally as a metric to evaluate and compensate its personnel and management for their performance. Adjusted EBIT has limitations as an analytical tool and should not be considered in isolation or as a substitute for income from operations, net income or any other measure of financial performance reported in accordance with GAAP.

“Operating Free Cash Flow”: Operating free cash flow is a non-GAAP financial measure as defined and used under the 2020 STIP. It is generally equal to Adjusted EBITDA (calculated using net income determined in accordance with IFRS, which is different from GAAP net income) further adjusted for the change in working capital assets and liabilities (other than those with Deutsche Telekom and its affiliates) and non-cash items included in Adjusted EBITDA, less cash paid for capital expenditures (other than spectrum licenses) and other non-recurring cash items that are not representative of normal ongoing operations.

A-2	PROXY STATEMENT 2021 ⬛

-T- MobileTM T-MOBILE US, INC. ATTN: BROADY HODDER 12920 SE 38TH STREET BELLEVUE, WA 98006 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on June 2, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TMUS2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on June 2, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D43560-P53666 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY T-MOBILE US, INC. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1.Election of Directors Nominees: 01) Marcelo Claure 02) Srikant M. Datar 03) Bavan M. Holloway 04) Timotheus Hottges 05) Christian P. Illek 06) Raphael Kubler 07) Thorsten Langheim 08) Dominique Leroy 09) G. Michael Sievert 10) Teresa A. Taylor 11) Omar Tazi 12) Kelvin R. Westbrook 13) Michael Wilkens The Board of Directors recommends you vote FOR proposal 2. 2. Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2021. NOTE: Consider any other business that is properly brought before the Annual Meeting or any continuation, adjournment or postponement of the Annual Meeting. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

2021 ANNUAL MEETING OF STOCKHOLDERS OF T-MOBILE US, INC. Thursday, June 3, 2021 8:00 A.M., Pacific Daylight Time Online only at www.virtualshareholdermeeting.com/TMUS2021 At the Annual Meeting, stockholders will vote upon the proposals outlined in the Notice of 2021 Annual Meeting of Stockholders of T-Mobile US, Inc. and any other business as may properly come before the Annual Meeting. We look forward to your participation. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D43561-P53666 T-MOBILE US, INC. Annual Meeting of Stockholders June 3, 2021 8:00 A.M., Pacific Daylight Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) G. Michael Sievert and Peter Osvaldik, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of T-MOBILE US, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 A.M. PDT on Thursday, June 3, 2021 virtually at www.virtualshareholdermeeting.com/TMUS2021. This proxy, when properly executed, will be voted in the manner directed herein and, in the proxyholders' discretion, upon any other business that properly comes before the meeting. If no direction is given, this proxy will be voted in accordance with the recommendation of the Board of Directors: FOR the election of the nominees to the Board and FOR Proposal 2. Continued and to be signed on reverse side